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EXHIBIT 4

METALS USA, INC. UNION 401(k) PLAN

BASIC PLAN DOCUMENT

AND

ADOPTION AGREEMENT
July 8, 2004

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS		11
1.01.	Accounts	11
1.02.	Adoption Agreement	11
1.03.	Affiliate	11
1.04.	Anniversary Date	11
1.05.	Annual Additions	11
	(a) In general	11
	(b) Medical accounts	11
1.06.	Authorized Absence	12
1.07.	Annual Limitation	12
1.08.	Beneficiary	12
1.09.	Break-in-Service	12
	(a) 1,000 Hours of Service Method	12
	(b) Elapsed Time Method	12
1.09(A)	Catch-up Contributions	12
1.10.	Code	12
1.11.	Compensation	12
	(a) In general	12
	(b) 415(c) Compensation	13
	(c) 414(q) Compensation	16
	(d) 414(s) Compensation	16
1.12.	Disability	16
1.13.	Discretionary Contributions	16
1.14.	Early Retirement Age	16
1.15.	Earned Income	16
1.16.	Effective Date	16
1.17.	Eligible Employee	16
1.18.	Employee	16
1.19.	Employer	17
1.20.	Employer Account	17
1.21.	Entry Date	17
1.22.	ERISA	17
1.23.	Family Member	17
1.24.	Fiduciary	17
1.25.	Five Percent Owner	17
1.26.	Forfeiture	17
1.27.	414(q) Compensation	18
1.28.	414(s) Compensation	18
1.29.	415(c) Compensation	18
1.30.	Highly Compensated Employee	18
1.31.	Highly Compensated Former Employee	19
1.32.	Highly Compensated Participant	19
1.33.	Hour of Service	19
	(a) In general	19
	(b) If no duties are performed	19
	(c) Back pay	20
	(d) Employment with Affiliates	20
	(e) Special rules for determining a Break-in-Service	20

	(f) Active military duty	20
	(g) Equivalency methods	20
1.34.	Investment Manager	21
1.35.	Key Employee	21
1.36.	Leased Employee	21
1.37.	Limitation Year	22
1.38.	Matching Contributions	22
1.39.	Maximum Permissible Amount	22
1.40.	Net Profits	22
1.41.	Nondeductible Employee Account	22
1.42.	Nondeductible Employee Contribution	22
1.43.	Nonhighly Compensated Participant	22
1.44.	Non-Key Employee	22
1.45.	Normal Retirement Age	22
1.46.	Owner-Employee	23
1.47.	Participant	23
	(a) Active Participant	23
	(b) Inactive Participant	23
	(c) Former Participant	23
1.48.	Plan	23
1.49.	Plan Year	23
1.50.	Predecessor Employee Account	23
1.51.	Predecessor Employer Account	23
1.52.	Protected Benefit(s)	24
	(a) Accrued benefit of any Participant	24
	(b) Early retirement benefits	24
	(c) Optional form of benefit	24
1.53.	Qualified Domestic Relations Order	24
1.54.	Qualified Nonelective Contributions	24
1.55.	Qualified Matching Contributions	24
1.56.	Rollover Account	25
1.57.	Rollover Contribution	25
1.58.	Salary Deferral Account	25
1.59.	Salary Deferral Election	25
1.60.	Self-employed Individual	25
1.61.	Separation from Service	25
1.62.	Service	26
1.62(a)	Severance from Employment	26
1.63.	Shareholder-employee	26
1.64.	Spouse or Surviving Spouse	26
1.65.	Top Paid Group	26
1.66.	Total Balance	27
1.67.	Trustee	27
1.68.	Trust Fund	27
1.69.	Valuation Date	27
1.70.	Vested Balance	27
1.71.	Year of Service	27
	(a) 1,000 Hours of Service Method	27
	(b) Elapsed Time Method	27
ARTICLE II. ELIGIBILITY AND PARTICIPATION		27
2.01.	Eligibility	27

2.02.	Eligibility Computation Periods		27
2.03.	Years of Service		28
2.04.	Commencement and Termination of Participation		28
	(a)	Application for Participation	28
	(b)	Effective Date of Participation	28
	(c)	Determination of Eligibility	28
	(d)	Forms for Participation	28
	(e)	Reemployment	29
	(f)	Termination of Eligibility	29
	(g)	Inclusion of an Ineligible Employee	29
	(h)	Omission of an Eligible Employee	29
2.05.	Acquisitions		29
	(a)	In general	29
	(b)	Entry Date	30
	(c)	Eligibility Requirements	30
2.06.	Employees Excluded From Participation		30
ARTICLE III. CONTRIBUTIONS			30
3.01.	Discretionary Contributions		30
	(a)	In general	30
	(b)	Contribution date	30
	(c)	Miscellaneous rules	30
3.02.	Salary Deferral Election		31
3.03.	Salary Deferral Agreement		31
	(a)	In general	31
	(b)	Governing rules	31
	(c)	Time of Payment of Salary Deferral Contributions	32
3.04.	Salary Deferral Agreement Limitations		32
	(a)	Employer's right to amend the Salary Deferral Agreement	32
	(b)	Determining taxable income	32
3.05.	Actual Deferral Percentage Test		32
	(a)	In general	32
	(b)	Definition of Actual Deferral Percentage	33
	(c)	Prior Year Testing or Current Year Testing Data	33
	(d)	Actual Deferral Percentage Test Safe Harbor Contributions	33
	(e)	Two or more cash or deferred plans	34
	(f)	Special rule for Highly Compensated Participants	34
3.05A.	Correction of Excess Contributions		35
	(a)	Determining Excess Contributions	35
	(b)	Applying Excess Contributions to Highly Compensated Participants	35
	(c)	Date when Excess Contributions are to be distributed	35
	(d)	Income allocable to Excess Contributions	36
	(e)	Spousal consent not required	36
	(f)	Coordination with Excess Deferrals	36
3.06.	Individual Limitation on Salary Deferral Contributions		36
	(a)	Elective Deferrals or Salary Deferrals	36
	(b)	Excess Deferrals or Excess Salary Deferrals	36
	(c)	Date when Excess Deferrals are to be distributed	37
	(d)	Designation of Excess Deferrals	37
	(e)	Income	37
	(f)	Lag period income	37
	(g)	Coordination with Excess Contributions	38

	(h)	Notification by Employee	38
3.07.	Matching Contributions		38
3.08.	Nondeductible Employee Contributions		38
	(a)	In general	38
	(b)	Recharacterization of Excess Contributions	38
3.09.	Actual Contribution Percentage Test		39
	(a)	In general	39
	(b)	Nondiscrimination Safe Harbor	39
	(c)	Corrections of Excess Aggregate Contributions	39
	(d)	Distribution of Excess Aggregate Contributions	40
	(e)	Income allocable to Excess Aggregate Contributions	40
	(f)	Coordination with other corrections	41
3.10.	Limitation of Multiple Use of Alternate Limit		41
	(a)	In general	41
	(b)	Aggregate Limit	41
3.11.	Qualified Nonelective and Matching Contributions		42
	(a)	Allocation of Qualified Nonelective Contributions	42
	(b)	Actual Deferral Percentage Test	42
	(c)	Actual Contribution Percentage Test	42
	(d)	Restrictions	42
	(e)	Return of Excess Contributions	43
	(f)	Employer Election.	43
3.12.	Rollover Contributions and Plan-to-Plan Transfers		43
	(a)	Rollovers	43
	(b)	Plan-to-Plan Transfers	43
	(c)	Rollover or Plan-to-Plan Transfer from Employer ESOP	43
3.13.	Return of Contributions		44
3.14.	Owner-Employee Provisions		44
3.15.	Other Nondiscrimination Requirements		44
3.16.	Qualified Military Service		44
3.17.	Catch-up Contributions		44
ARTICLE IV. PARTICIPANT ACCOUNTS AND ALLOCATIONS			44
4.01.	Establishment of Accounts		44
	(a)	Employer Matching Account	44
	(b)	Employer Discretionary Account	44
	(c)	Nondeductible Employee Account	45
	(d)	Unrelated Rollover Account	45
	(e)	Related Rollover Account	45
	(f)	Plan-to-Plan Transfer Account	45
	(g)	Salary Deferral Account	45
	(h)	Qualified Matching Contribution Account	45
	(i)	Qualified Nonelective Contribution Account	45
	(j)	Forfeiture Account	45
	(k)	Predecessor Employee Account	45
	(l)	Predecessor Employer Account	45
	(m)	Employer Account	45
	(n)	Rollover Account	45
4.02.	Accounting Procedure for Allocations		45
	(a)	In general	45
	(b)	Securities	46
	(c)	Insurance Contracts	46

4.03.	Allocation of Participant Contributions		46
	(a)	Nondeductible Employee Contributions	46
	(b)	Rollover Contributions	46
	(c)	Plan-to-Plan Transfers	46
4.04.	Allocation of Net Income or Net Loss		46
4.05.	Ascertainment of Net Income and Net Loss		47
4.06.	Allocation of Employer Contributions and Forfeitures		47
	(a)	Discretionary Contributions: Allocation in Proportion to Compensation	47
	(b)	Discretionary Contributions: Integrated Allocation	47
	(c)	Discretionary Contributions: Allocation Based on Cross-Testing	48
	(d)	Salary Deferral Contributions	49
	(e)	Matching Contributions	49
	(f)	Forfeitures	49
	(g)	Additional Allocations	50
ARTICLE V. LIMITATIONS ON ALLOCATIONS			51
5.01.	Participants Covered by this Plan Only		51
	(a)	In general	51
	(b)	Calculation of Maximum Permissible Amount	51
5.02.	More than One Plan		51
	(a)	Two or more defined contribution plans	51
	(b)	Defined benefit plans	52
	(c)	Defined benefit plan fraction	52
	(d)	Defined contribution plan fraction	53
	(e)	Top-heavy rule	54
	(f)	Limiting Annual Additions	54
	(g)	Other limitations	54
	(h)	Rules shall comply with Code section 415	54
5.03.	Adjustment for Excess Annual Additions		54
	(a)	Definition of Excess Amount	54
	(b)	Correction of Errors	54
	(c)	Definition of Annual Additions Suspense Account	55
	(d)	Plan may not distribute Excess Amounts	55
	(e)	Controlled group rules	55
ARTICLE VI. VESTING			56
6.01.	Employer Account Vesting Schedule		56
6.02.	Vesting Computation Method		56
	(a)	In general	56
	(b)	Change In Computation Period	56
6.03.	Years of Service		56
6.04.	Amendment of Vesting Schedule		56
	(a)	In general	56
	(b)	Election Period	57
6.05.	Other Accounts Fully Vested		57
ARTICLE VII. BENEFITS AND DISTRIBUTIONS			57
7.01.	Application of Provisions		57
7.02.	Normal Retirement Benefits		57
7.03.	Termination Benefit Prior to Normal Retirement		57
	(a)	General Rule	57
	(b)	Miscellaneous provisions	57
7.04.	Disability Benefits		58
	(a)	In general	58

	(b)	Determination of Disability	59
7.05.	Death Benefits		59
	(a)	Full Vesting	59
	(b)	Payable to Beneficiary	59
	(c)	Death after distribution of balance	59
	(d)	Death before distribution of balance	59
	(e)	Calculation of payments	60
	(f)	Payment to a child of the Participant	60
	(g)	Miscellaneous	60
7.06.	Certification of Separation from Service		60
7.07.	Commencement of Benefits		60
	(a)	In general	60
	(b)	Required minimum distributions	61
	(c)	Provisions take precedence	61
	(d)	Distribution commencement date	61
	(e)	Other rules	61
	(f)	Distributions Prior to 30 Day Period	62
7.08.	Settlement Options		62
	(a)	In general	62
	(b)	Plan Administrator Options	63
	(c)	Frequency of payments	63
7.09.	Transitional Rules		63
	(a)	In general	63
	(b)	Distribution upon death	63
	(c)	Method of distribution	63
	(d)	Method of distribution must satisfy Code section 401(a)(9)	63
7.10.	Presumption of Mental Competency		64
7.11.	Financial Hardship Withdrawals		64
	(a)	In general	64
	(b)	Deemed Financial Hardships	64
	(c)	Other Financial Hardships	65
	(d)	Other available resources	65
	(e)	Withdrawal deemed necessary to satisfy financial need	66
	(f)	Limitation on Amount Withdrawn	66
7.12.	Attainment of Age 59 1/2		66
7.13.	Other Withdrawals		66
	(a)(1)	Nondeductible Employee Account	66
	(a)(2)	Rollover Account	66
	(b)	Restrictions on Certain Contributions	66
	(c)	Matching and Discretionary Accounts	67
7.14.	Denial of a Request for Benefits		67
	(a)	Content of a denial	67
	(b)	Review procedure	68
	(c)	Review procedure for disability claims	69
	(d)	Content of a denial upon review	69
7.15.	Disputed Benefits		70
7.16.	Disputed Claims		70
7.17.	Qualified Domestic Relations Orders		70
	(a)	In general	70
	(b)	Withdrawal provisions	70
	(c)	Distribution provisions	71

	(d)	Beneficiary Designation	71
	(e)	Other restrictions	71
	(f)	Payment commencement date	71
	(g)	Alternate payee's death	71
	(h)	Miscellaneous	71
7.18.	Designation of Beneficiary		72
	(a)	Spouse is Beneficiary	72
	(b)	Beneficiary designation.	72
	(c)	Alternate payee	72
7.19.	Location of Beneficiary or Participant Unknown		73
7.20.	Distribution for Minor Beneficiary		73
7.21.	Rollover Distributions.		73
	(a)	Direct Rollovers	73
	(b)	Definitions	74
ARTICLE VIII. TOP HEAVY PLAN			74
8.01.	Definitions.		74
	(a)	Determination Date	74
	(b)	Permissive Aggregation Group	74
	(c)	Present Value of Accrued Benefits	75
	(d)	Required Aggregation Group	75
	(e)	Top-Heavy Plan Year	75
	(f)	Top-Heavy Ratio	75
8.02.	Determination of Top-Heavy and Super Top-Heavy Status		76
	(a)	Top-Heavy Status	76
	(b)	Super Top-Heavy Status	76
8.03.	Special Vesting Requirements		77
8.04.	Special Minimum Allocation Requirements		77
	(a)	In general	77
	(b)	Special Rules	77
8.05.	Special Multiple Plan Rules		78
	(a)	General rule	78
	(b)	Employees participating in only the defined benefit plan	78
	(c)	Employees participating in both plans	78
8.06.	Change from Top-Heavy Plan to Non Top-Heavy Plan		79
8.07.	Safe Harbor Contribution Plan		79
ARTICLE IX. PLAN ADMINISTRATOR			79
9.01.	Plan Administrator		79
9.02.	Signatures		79
9.03.	General Powers and Authority of Plan Administrator		79
	(a)	Plan Administrator is a Fiduciary	79
	(b)	Powers of Plan Administrator	79
9.04.	Uniform Administration		80
9.05.	Finality of Decision		80
9.06.	Self Interest of Participant		80
9.07.	Plan Records		80
9.08.	Bonding and Liability of Plan Administrator		80
9.09.	Reporting and Disclosure		80
9.10.	Power and Responsibilities of the Employer and Plan Sponsor		80
	(a)	Duties	80
	(b)	Power to appoint Trustee and Plan Administrator	80
	(c)	Funding policy method	80

	(d)	Service of legal process	82
	(e)	Performance reviews	82
9.11.	Payment of Expenses		82
ARTICLE X. PARTICIPANT DIRECTION OF INVESTMENTS			82
10.01.	Investment Options.		82
10.02.	Participant-Directed Investment Account		82
10.03.	Investment Direction		83
	(a)	Investment election	83
	(b)	Absence of affirmative direction	83
	(c)	Change of investment election	83
	(d)	Transfers between options	83
	(e)	Oral instructions	83
	(f)	Other restrictions	83
10.04.	Investment Direction—Employer Securities		84
	(a)	Definitions	84
	(b)	Investment Election—Employer Securities	84
	(c)	Proxy Voting—Employer Securities	84
	(d)	Tender Offers—Employer Securities	85
ARTICLE XI. PARTICIPANT LOANS			86
11.01.	Availability of Loans		86
11.02.	Loan Policy		86
11.03.	Loan Documents		87
ARTICLE XII. ADOPTION, TERMINATION AND RELATED MATTERS			87
12.01.	Adoption Agreement		87
12.02.	Right to Amend Reserved		87
	(a)	Right to Amend	87
	(b)	No Protected Benefit may be eliminated	87
12.03.	Limitations on Employer's Right to Amend		87
12.04.	Right to Terminate		88
12.05.	Suspension of Contributions		88
12.06.	Merger, Partial Merger, Consolidation, and Transfer of Assets		88
12.07.	Partial Termination		88
12.08.	Liquidation of the Trust Fund		89
	(a)	Continuing the Trust	89
	(b)	Liquidating the Trust	89
12.09.	Manner of Distribution		89
12.10.	No Reversion to Employers		89
	(a)	Deductibility	89
	(b)	Mistake of Fact	89
	(c)	Initial Qualification	89
	(d)	Other Allowable Provisions	89
12.11.	Determination of Returned Amount		90
ARTICLE XIII. PARTICIPATING EMPLOYERS			90
13.01.	Adoption By Other Employers		90
13.02.	Requirements of Participating Employers		90
	(a)	Trustee	90
	(b)	Trust Funds	90
	(c)	Transfers	90
	(d)	Participant rules	90
	(e)	Expenses	91
13.03.	Designation of Agent		91

13.04.	Employee Transfers	91
13.05.	Participating Employer's Contribution	91
	(a) In general	91
	(b) Contracts	91
13.06.	Amendment	91
13.07.	Discontinuance of Participation	92
13.08.	Plan Administrator's Authority	92
13.09.	Participating Employer's Contribution for Affiliate	92
ARTICLE XIV. MISCELLANEOUS PROVISIONS		92
14.01.	Named Fiduciaries and Allocation of Responsibility	92
14.02.	Nonalienability of Benefits	93
14.03.	Rights to Trust Assets	93
14.04.	No Diversion of Trust Fund	93
14.05.	Name and Address Change	93
14.06.	Plan Not an Employment Contract	93
14.07.	Controlling Law	93
14.08.	Severability	93
14.09.	Legal Action	94
14.10.	Employer's and Trustee's Protective Clause	94
14.11.	Insurer's Protective Clause	94
14.12.	Receipt and Release for Payments	94
14.13.	Action by the Employer	94
14.14.	Headings for Convenience	94
14.15.	Words Used	94
14.16.	Reference to Code or ERISA Sections	95
14.17.	Counterparts	95
APPENDIX A. JOINT AND SURVIVOR ANNUITY REQUIREMENTS		96

ARTICLE I. DEFINITIONS.

        The terms in this Plan shall have the meaning set forth in Article I, unless another meaning is clearly required:

        1.01.    Accounts    mean all of the following accounts which may be maintained for a Participant under the Plan: Salary Deferral Account, Nondeductible Employee Account, Rollover Account (subdivided into a Unrelated Rollover Account and a Related Rollover Account), Plan-to-Plan Transfer Account, Employer Discretionary Account (or Discretionary Account), Employer Matching Account (or Matching Account), Qualified Matching Contributions Account, Qualified Nonelective Contributions Account, Predecessor Employee Account and Predecessor Employer Account. The Accounts, maintained for each Participant, shall constitute a subtrust, even if the investments of a Participant's Account(s) are commingled with the investments of another Participant's Account(s). Accordingly, the Participant Account(s) of one Participant shall not be liable for liabilities incurred in the Participant Account(s) of another Participant. Accounts hereunder are for accounting purposes only and the segregation of Plan assets shall not be required. The Plan Administrator may establish such other Accounts as may be necessary to reflect the interest of any Participant, Former Participant, Beneficiary or alternate payee (as defined in Code section 414(p)) in the Plan.

        1.02.    Adoption Agreement    means the instrument signed by the Employer to adopt this Plan.

        1.03.    Affiliate    means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes the Employer; and a trade or business (whether or not incorporated) which is under common control (as defined in Code section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code section 414(o).

        1.04.    Anniversary Date    means the last day of the Plan Year.

        1.05.    Annual Additions    means:

          (a)    In general.    The sum of the following amounts allocated to a Participant's Accounts for a Limitation Year:

            (1)   Employer Contributions (including Salary Deferral Contributions, Employer Discretionary Contributions, and Employer Matching Contributions);

            (2)   Forfeitures;

            (3)   Nondeductible Employee Contributions; and

            (4)   except that for Limitation Years beginning prior to January 1, 1987, "the lesser of (A) Nondeductible Employee Contributions in excess of six percent (6%) of the Employee's 415(c) Compensation for the Limitation Year, or (B) one-half of the Employee's Nondeductible Employee Contributions," shall be substituted for subparagraph 1.05(a)(3).

          (b)    Medical accounts.    Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code section 416(i)(1)), maintained by the Employer, are treated as Annual Additions to a defined contribution plan.

        1.06.    Authorized Absence    means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

        1.07.    Annual Limitation,    see Section 1.11(a).

        1.08.    Beneficiary    means an individual, or trustee of a trust for the benefit of an individual, or an estate, as may be determined in connection with the provisions of the Plan.

        1.09.    Break-in-Service    shall have one of the following meanings, as set forth in the Adoption Agreement:

          (a)    1,000 Hours of Service Method    means the applicable computation period during which an Employee has not completed more than 500 Hours of Service. Further, solely for the purposes of determining whether a Participant has incurred a one-year Break-in-Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence" as described in Plan Section 1.33(e). Years of Service and one-year Breaks-in-Service shall be measured on the same computation period.

          (b)    Elapsed Time Method    means the applicable computation period of 12 consecutive months during which an Employee is not employed by the Employer due to a Separation from Service. Further, solely for the purposes of determining whether a Participant has incurred a one-year Break-in-Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and one-year Breaks-in-Service shall be measured on the same computation period. A Break-in-Service is a period of severance of at least 12 consecutive months. A period of severance is a continuous period of time during which the Employee is not credited with at least one Hour of Service. Such period begins on the date the Employee retires, quits, or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from Service.

          In the case of an individual who is absent from work for maternity or paternity reasons, the 12 consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break-in-Service. For purposes of this Section 1.09(b), an absence from work for maternity or paternity reasons means an absence by reason of the: (1) pregnancy of the individual; (2) birth of a child of the individual; (3) placement of a child with the individual in connection with the adoption of such child by such individual; or (4) care of such child for a period beginning immediately following such birth or placement.

          Notwithstanding any provision of this Plan to the contrary, contributions, benefits and Service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

        1.09(A)    Catch-up Contributions    means contributions made by a Participant, who has attained age 50 before the close of the calendar Year, in accordance with, and subject to the limitations of, section 414(v) of the Code.

        1.10.    Code    means the Internal Revenue Code of 1986, as it may be amended from time to time.

        1.11.    Compensation.

          (a)    In general.    Compensation has several different definitions in order to comply with the Code, and such definitions are set forth below. All definitions are subject to the following provisions:

            In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 2002, the annual Compensation, of each Employee, taken into account under the Plan shall not exceed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") annual compensation limit. The EGTRRA annual compensation limit shall be $200,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the EGTRRA annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

            For Plan Years beginning on or after January 1, 2002, any reference in the Plan to the limitation under Code section 401(a)(17) shall mean the EGTRRA annual compensation limit set forth in this provision.

            If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period shall be subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 2002, the OBRA '93 annual compensation limit shall be $150,000.

              (1)   Annual Limitation. For Plan Years beginning prior to January 1, 2002, a Participant's annual Compensation that may be taken into account for all purposes under this Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit shall be $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code section 401(a)(17)(B). Compensation in excess of the OBRA '93 limit shall be disregarded.

              For Plan Years beginning prior to January 1, 1994, a Participant's annual Compensation that may be taken into account for all purposes under this Plan is subject to the Annual Limitation. Annual Limitation means $200,000, as adjusted annually by the Commissioner. Compensation in excess of the Annual Limitation shall be disregarded.

              Contributions allocated or benefits accrued under this Plan for Plan Years prior to January 1, 1989, are not subject to the Annual Limitation, except for Top-Heavy Plan Years. For Top-Heavy Plan Years prior to January 1, 1989, the Annual Limitation is $200,000.

              (2)   De minimis accrued Compensation. An Employer may include in all definitions of Compensation amounts earned but not paid in a year because of the timing of pay periods and pay days if these amounts are paid during the first few weeks of the next year, the amounts are included on a uniform and consistent basis with respect to all similarly situated employees, and no Compensation is included in more than one limitation period. No formal election is required to include the accrued Compensation permitted under this de minimis rule.

          (b)    415(c) Compensation    means:

          (1)   The Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a nonaccountable plan (as described in section 1.62-2(c) of the Treasury Regulations)).

          (2)   In the case of a Participant who is self-employed, i.e., is an employee within the meaning of Code section 401(c)(1) and the Regulations thereunder, the Participant's Earned Income.

          (3)   Amounts described in Code section 104(a), but only to the extent that these amounts are includible in the gross income of the Employee.

          (4)   Amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that these amounts are not deductible by the Employee under Code section 217.

          (5)   The value of a non-qualified stock option granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted.

          (6)   The amount includible in the gross income of an Employee upon making the election described in Code section 83(b).

          (7)   Compensation includes foreign earned income (as defined in Code section 911(b)), whether or not excludible from gross income under Code section 911.

          (8)   For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this provision, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year.

          (9)   For Limitation Years beginning after December 31, 1997, the 415(c) Compensation definition shall include any elective deferrals (as defined in Code section 402(g)(3)) paid or made available during such Limitation Year, any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code section 125 or 457, and any amount that is considered to be deemed Code section 125 compensation. An amount shall be deemed Code section 125 compensation if such amount is not available to a Participant in cash in lieu of group health coverage because such Participant is unable to certify that he has other health coverage.

          (10) For Limitation Years beginning on or after January 1, 2001, 415(c) Compensation shall include elective amounts that are not includible in the gross income of the Employee by reason of Code section 132(f)(4).

          (11)    415(c) Compensation    does not include items such as:

            (A)  Contributions made by the Employer to a Plan of deferred compensation to the extent that, before the application of the Code section 415 limitations to that Plan, the contributions are not includible in the gross income of the Employee for the taxable year in which contributed, including Salary Deferral Contributions to this Plan. In addition, Employer Contributions made on behalf of an Employee to a Simplified Employee Pension Plan described in Code section 408(k) are not considered as compensation for the taxable year in which contributed to the extent such contributions are deductible by the Employee under Code section 219(b). Additionally, any distributions from a plan of deferred compensation are not considered as 415(c) Compensation, regardless of whether such amounts are includible in the gross income of the employee when distributed. However, any amounts received by an Employee pursuant to an unfunded non-qualified plan will be considered as 415(c) Compensation in the year such amounts are includible in the gross income of the Employee.

            (B)  Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (as described in Code section 83 and the regulations thereunder).

            (C)  Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

            (D)  Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code section 403(b) (whether or not the contributions are actually excludible from the gross income of the Employee).

          (12)    Alternative definitions of 415(c) Compensation.    In lieu of defining 415(c) Compensation as above, and if so specified in the Adoption Agreement, the Plan may define 415(c) Compensation using one of the following definitions used for employment tax purposes, as modified herein, except for Employees who are self-employed within the meaning of Code section 401(c)(1).

          For Limitation Years beginning after December 31, 1997, the 415(c) Compensation definition shall include any elective deferral (as defined in Code section 402(g)(3)) paid or made available during such Limitation Year, any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code section 125 or 457, and any amount that is considered to be deemed Code section 125 compensation. An amount shall be deemed Code section 125 compensation if such amount is not available to a Participant in cash in lieu of group health coverage because such Participant is unable to certify that he or she has other health coverage. For Limitation Years beginning on or after January 1, 2001, 415(c) Compensation shall include elective amounts that are not includible in the gross income of the Employee by reason of Code section 132(f)(4).

            (A)  Wages, Tips and Other Compensation Box on Form W-2 (Code sections 6041 and 6051 wages). 415(c) Compensation is defined as wages within the meaning of Code section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d) and 6051(a)(3), except the following amounts shall be excluded unless otherwise stated in the Adoption Agreement: amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee under Code section 217. 415(c) Compensation under this alternative definition must be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)).

            (B)  Code section 3401(a) wages. 415(c) Compensation is defined as wages within the meaning of Code section 3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)).

            (C)  Section 3121 wages. 415(c) Compensation is defined as wages within the meaning of Code section 3121(a), for purposes of calculating Social Security taxes, but determined without regard to the wage base limitation in Code section 3121(a)(1), the limitations on the exclusions from wages in Code section 3121(a)(5)(C) and (D) for elective contributions and payments by reason of salary deferral agreements, the special rules in Code section 3121(v), any rules that limit covered employment based on the type or location of an Employee's Employer, and any rules that limit remuneration included in wages based on familial relationship or based on the nature or location of the employment or the services (such as the exceptions to the definition of employment in Code section 3121(b)(1) through (20)).

          (c)    414(q) Compensation    means for Limitation Years beginning before January 1, 1998, 415(c) Compensation without regard to Code sections 125, 402(e)(3), and 402(h)(1)(B) and, in the case of employer contributions made pursuant to a salary deferral agreement, without regard to Code section 403(b). 414(q) Compensation includes elective or salary reduction contributions to a cafeteria plan, a cash or deferred arrangement or a tax-sheltered annuity, including Salary Deferral Contributions to this Plan.

          For Limitation Years beginning after December 31, 1997, 414(q) Compensation means 415(c) Compensation.

          (d)    414(s) Compensation    for purposes of nondiscrimination testing hereunder, means compensation as defined in Code section 414(s) and the Treasury regulations thereunder, as elected by the Employer from time to time from the various options available under such regulations, and pursuant to any rules and requirements as may be set forth in such regulations. To the extent permissible under such regulations, the Employer may use different definitions of 414(s) Compensation (i) for different nondiscrimination tests in the same Plan Year, and (ii) for the same nondiscrimination test from year to year. At the discretion of the Employer, 414(s) Compensation may be limited to that compensation earned while an Employee is a Participant, as permitted by law.

        1.12.    Disability    means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration.

        1.13.    Discretionary Contributions    means contributions which the Employer makes to the Plan for the benefit of Participants, which is not a Salary Deferral or a Matching Contribution. All Discretionary Contributions for a Plan Year shall be contributed to the Trustee by the date prescribed by law (including extension thereof) for filing the Employer's federal income tax return for its taxable year ending with or within such Plan Year.

        1.14.    Early Retirement Age    shall be age 55, unless otherwise specified in the Adoption Agreement, and means the earliest date on which a Participant who has Separated from Service with the Employer can elect to receive Normal Retirement Benefits (as outlined in Section 7.02).

        1.15.    Earned Income    means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings shall be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Code section 404. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code section 164(f) for taxable years beginning after December 31, 1989.

        1.16.    Effective Date    means the date as of which the Plan is first made effective with respect to an Employer (not earlier than the first day of the first Plan Year), and which is set forth in the Adoption Agreement. For Employers who adopt this Plan as an amendment and restatement of a prior plan, such amendment and restatement shall be effective as provided for in the Adoption Agreement.

        1.17.    Eligible Employee    means an Employee who at any time has met the requirements of the Plan for participation in the Plan.

        1.18.    Employee    means any person who is employed by the Employer or affiliated Employer, but excludes any person who is: (1) an independent contractor; or (2) any individual who performs service for the Employer who has been classified by the Employer as an independent contractor, a subcontractor or in any other capacity not within the traditional common-law meaning of the term "Employee," even if such individual is later re-classified either by the Internal Revenue Service or any court of competent jurisdiction as a common-law Employee. The term Employee shall include any Leased Employee deemed to be Employee of the Employer or affiliated Employer as provided in Code section 414(n) or (o) except to the extent such Leased Employees may be excluded under the provisions of Section 1.36, in any event, however, such Leased Employees shall only be included for the purposes of Code section 410(b).

        1.19.    Employer    means any corporation, professional corporation, professional association, partnership, S corporation, sole proprietorship or unincorporated business which shall adopt this Plan and any successor organization which may succeed to its business and which may elect to continue the Plan. In the case of a group of employers which are Affiliates, all such employers shall be considered a single Employer for purposes of establishing the Maximum Permissible Amount. "Employer" shall include Participating Employers (as defined in Section 13.01) unless the context requires otherwise.

        1.20.    Employer Account    means the combined individual Accounts of a Participant consisting of any Matching Contributions and any Discretionary Contributions made to the Plan on behalf of the Participant, including income, expenses, gains, losses, and Forfeitures attributable thereto.

        1.21.    Entry Date    means the date or dates specified in the Adoption Agreement; or, in the case of a business which becomes an Employer because of an acquisition by the Plan Sponsor, the Plan Administrator, in his sole discretion, may set an additional Entry Date so that the eligible Employees of said business may become Participants in the Plan in accordance with Section 2.05.

        1.22.    ERISA    means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

        1.23.    Family Member    means, with respect to an affected Participant, such Participant's Spouse, such Participant's lineal descendants and ascendants and their Spouses, all as described in Code section 414(q)(6)(B) prior to its repeal in the Small Business Job Protection Act of 1996, which repeal was effective for Plan Years beginning after December 31, 1996.

        1.24.    Fiduciary    means any person who (a) exercises any discretionary authority or discretionary control respecting the management of the Plan or exercises any authority or control respecting management or the disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Plan Administrator.

        1.25.    Five Percent Owner    means any person who owns (or is considered as owning within the meaning of Code section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer, or in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining the percentage of ownership hereunder, employers that would otherwise be aggregated under Code section 414(b), (c), or (m) shall be treated as separate employers.

        1.26.    Forfeiture    means that portion of a Participant's Employer Account that is not vested, and occurs on the earlier of:

          (a)   the distribution of a Former Participant's Vested Balance; or

          (b)   the last day of the Plan Year in which the Participant incurs five (5) consecutive one-year Breaks-in-Service.

          Furthermore, for purposes of paragraph (a) above, in the case of a Participant Separated from Service whose Vested Balance is zero, said Participant shall be deemed to have received a distribution of his Vested Balance upon his Separation from Service. Restoration of such amounts shall occur pursuant to Section 7.03(b)(4). In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

          Such nonvested amounts and such other amounts treated as forfeited shall be Forfeitures and shall be treated in accordance with Section 7.03(a).

        1.27.    414(q) Compensation,    see Section 1.11(c).

        1.28.    414(s) Compensation,    see Section 1.11(d).

        1.29.    415(c) Compensation,    see Section 1.11(b).

        1.30.    Highly Compensated Employee    effective January 1, 1997, means an Employee described in Code section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

          (a)   Employees who at any time during the determination year or the look-back year were Five Percent Owners.

          (b)   Employees who received 414(q) Compensation during the look-back year in excess of $80,000 (as adjusted at the same time and in the same manner as under Code section 415(d), except that the base period is the calendar quarter ending September 30, 1996).

          (c)   If so specified in the Adoption Agreement, at the Employer's election, Employees considered in Section 1.30(b) above may be limited to Employees in the Top-Paid Group during the look-back year.

          (d)   For purposes of this Section 1.30 the "determination year" shall be the Plan Year for which testing is being performed, and the "look-back year" shall be the immediately preceding twelve-month period. The Employer may make a calendar year data election, under which election the look-back year shall be the calendar year beginning with or within the look-back year. Pursuant to Notice 97-45, the calendar year data election may not be used to determine whether an Employee is a Highly Compensated Employee under Section 1.30(a) above.

          (e)   A Top-Paid Group election under Section 1.30(c) and a calendar year data election under Section 1.30(d) must be applied consistently to the determination year of all plans of the Employer, except that the consistency requirement will not apply to determination years beginning with or within the 1997 calendar year, and for determination years beginning on or after January 1, 1998, and before January 1, 2000, satisfaction of the consistency requirement is determined without regard to any nonretirement plans of the Employer.

          (f)    The dollar threshold amounts specified in 1.30(b) above shall be adjusted at such time and in such manner as is provided in Code section 415(d) and the applicable Treasury Regulations.

          (g)   In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single Employer and Leased Employees within the meaning of Code sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated

  Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

          (h)   With respect to any Plan Year commencing prior to January 1, 1997, Highly Compensated Employee means an active Employee if, at any time during the Plan Year or the immediately preceding Plan Year, such active Employee:

            (1)   was a Five Percent Owner of the Employer;

            (2)   received 414(q) Compensation from the Employer in excess of $75,000 (as adjusted by section 415(d) of the Code);

            (3)   received 414(q) Compensation from the Employer in excess of $50,000 (as adjusted by section 415(d) of the Code) and was a member of the Top Paid Group of Employees during the same Plan Year; or

            (4)   received 414(q) Compensation from the Employer in excess of fifty percent (50%) of the limit in effect for such Plan Year under section 415(b)(1)(A) of the Code and was at any time an officer of the Employer.

            If an Employee is not described in (2), (3) or (4) above for the Plan Year immediately preceding the Plan Year for which the determination of Highly Compensated Employee is made, he shall not be considered a Highly Compensated Employee for the determination year unless he is a member of the group consisting of the 100 Employees paid the greatest Highly Compensated Employee Compensation during the Plan Year for which the determination is being made.

        1.31.    Highly Compensated Former Employee    means a former Employee who Separated from Service (or was deemed to have separated) prior to the "determination year," performed no Service for the Employer during the determination year, and was a Highly Compensated Employee in the year of Separation from Service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who Separated from Service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received 414(q) Compensation in excess of $50,000 or was a Five Percent Owner. For purposes of this Section, "determination year" shall be determined in accordance with Section 1.30. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the 414(q) Compensation definition is applicable.

        1.32.    Highly Compensated Participant    means any Highly Compensated Employee who is a Participant.

        1.33.    Hour of Service    means:

          (a)    In general.    Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the Plan Year in which the duties are performed.

          (b)    If no duties are performed.    Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty, or Authorized Absence. No more than 501 Hours of Service shall be credited under this subsection (b) for a single continuous period, which may extend over more than one computation period or Plan Year. An Employee is not credited with any hours under this paragraph (b) for any payment made under a plan maintained solely for complying with applicable law for worker's unemployment compensation, or disability insurance; or for the purpose of reimbursing the Employee for medical or medically related expenses. Hours under this subsection (b) shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by reference.

          (c)    Back pay.    Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours shall not be credited both under subsection (a) or (b), as the case may be, and under this subsection (c). These hours shall be credited to the Employee for the Plan Year to which the award or agreement pertains, rather than the Plan Year in which the award, agreement or payment is made.

          (d)    Employment with Affiliates.    Hours of Service shall be credited for employment with Affiliates of the Employer, and any other entity required to be aggregated with the Employer pursuant to Code section 414(o), and for any individual considered an Employee under Code section 414(n) and (o).

          (e)    Special rules for determining a Break-in-Service.    For Plan Years beginning after 1984, solely for purposes of determining whether a Break-in-Service has occurred in a computation period, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the Employee (2) by reason of a birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if such credit is necessary to prevent a Break-in-Service in that period, or (2) in all other cases, in the following computation period.

          (f)    Active military duty.    Any Employee who is a member of the military reserves of the United States, and who is called into duty, whether voluntarily or involuntarily, shall be credited 8 Hours of Service for each day he or she is on active duty, but no more than 40 Hours of Service shall be credited for any seven day period starting on Sunday and ending on Saturday.

          (g)    Equivalency methods.    Hours of Service shall be determined on the basis of the actual hours for which an Employee is entitled to payment, unless an equivalency method for counting Hours of Service has been elected in the Adoption Agreement. The equivalency methods that may be so elected are:

            (1)   Days Worked. For each day, an Employee shall be credited with 10 Hours of Service if he is entitled to be credited for at least one (1) Hour of Service for that day.

            (2)   Weeks Worked. For each week, an Employee shall be credited with 45 Hours of Service if he is entitled to be credited for at least one (1) Hour of Service for that week.

            (3)   Semimonthly Payroll Periods Worked. For each semimonthly payroll period, an Employee shall be credited with 95 Hours of Service if he is entitled to be credited for at least one (1) Hour of Service for that period.

            (4)   Months Worked. For each month, an Employee shall be credited with 190 Hours of Service if he is entitled to be credited for at least one (1) Hour of Service for that month.

            (5)   Earnings. One of the following two methods may be used, as applicable.

              (A)  In the case of an Employee whose compensation is determined on the basis of an hourly rate, he will be credited with the number of hours equal to his Compensation from time to time during the computation period divided by the Employee's hourly rate as in effect at such times during the computation period, or equal to his Compensation during the computation period divided by his lowest hourly rate of compensation during that period, or by the lowest hourly rate of compensation payable to an employee in the same, or a similar, job classification, reasonably defined; and 870 hours credited under this method shall be treated as equivalent to 1,000 Hours of Service, and 435 hours credited under this method shall be treated as equivalent to 500 Hours of Service.

              (B)  In the case of an Employee whose compensation is determined on a basis other than an hourly rate, and who is paid a fixed rate for a specified period of time, an hourly rate shall be computed by dividing his lowest rate of compensation during the computation period for such period of time by the number of hours regularly scheduled for the performance of duties during such period of time, or in the case of an Employee without a regular work schedule, it shall be calculated on a reasonable basis which reflects the average hours worked by the Employee over a representative period of time; and the Employee shall be credited with the number of hours equal to his Compensation during the computation period divided by his lowest hourly rate so determined; and 750 hours credited under this method shall be treated as equivalent to 1,000 Hours of Service, and 375 hours credited under this method shall be treated as equivalent to 500 Hours of Service.

        1.34.    Investment Manager    means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges Fiduciary responsibility to the Plan in writing. Such an entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

        1.35.    Key Employee    means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1- percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means Compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

        These provisions shall apply for purposes of determining whether the Plan is a Top-Heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years.

        1.36.    Leased Employee,    effective for Plan Years beginning after December 31, 1996 means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one (1) year, and such services are performed under primary direction or control by the recipient employer. For Plan Years beginning prior to January 1, 1997, Leased Employee means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one (1) year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient if:

          (a)   such employee is covered by a money purchase pension plan providing:

            (1)   a non-integrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Code section 415(c)(3);

            (2)   immediate participation; and

            (3)   full and immediate vesting.

          (b)   Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

        1.37.    Limitation Year    means the Plan Year, unless otherwise specified in the Adoption Agreement.

        1.38.    Matching Contributions    means contributions to the Plan made by the Employer on behalf of a Participant that are contingent on the Employee's having entered into a Salary Deferral Election.

        1.39.    Maximum Permissible Amount    means the lesser of:

          (a)   $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

          (b)   100 percent of the Participant's Compensation, within the meaning of section 415(c)(3) of the Code, for the Limitation Year.

        The 415(c) Compensation limitation referred to in (b) above shall not apply to any contribution for medical benefits (within the meaning of Code section 401(h) or 419A(f)(2)) which are otherwise treated as an Annual Addition under Code section 415(l)(1) or 419A(d)(2).

        If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount shall not exceed the defined contribution dollar limitation in (a) above, multiplied by the following fraction:

Number of Months in the Short Limitation Year
12

        1.40.    Net Profits    means current and accumulated earnings of the Employer before federal and state taxes and contributions to this or any other qualified plan.

        1.41.    Nondeductible Employee Account    means the individual Account of a Participant consisting of the Participant's Nondeductible Employee Contributions to the Plan as adjusted for income, expenses, gains, losses and distributions attributable thereto.

        1.42.    Nondeductible Employee Contribution    means any Participant after-tax contribution to the Plan other than a Rollover Contribution or a Plan-to-Plan Transfer.

        1.43.    Nonhighly Compensated Participant    means any Participant who is not a Highly Compensated Employee.

        1.44.    Non-Key Employee    means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

        1.45.    Normal Retirement Age    shall be 65 years of age unless otherwise specified in the Adoption Agreement.

        1.46.    Owner-Employee    means a Self-employed Individual who is the sole proprietor, in the case of a sole proprietorship. If the Employer is a partnership, Owner-Employee means a Self-employed Individual who is a partner owning more than ten percent (10%) of either the capital interest or profit interest of the partnership. The term Owner-Employee, as used herein, shall be consistent with Code section 401(c)(3).

        1.47.    Participant    means any Employee who has met the requirements of the Plan to become a Participant and who continues to be a Participant in the Plan. A person shall cease to be a Participant when he has taken a distribution of his Vested Balance or has died and his Beneficiary has taken a distribution of his Vested Balance. All Participants shall be further classified as follows:

          (a)    Active Participant    means an Employee who meets the requirements of Sections 2.01 and 2.04(b), or the requirements of Section 2.04(e).

          (b)    Inactive Participant    means an Active Participant who ceases to be an Employee but who remains an employee of an Affiliate which is not a Participating Employer, and who has in the Plan a Total Balance which is greater than zero. An Inactive Participant shall continue to be treated the same as an Active Participant in every respect except that no contributions of any type shall be allocated to his Accounts with the exception of those to which he may be entitled for the Plan Year in which he ceases to be an Active Participant. He shall not be allowed to make any contributions unless and until he again becomes an Active Participant.

          (c)    Former Participant    means an Active Participant or an Inactive Participant who is no longer an employee of any Affiliate.

        1.48.    Plan    means this Plan Document, together with any Adoption Agreement executed by the Employer, and the related Trust thereunder as well as any subsequent amendments to the aforementioned documents.

        1.49.    Plan Year    means the 12-consecutive month period specified in the Adoption Agreement.

        1.50.    Predecessor Employee Account    means the account established and maintained by the Plan Administrator for each Participant with respect to his interest in the Plan derived from after-tax mandatory Employee contributions made to another plan of the Employer or an Affiliate and transferred to this Plan by a merger or otherwise. A Participant shall be 100% vested in this Account, and shall have full rights of withdrawal in accordance with procedures established by the Administrator.

        1.51.    Predecessor Employer Account    means the account established and maintained by the Plan Administrator for each Participant with respect to his interest in the Plan resulting from Employer contributions made to another plan of the Employer or an Affiliate and transferred to this Plan by a merger or otherwise. The balance in this account shall be administered in accordance with all provisions relating to the Participant's Account herein, and shall be vested in accordance with the provisions in the Adoption Agreement and in Article VI, or in the amendment allowing the merger and in Article VI.

        1.52.    Protected Benefit(s)    means:

          (a)    Accrued benefit of any Participant,    directly or indirectly. Plan provisions indirectly affecting accrued benefits include, for example, provisions relating to Years of Service and Breaks-in-Service for determining benefit accrual, and to actuarial factors for determining optional or early retirement benefits.

          (b)    Early retirement benefits.    Any early retirement benefit or a retirement type subsidy.

          (c)    Optional form of benefit.    An optional form of benefit is a distribution form with respect to an Employee's benefit that is available under the Plan or any other applicable plan qualified under Code section 401(a) and is identical with respect to all features relating to the distribution form, including the timing, commencement, the portion of the benefit to which such distribution features apply and the election rights with respect to such optional forms. To the extent there are any differences in such features, a plan provides separate optional forms of benefit. Differences in amounts of benefits, methods of calculation, or values of distribution forms do not result in optional forms of benefit for purposes of this rule.

          The following benefits are not optional forms of benefits: (1) ancillary life insurance protection; (2) accident or health insurance benefits; (3) social security supplements described in Code section 411(a)(9); (4) the availability of loans (other than the distribution of an employee's accrued benefit upon default under a loan); (5) the right to make Nondeductible Employee Contributions or elective deferrals described in Code section 402(g)(3); (6) the right to direct investments; (7) the right to a particular form of investment (e.g., investment in employer stock or securities or investment in certain types of securities, commercial paper, or other investment media); (8) the allocation dates for contributions, Forfeitures and earnings, the time for making contributions (but not the conditions for receiving an allocation of contributions or Forfeitures for a Plan Year after such conditions have been satisfied), and the Valuation Dates for Account Balances; (9) administrative procedures for distributing benefits, such as provisions relating to the particular dates on which notices are given and by which elections must be made; (10) rights that derive from administrative and operational provisions, such as mechanical procedures for allocating investment experience among Accounts in defined contribution plans; and (11) the availability of financial hardship withdrawals and the rules and procedures governing such withdrawals; and (12) any other as may be provided by law, regulation, or court order.

        1.53.    Qualified Domestic Relations Order    means (1) a qualified domestic relations order, as defined in Code section 414(p) and ERISA section 206(d), entered after December 31, 1984, or (2) a domestic relations order entered before January 1, 1985.

        1.54.    Qualified Nonelective Contributions    means the Employer's contributions to the Plan that are not Salary Deferral Contributions or Matching Contributions, are allocated to Participants' Accounts that Participants may not elect to receive in cash until distributed from the Plan, and that are made pursuant to Section 3.11. Such contributions are subject to the restrictions on withdrawals set forth in Section 7.13(b), and are immediately nonforfeitable and 100% vested upon contribution, regardless of the age and service of the Employee or whether the Employee is employed on a specific date.

        1.55.    Qualified Matching Contributions    means the Employer Matching Contributions to the Plan that are subject to the restrictions on withdrawals set forth in Section 7.13(b), and are immediately nonforfeitable and 100% vested upon contribution, regardless of the age and service of the Employee or whether the Employee is employed on a specific date, and are made pursuant to Section 3.11. Nonelective Contributions and/or Matching Contributions maybe treated as elective contributions only if the conditions described in section 1.401(k)-1(b)(5) and section 1.401(m)-1(b)(5) of the Regulations are satisfied.

        1.56.    Rollover Account    (related or unrelated) means the individual Account of an Employee consisting of the Employee's Rollover Contribution to the Plan, and income, expenses, gains, losses and distributions attributable thereto.

        1.57.    Rollover Contribution    (related or unrelated) means a contribution of a qualifying rollover distribution as described in Code section 402(c)(4) or 408(d)(3) which is distributed to an individual, and contributed by such individual to the Plan in such manner that such portion of the qualifying rollover distribution so contributed to the Plan does not constitute an Annual Addition. A rollover is a related rollover if the monies are rolled over from a plan that is or was sponsored by the Employer or an Affiliate. All other Rollover Contributions are unrelated Rollover Contributions.

        1.58.    Salary Deferral Account    means the individual Account of a Participant consisting of his Salary Deferral Contributions and, if applicable, any Qualified Nonelective Contributions (together with portions of certain Plan-to-Plan Transfers identified hereunder) and income, expenses, gains, losses, and distributions attributable thereto.

        1.59.    Salary Deferral Election    means an election by a Participant to defer the receipt of Compensation pursuant to a Salary Deferral Agreement as described in Section 3.03 and adjustments relating thereto, and to have such deferred amount contributed to the Plan by the Employer on behalf of the Participant as a Salary Deferral Contribution.

        1.60.    Self-employed Individual    means an individual (as provided for in Code section 401(c)(1)) who has Earned Income (as defined in Code sections 401(c)(2) and 414(s)) for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no Net Profits for the taxable year.

        1.61.    Separation from Service    will no longer apply as of January 1, 2002 and is replaced with the term Severance from Employment wherever it appears in the document. For events prior to January 1, 2002, Separation from Service applies and should be inserted in the document wherever Severance from Employment now appears. Separation from Service means an Employee's voluntary or involuntary termination of employment with the Employer and its Affiliates, and any Participating Employers and their Affiliates. In the event of a sale by the Employer or a Participating Employer to a purchaser who is not an Affiliate of the Employer or a Participating Employer of (i) all or substantially all of the assets used by the Employer or Participating Employer in a trade or business or (ii) the Employer's or a Participating Employer's interest in a subsidiary, a Separation from Service shall occur on the date of such sale with respect to an Employee who continues in employment with the corporation or other person acquiring such assets or with such subsidiary, as the case may be, unless the purchaser agrees in connection with the sale to be substituted for the Employer as the sponsor of the Plan or to establish a defined contribution plan that is qualified under Code section 401(a) to which Plan assets and the amount of the employee's benefit under the Plan shall be transferred. Notwithstanding the above, a Separation from Service shall not occur on the date of sale in the case of any Employee with respect to whom assets and liabilities attributable to his benefits under the Plan are transferred to a plan of the new employer regardless of whether it is a new plan or a pre-existing plan of the former employer. Moreover, no Separation from Service shall be treated as having occurred for purposes of this Plan if the Employee is employed by an employer that, with respect to the Employer or any Participating Employer, is (1) a corporation which is a member of a controlled group of corporations with the Employer or any Participating Employer (within the meaning of Code section 414(b)), (2) a partnership, joint venture or other business organization (whether or not incorporated) which is under common control or is affiliated with the Employer or a Participating Employer (within the meaning of Code section 414(c)), or (3) any member of an affiliated service group within the meaning of Code section 414(m) of which the Employer or any Participating Employer is a member, or any other entity required to be aggregated with the Employer pursuant to Code section 414(o).

        1.62.    Service    means any period of time during which an Employee is employed by the Employer, including any period of Authorized Absence. Where the Employer maintains the plan of a predecessor employer, Service for the predecessor employer shall be treated as Service for the Employer. If elected by the Employer in the Adoption Agreement, Service also includes a period of employment for such designated unrelated employers, and for such designated periods of time.

        1.62(a)    Severance from Employment,    effective January 1, 2002, means an Employee's voluntary or involuntary termination of employment with the Employer and its Affiliates, and any Participating Employers and their Affiliates. Notwithstanding the above, a Severance from Employment shall not occur on the date of sale in the case of any Employee with respect to whom assets and liabilities attributable to his benefits under the Plan are transferred to a plan of the new employer regardless of whether it is a new plan or a pre-existing plan of the former employer. Moreover, no Severance from Employment shall be treated as having occurred for purposes of this Plan if the Employee is employed by an employer that, with respect to the Employer or any Participating Employer, is (1) a corporation which is a member of a controlled group of corporations with the Employer or any Participating Employer (within the meaning of Code section 414(b)), (2) a partnership, joint venture or other business organization (whether or not incorporated) which is under common control or is affiliated with the Employer or a Participating Employer (within the meaning of Code section 414(c)), or (3) any member of an affiliated service group within the meaning of Code section 414(m) of which the Employer or any Participating Employer is a member, or any other entity required to be aggregated with the Employer pursuant to Code section 414(o).

        1.63.    Shareholder-employee    means an individual who is a shareholder of the Employer, if the Employer is an S corporation as defined in Code section 1361, and who owns more than five percent (5%) of the combined voting power of all classes of common stock of the Employer eligible to vote.

        1.64.    Spouse or Surviving Spouse    means the spouse or Surviving spouse of the Participant. A former spouse shall be treated as the spouse or Surviving spouse of the Participant if specifically stated in a Qualified Domestic Relations Order. To the extent that a Qualified Domestic Relations Order does not redesignate a former spouse as the beneficiary of the Participant and the divorce decree is finalized, any prior beneficiary designation of the ex-spouse by a Participant shall be null and void.

        1.65.    Top Paid Group    means the top 20% of Employees who performed Service for the Employer during the applicable year, ranked according to the amount of 414(q) Compensation received from the Employer during such year. All affiliated Employers shall be taken into account as a single employer, and Leased Employees within the meaning of Code sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code section 414(n)(5) and are not covered in any qualified plan maintained by the Employer or an Affiliate. Employees who are non-resident aliens and who received no earned income (within the meaning of Code section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

          (a)   Employees with less than six (6) months of service;

          (b)   Employees who normally work less than 17 1/2 hours per week;

          (c)   Employees who normally work less than six (6) months during a year; and

          (d)   Employees who have not yet attained age 21.

        In addition, if 90% or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

        The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the 414(q) Compensation definition is applicable.

        1.66.    Total Balance    means the entire interest of a Participant or Employee in his Accounts and shall be calculated, as of any given date, as follows:

          (a)   the balance in all of his Accounts as of the immediately preceding Valuation Date (if any); plus

          (b)   any Discretionary, Matching, Salary Deferral, Rollover or Nondeductible Employee Contribution(s), or any Plan-to-Plan Transfer(s), refunds, Forfeitures (if applicable), or other amounts to have been credited to his Accounts since the immediately preceding Valuation Date (if any); minus

          (c)   the sum of all withdrawals, payments, distributions, premiums or fees paid since the immediately preceding Valuation Date.

        1.67.    Trustee    means the initial trustee or trustees, or any successor trustee or trustees at any time acting under this Plan.

        1.68.    Trust Fund    means the fund for the Employer held by the Trustee under the provisions of this Plan.

        1.69.    Valuation Date    means the last day of each Plan Year unless the Plan Administrator establishes, in addition, one or more special Valuation Dates.

        1.70.    Vested Balance    means that amount in a Participant's Accounts that is nonforfeitable and shall be calculated, on any given date, as follows:

          (a)   the Participant's Total Balance; minus

          (b)   any nonvested amounts in the Participant's Employer Account that would be subject to Forfeiture if the Participant were to Separate from Service as of that date.

        1.71.    Year of Service    shall be defined as one of the following, as set forth in the Adoption Agreement:

          (a)    1,000 Hours of Service Method    means the computation period of 12-consecutive months, herein set forth, during which an Employee has been credited with at least 1,000 Hours of Service; or

          (b)    Elapsed Time Method    means 12-consecutive months of Service.

ARTICLE II. ELIGIBILITY AND PARTICIPATION.

        2.01.    Eligibility.    Any Employee who has satisfied the eligibility requirements specified in the Adoption Agreement shall be eligible to participate hereunder as of the date he has satisfied such requirements. However, if this is an amended and restated plan, any Employee who was a Participant in the Plan prior to the effective date of such amendment and restatement shall continue to participate in the Plan. The Employer shall give each prospective Eligible Employee written notice of his eligibility to participate in the Plan on or about the first Entry Date in which he has satisfied the eligibility requirements specified in the Adoption Agreement.

        2.02.    Eligibility Computation Periods.    For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service.

If any Employer becomes an Affiliate by reason of acquisition, the initial computation period shall begin with the date on which the Employee first performed an Hour of Service with the acquired Employer, unless otherwise specified in the Adoption Agreement. The eligibility computation period beginning after a one-year Break-in-Service shall be measured from the date on which an Employee again performs an Hour of Service.

        If Breaks-in-Service and Years of Service are computed under the 1,000 Hours of Service Method, then the eligibility computation period shall shift to the Plan Year which includes the first anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with the required Hours of Service (as set forth in the Adoption Agreement) in both the initial computation period (or the computation period beginning after a one-year Break-in-Service) and the Plan Year which includes the first anniversary of the date on which the Employee first performed an Hour of Service, shall be credited with two (2) Years of Service for purposes of eligibility to Participate.

        If Breaks-in-Service and Years of Service are computed under the Elapsed Time Method, then subsequent computation periods shall begin on the anniversary date of the initial computation period.

        2.03.    Years of Service.    All Years of Service with the Employer are counted for purposes of satisfying the eligibility requirements.

        Years of Service with any corporation, trade or business which is a member of a controlled group of corporations or under common control (as defined by Code sections 414(b) and 414(c)) or is a member of an affiliated service group (as defined by Code section 414(m)) shall be recognized, or any other entity required to be aggregated with the Employer pursuant to Code section 414(o). Service shall also be credited for an Employee to the extent required under Code sections 414(n) or (o), where such Employee is considered an Employee of an Affiliate, and as may be provided in the Adoption Agreement.

        2.04.    Commencement and Termination of Participation.

          (a)    Application for Participation.    In order to become a Participant hereunder, each Eligible Employee shall make application to the Employer for participation in the Plan and agree to the terms hereof. Upon the acceptance of any benefits under this Plan, such Employee shall automatically be deemed to have made application and shall be bound by the terms and conditions of the Plan and all amendments hereto.

          (b)    Effective Date of Participation.    Each Employee shall become a Participant as of the next Entry Date subsequent to the Employee fulfilling the eligibility requirements specified in the Adoption Agreement of this Plan.

          (c)    Determination of Eligibility.    The Plan Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the ERISA. Such determination shall be subject to review per Section 7.14.

          (d)    Forms for Participation.    The Plan Administrator shall notify each Employee who becomes a Participant and provide him with such forms which are necessary for the payment of benefits and designation of a Beneficiary. Before any contributions shall be made to the Plan on behalf of a Participant, the Participant must execute such forms as to evidence a Salary Deferral Election. If an Employee who is not a Participant wishes to make a Rollover Contribution to the Plan, or a Plan-to-Plan Transfer is proposed to be made to the Plan on his behalf, such Employee must execute such forms as the Plan Administrator shall require prior to any such Rollover Contribution or Plan-to-Plan Transfer being accepted by the Plan Administrator on behalf of the

  Plan. Provided, however, that the Adoption Agreement allows such Rollover Contributions and/or Plan-to-Plan Transfers.

          (e)    Reemployment.    A Participant or former Participant who Separates from Service with the Employer, and who subsequently is reemployed by the Employer, shall become a Participant and be eligible to participate in the Plan as of his reemployment commencement date.

            (1)   In the event such Employee returns to Service prior to incurring a one-year Break-in-Service, such Employee shall participate immediately upon reemployment.

            (2)   In the event such Employee returns to Service after incurring a one-year Break-in-Service, such Employee shall be eligible to participate upon the earlier of the next Entry Date or the date a new Salary Deferral Agreement may be executed.

          (f)    Termination of Eligibility.

            (1)   In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

            (2)   In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a one-year-Break-in-Service, such Employee will participate immediately upon returning to an eligible class of Employees.

            (3)   In the event an Employee who is not a member of an eligible class of Employees becomes ineligible to participate and has incurred a one-year Break-in-Service, such Employee shall be eligible to participate upon the next date a Salary Deferral Agreement may be executed upon returning to an eligible class of Employees.

          (g)    Inclusion of an Ineligible Employee.    If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture (except for Salary Deferral Contributions which shall constitute an excess elective deferral amount described in Code sections 401(a)(30) and 402(g)(1) and (2), and which shall be distributed to the ineligible person, adjusted for any gain or loss) for the Plan Year in which the discovery is made.

          (h)    Omission of an Eligible Employee.    If, in any Plan Year, any person who should be included as a Participant in the Plan is erroneously omitted and such omission is not discovered until after a contribution is made by the Employer for the Plan Year, the Employer shall make a subsequent contribution if necessary after the application of Article III. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under the applicable provisions of the Code. Such contribution shall not be adjusted for any unrealized gain or loss. Such contribution may be made from Forfeitures if the Adoption Agreement permits the use of Forfeitures to either reinstate previously forfeited amounts or to reduce the Employer's contributions under the Plan. However, this paragraph shall not apply to Salary Deferral Contributions.

        2.05.    Acquisitions.

          (a)    In general.    If an employer becomes a member of a company or group described in subsection (b), (c), (m), or (o) of Code section 414 by reason of acquisition of or by the Employer,

  and if the Employer so approves, such acquired employer shall adopt the Plan as a Participating Employer within the time period described in subparagraph (b) below, unless such employer can be excluded from adopting the Plan for a reason permitted under Code section 410(b), and provided further that said employer elects not to adopt the Plan as a Participating Employer.

          (b)    Entry Date.    The acquired Employer shall adopt the Plan and the Employer shall set an Entry Date for its eligible Employees within the Transition Period. The term Transition Period means the period:

            (1)   beginning on the date such company or group is acquired, and

            (2)   ending on the last day of the first Plan Year beginning after the date of such change.

          (c)    Eligibility Requirements.    On the first Entry Date set by the Employer for any acquired company or group referred to in Section 2.05(a), the eligibility requirements that were applicable for the initial enrollment shall be applicable for all persons who are members of such company or group, and for all succeeding Entry Dates, the eligibility requirements applicable after the initial enrollment shall be applicable for all persons who are members of such company or group.

        2.06.    Employees Excluded From Participation.    Unless otherwise provided in the Adoption Agreement, the Employees not eligible to participate in the Plan shall be those Employees who:

          (a)   have not attained the age specified in the Adoption Agreement;

          (b)   have not completed the period of Service specified in the Adoption Agreement;

          (c)   are included in a unit of Employees covered by a collective bargaining agreement between the Employer and Employee representatives (for this purpose, "Employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer), if retirement benefits were the subject of good faith bargaining and if two percent (2%) or less of the Employees who are covered pursuant to that agreement are professionals as defined in section 1.410(b)-9 of the Regulations;

          (d)   are nonresident aliens (within the meaning of Code section 7701(b)(1)(B)), and who receive no Earned Income (within the meaning of Code section 911(d)(2)) from the Employer (or an Affiliate), which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)).

ARTICLE III. CONTRIBUTIONS.

        3.01.    Discretionary Contributions.

          (a)    In general.    If elected by the Employer in the Adoption Agreement, the Employer may make Discretionary Contributions to the Plan in such amounts and at such times as the Employer deems appropriate. The amount of any such Contribution shall be determined annually by the Employer on a discretionary basis, unless otherwise stipulated in the Adoption Agreement.

          (b)    Contribution date.    Any Discretionary Contribution for a Plan Year shall be contributed and paid over to the Trustee not later than the date prescribed by law for filing of the Employer's federal income tax return (including extensions thereof) for the Employer's taxable year ending with or within such Plan Year.

          (c)    Miscellaneous rules.    In determining the amount of Discretionary Contributions to the Plan, the Employer shall be entitled to rely upon an estimate of the total Compensation for all Participants, and of the amounts contributed by it. The Employer's determination of such

  Discretionary Contributions shall be binding on all Participants, the Plan Administrator and the Trustee.

        3.02.    Salary Deferral Election.    Each Participant may elect to defer receipt of his Compensation, up to a limit specified in the Adoption Agreement and the other provisions of this Plan, and to have that amount withheld from amounts due to him from the Employer, paid to the Plan and credited to the Participant's Salary Deferral Account. This election shall be made as follows: For the first Plan Year following or coincident with the Effective Date of this Plan (if this is a newly established plan), the election shall be made as soon as administratively practicable and shall be valid for the remainder of the Plan Year. Thereafter, the election shall be in effect for the period of time designated in the Salary Deferral Agreement, and shall be subject to the provisions of Sections 3.03 and 3.04. The availability of elective deferrals (Salary Deferral Contributions) under the Plan shall not discriminate in favor of Highly Compensated Employees.

        If provided for in the Adoption Agreement, the Employer may automatically defer a percentage of Compensation identified in the Adoption Agreement for any Employee eligible to participate who (1) has not made an election to defer a portion of Compensation and (2) has not affirmatively opted out of the Plan. Participants subject to this automatic enrollment process will be given prior written notice and a reasonable opportunity to take affirmative action to either elect to defer a portion of Compensation or elect not to participate in the Plan.

        3.03.    Salary Deferral Agreement.

          (a)    In general.    Each Plan Year, a Participant may elect to enter into a written Salary Deferral Agreement with the Employer which shall be applicable to a specified number of payroll periods within the Plan Year following the date of such agreement. The terms of any such Salary Deferral Agreement shall provide that the Participant agrees to accept a reduction in salary from the Employer equal to any whole percentage of his Compensation per payroll period, or a fixed dollar amount, or some combination thereof, not to exceed either: (1) the percentage specified in the Adoption Agreement for Salary Deferral Agreement for the Plan Year or (2) the dollar limit contained in Code section 402(g) in effect at the beginning of the calendar year. A Participant's Salary Deferral Contributions for a calendar year under the Plan, plus the Participant's elective contributions under all other plans, contracts and arrangements of the Employer, shall not exceed the limit imposed by Code section 402(g) for the taxable year beginning in such calendar year, except to the extent permitted under Section 3.17 of the Plan and section 414(v) of the Code, if applicable. In consideration of such agreement, the Employer shall make a Salary Deferral Contribution to the Participant's Salary Deferral Account on behalf of the Participant for such Plan Year in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced during the Plan Year pursuant to Salary Deferral Agreement.

          (b)    Governing rules.    Salary Deferral Agreement shall be governed by the following:

            (1)   A Salary Deferral Agreement shall apply to each payroll period during which an effective Salary Deferral Agreement is on file with the Employer and shall apply to the Plan Year.

            (2)   Unless otherwise provided in the Adoption Agreement, a Salary Deferral Agreement shall be subject to change twice each Plan Year. First, for the six-month period beginning on the first day of the Plan Year and second, for the six-month period beginning on the first day of the Plan Year's semi-annual anniversary. However, a Salary Deferral Agreement may be canceled prospectively at any time.

            (3)   Unless otherwise specified in the Adoption Agreement, if a Participant becomes ineligible for the Plan because of a change in job classification, the Salary Deferral Agreement shall be revoked effective the date of such change.

            (4)   An Employee who has become a Participant as a result of the application of Section 2.04(f) to his circumstances, shall be eligible to establish a Salary Deferral Agreement on or about the first Entry Date following his change of status.

            (5)   If provided for in the Adoption Agreement, a separate Salary Deferral Agreement shall apply to such portion of a Participant's Compensation as shall be paid as bonus amounts, as designated or identified in the Adoption Agreement. In the event that the Adoption Agreement provides for a separate Salary Deferral Agreement be applicable for any such bonus amounts, such separate Salary Deferral Agreement may be provided for in a separate form or in the same form as the Salary Deferral Agreement which is applicable for Compensation not paid as a bonus amount.

          (c)    Time of Payment of Salary Deferral Contributions.    Salary Deferral Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event within fifteen (15) business days of the month after the month in which the contributions are received by the Employer. This provision does not apply to transfers from nonqualified plans. The provisions of Department of Labor Regulations section 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant's Salary Deferral Account for a Plan Year shall be paid to the Plan no later than the 12-month period immediately following the close of such Plan Year.

        3.04.    Salary Deferral Agreement Limitations.

          (a)    Employer's right to amend the Salary Deferral Agreement.    The Employer may limit, revoke, or amend its agreement to make tax-deferred contributions under Section 3.03 on behalf of any Participant at any time, but only if it determines that such limitation, revocation or amendment is necessary under one of the following circumstances:

            (1)   to insure that any nondiscrimination test under Article III is met for such Plan Year; or

            (2)   to insure that a Participant's Annual Addition for any Limitation Year shall not exceed the Maximum Permissible Amount; or

            (3)   that the individual limit on Salary Deferral Contributions described in Section 3.06 is not exceeded.

          (b)    Determining taxable income.    If a Participant is prevented from making a portion of his tax-deferred savings contributions due to a permissible limitation, revocation or amendment by the Employer, such portion shall be considered taxable income to the Participant in the tax year for which the contribution was made and after appropriate taxes have been withheld shall be returned to the Participant.

        3.05.    Actual Deferral Percentage Test.

          (a)    In general.    For each Plan Year, the total contributions to a Participant's Salary Deferral Account shall satisfy one of the following tests pursuant to Code section 401(k)(3) and section 1.401(k)-1(b)(2) of the Regulations, which are herein incorporated by reference:

            (1)   The Actual Deferral Percentage for the Highly Compensated Participant Group shall not be more than the Actual Deferral Percentage of the Nonhighly Compensated Participant Group multiplied by 1.25; or

            (2)   The excess of the Actual Deferral Percentage for the Highly Compensated Participant Group over the Actual Deferral Percentage for the Nonhighly Compensated Participant Group shall not be more than two percentage points. Additionally, the Actual

    Deferral Percentage for the Highly Compensated Participant Group shall not exceed the Actual Deferral Percentage for the Nonhighly Compensated Participant Group multiplied by 2.

          (b)    Definition of Actual Deferral Percentage.    For the purposes of this Section 3.05, Actual Deferral Percentage means, with respect to the Highly Compensated Participant Group and Nonhighly Compensated Participant Group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group (each Participant's "Actual Deferral Ratio") and expressed as a percentage, of the amount of Salary Deferral Contributions allocated to each Participant's Salary Deferral Account (unreduced by any relevant distributions) for such Plan Year, to such Participant's 414(s) Compensation for such Plan Year, and shall be calculated to the nearest one-hundredth of one percent (0.01%) of a Participant's 414(s) Compensation.

          (c)    Prior Year Testing or Current Year Testing Data.    Effective for Plan Years beginning after December 31, 1996, the Actual Deferral Percentage of the Nonhighly Compensated Participant Group shall be the preceding Plan Year data ("Prior Year Testing"). The Employer may elect to use the Plan Year ("Current Year Testing") rather than the Prior Year Testing except that if the Current Year Testing election is made, it may not be changed unless the Employer satisfies the requirements for changing to Prior Year Testing as set forth in Internal Revenue Service Notice 98-1 (or superseding guidance).

          In the case of a Plan's first Plan Year (other than a successor plan), the amount taken into account as the Actual Deferral Percentage of the Nonhighly Compensated Participant Group for the Prior Year Testing shall be 3%, unless the Employer elects to use Current Year Testing and, therefore, uses the Actual Deferral Percentage of the Nonhighly Compensated Participant Group during the first Plan Year.

          Under transition relief provided by Internal Revenue Service Notice 97-2, the Employer may elect to use the Current Year Testing method for the 1997 Plan Year, and will be permitted to use Prior Year Testing for the 1998 and 1999 Plan Year without receiving approval from the Internal Revenue Service.

          The Employer shall elect the Prior Year Testing or Current Year Testing method in the Adoption Agreement. The Employer may elect to change the testing method as provided for in Internal Revenue Service Notice 98-1 or its subsequent modification.

          (d)    Actual Deferral Percentage Test Safe Harbor Contributions.    An Employer shall be treated as satisfying the Actual Deferral Percentage Test under Code section 401(k)(3)(A)(ii) if:

            (1)   The Employer makes Matching Contributions on behalf of each Nonhighly Compensated Participant and, at the Employer's discretion, to the Highly Compensated Employees in an amount equal to:

              (A)  100% of the Salary Deferrals of the Nonhighly Compensated Participant to the extent such Matching Contributions do not exceed 3% of the Participant's Compensation, and 50% of the Salary Deferrals of the Nonhighly Compensated Participant to the extent that such Salary Deferrals exceed 3% but do not exceed 5% of the Participant's Compensation.

              (B)  Notwithstanding the above, an Employer shall not satisfy the Actual Deferral Percentage Test under this nondiscrimination safe harbor if the rate of Matching Contribution with respect to any Salary Deferrals of a Highly Compensated Employee at any rate of Salary Deferral is greater than that with respect to a Nonhighly Compensated Participant.

              (C)  The Plan shall not fail to satisfy the nondiscrimination safe harbor under Section 3.05(d)(1) if (i) the rate of the Employer's Matching Contribution does not increase as an Participant's rate of Salary Deferrals increase, and (ii) the aggregate amount of Matching Contributions at such rate of Salary Deferral is at least equal to the aggregate amount of Matching Contributions which would be made if Matching Contributions were made on the basis of the percentages in Section 3.05(d)(1)(A) above.

            (2)   As an alternative to the nondiscrimination safe harbor in Section 3.05(d)(1) zabove the Employer may satisfy the nondiscrimination safe harbor if the Employer is required, without regard to whether the Participant makes a Salary Deferral, to make a contribution to a defined contribution plan, on behalf of each Nonhighly Compensated Participant, in an amount equal to at least 3% of the Participant's Compensation.

            (3)   Each Employee eligible to participate in the Plan is, within a reasonable period before any year, given written notice of the Employee's rights and obligations under the nondiscrimination safe harbor which (A) is sufficiently accurate and comprehensive to apprise the Employee of such rights and obligations, (B) is written in a manner calculated to be understood by the average Employee eligible to participate; and (C) each Eligible Employee has at least 30 days following receipt of the notice to make or modify their Salary Deferral Agreement.

            (4)   The Employer contributions made under Section 3.05(d)(1) or 3.05(d)(2) are not distributable to Participants or their Beneficiaries until Separation from Service, death or Disability or termination of the Plan or disposition of assets or subsidiary, and the Participant's right to his accrued benefit derived from Employer contributions is nonforfeitable at all times.

          (e)    Two or more cash or deferred plans.    If two (2) or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code section 401(a)(4) or 410(b) (other than the average benefits test under Code section 410(b)(2)(A)(ii), as in effect for Plan Years beginning after December 31, 1988), the cash or deferred arrangement included in such plans may be treated as one arrangement for purposes of determining whether or not such arrangements satisfy Code sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code sections 401(a)(4), 410(b) and 401(k). In the event that two or more plans of the Employer which include cash or deferred arrangements are permissively aggregated for purposes of Code section 401(k), such aggregated plans must satisfy this Section, and Code sections 401(k), 401(a)(4) and 410(b) as though such plans were a single plan. For Plan Years beginning after December 31, 1989, plans shall be aggregated under this paragraph (f) only if they have the same plan year and use the same Actual Deferral Percentage Testing method. Notwithstanding the above, for Plan Years beginning after December 31, 1988, an employee stock ownership plan described in Code section 4975(e)(7) may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfy this Section and Code sections 401(a)(4), 410(b) and 401(k).

          (f)    Special rule for Highly Compensated Participants.    For the purposes of this Section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in Code section 4975(e)(7) for Plan Years beginning after December 31, 1988) of the Employer or an Affiliate, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the Actual Deferral Percentage with respect to such Highly Compensated Participant. However, for Plan Years beginning after December 31, 1988, if the cash or deferred arrangements have different Plan Years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

        3.05A.    Correction of Excess Contributions

          (a)    Determining Excess Contributions.    For Plan Years beginning after December 31, 1996, Excess Contributions for Highly Compensated Participants for a Plan Year must be returned on the basis of each Highly Compensated Employee's contributions to the extent required to enable the Plan to satisfy one of the two Actual Deferral Percentage Tests.

          Notwithstanding the preceding, however, for any Plan Year, the Employer may provide for satisfying the Actual Deferral Percentage Tests (as set forth in Section 3.05) in whole or in part by making Qualified Nonelective Contributions for such Plan Year, pursuant to Section 3.11. The Employer may satisfy such tests by making such Qualified Nonelective Contributions, by applying the method provided for in the preceding paragraph or by a combination of such contributions and such method.

          (b)    Applying Excess Contributions to Highly Compensated Participants.    For each Highly Compensated Participant, the amount of Excess Contributions is equal to the total of Salary Deferral Contributions made on behalf of the Participant (determined prior to the application of paragraph (a)) minus the amount determined by multiplying the Participant's Actual Deferral Ratio (determined after the application of paragraph (a)) by his Compensation used in determining such ratio.

          The amount of Excess Contributions for a Highly Compensated Participant for a Plan Year is to be determined by the following leveling method, under which the Actual Deferral Percentage of the Highly Compensated Participant with the highest Salary Deferral Contributions is reduced to the extent required to enable the Plan to satisfy the Actual Deferral Percentage Test: For each Highly Compensated Participant, the amount of Excess Contributions is the excess of the amount of the Salary Deferral Contributions (determined prior to the application of this paragraph) actually made on behalf of Highly Compensated Employees for the Plan Year, over the maximum amount of such contributions permitted under the Actual Deferral Percentage Test (determined by reducing the contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Percentage amounts beginning with the Highly Compensated Employee with the largest amount and continuing in descending order until all the Excess Contributions have been allocated.)

          With respect to the distribution of Excess Contributions pursuant to this Section, such distribution shall be made first from unmatched Salary Deferral Contributions, and thereafter, from matched Salary Deferral Contributions. If any such matched Salary Deferral Contributions are distributed, the corresponding Matching Contributions shall be forfeited and treated as a Forfeiture under the Plan. Any distributions under this paragraph shall be designated by the Employer as a distribution of Excess Contributions (and income). Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and income.

          (c)    Date when Excess Contributions are to be distributed.    In order to satisfy the requirements of Code section 401(k)(3) for the Plan Year for which such Excess Contributions were made and for all subsequent years such Excess Contributions remain in the Plan, Excess Contributions (and income allocable thereto) shall be designated as such by the Plan Administrator and distributed to the appropriate Highly Compensated Participant(s) after the close of the Plan Year in which the Excess Contributions arose and within 12 months after the close of such Plan Year. Furthermore, unless such Excess Contributions are corrected within 2 1/2 months after the close of the Plan Year for which they were made, the Employer shall be liable for a ten percent

  (10%) excise tax on such Excess Contributions. In the event of the complete termination of the Plan during the Plan Year in which an Excess Contribution arose, such distributions shall be made after the date of termination of the Plan and as soon as administratively feasible, but in no event later than the close of the 12-month period immediately following such termination.

          (d)    Income allocable to Excess Contributions.    Income shall be allocated to Excess Contributions by multiplying the net income allocated to the Participant for the Plan Year attributable to Salary Deferral Contributions (and amounts treated as Salary Deferral Contributions) by a fraction. The numerator of the fraction is the Excess Contributions for the Employee for the Plan Year. The denominator of the fraction is equal to the sum of:

            (1)   The total Account Balance of the Employee attributable to Salary Deferral Contributions (and amounts treated as Salary Deferral Contributions) as of the beginning of the Plan Year; plus

            (2)   The Employee's Salary Deferral Contributions (and amounts treated as Salary Deferral Contributions) for the Plan Year.

          Effective for Plan Years beginning on or after January 1, 1994, lag period income or gap income (the income attributable to such Excess Contributions for the period between the end of the Plan Year, to which such Excess Contributions relate, and the date of distributions) shall not be required to be calculated.

          (e)    Spousal consent not required.    A corrective distribution of Excess Contributions (and income allocable thereto) may be made without regard to any notice or consent of the Employee or the Employee's Spouse otherwise required under the Plan, if applicable, or as may otherwise be required by the Adoption Agreement.

          (f)    Coordination with Excess Deferrals.    The amount of Excess Contributions to be distributed to a Participant shall be reduced by the Excess Deferrals previously distributed to the Participant for his taxable year ending in the Plan Year for which the Excess Contributions are made.

        3.06.    Individual Limitation on Salary Deferral Contributions.

          (a)    Elective Deferrals or Salary Deferrals    shall mean any Employer Contributions made to the Plan at the election of the Participant, in lieu of cash Compensation, and which was not currently available to the Participant at the time of the election to defer, and shall include contributions made pursuant to a Salary Deferral Agreement or other deferral mechanism. A Participant's Elective Deferrals for any taxable year are the sum of all employer contributions made on behalf of such Participant pursuant to any qualified cash or deferred arrangement as described in Code section 401(k), any Simplified Employee Pension Plan cash or deferred arrangement as defined in Code section 408(k) to the extent such contributions are not includible in the individual's gross income for the taxable year on account of Code section 402(h)(1)(B), any eligible deferred compensation plan under Code section 457, any plan as described under Code section 501(c)(18), and any employer contributions made on behalf of a Participant for the purchase of an annuity contract under Code section 403(b) pursuant to a salary deferral agreement.

          For purposes of determining the dollar limitation under Code section 402(g), any deferrals properly distributed as excess Annual Additions or returned as Excess Contributions shall not be included.

          (b)    Excess Deferrals or Excess Salary Deferrals    shall mean those Elective Deferrals that are includible in a Participant's gross income to the extent such Participant's Elective Deferrals for a calendar year exceed the dollar limitation under Code section 402(g), as determined by the

  Secretary of the Treasury for a calendar year. Such limitation shall apply to the individual Participant and shall apply to all qualified cash or deferred arrangements, as described in Code section 401(k), any Simplified Employee Pension Plan cash or deferred arrangement as defined in Code section 408(k) to the extent such contributions are not includible in the individual's gross income for the taxable year on account of Code section 402(h)(1)(B), any eligible deferred compensation plan under Code section 457, any plan as described under Code section 501(c)(18), and any employer contributions made on behalf of a Participant for the purchase of an annuity contract under Code section 403(b) pursuant to a salary deferral agreement.

          (c)    Date when Excess Deferrals are to be distributed.    For any individual who has Excess Deferrals or Excess Salary Deferrals under this Plan, not later than the first April 15 following the close of the individual's taxable year, the Plan Administrator shall distribute to such individual the amount of his Excess Deferral (and any income allocable to such amount).

          (d)    Designation of Excess Deferrals.    An individual who has Excess Deferrals for a taxable year may receive a corrective distribution of all or a portion of such deferrals during such taxable year or by April 15 of the next taxable year. Such corrective distribution may be made only if all of the following conditions are satisfied:

            (1)   The individual designates the distribution from this Plan as an Excess Deferral prior to April 15 of the next taxable year;

            (2)   The correcting distribution is made after the date on which the Plan received the Excess Deferral; and

            (3)   The Plan designates the distribution as a distribution of Excess Deferrals.

          In order to distribute Excess Deferrals pursuant to this paragraph, such individual must make such designation in writing and the individual must certify or otherwise establish that the specified amount is an Excess Deferral.

          (e)    Income.    The income allocable to Excess Deferrals or Excess Salary Deferrals is equal to the sum of the allocable gain or loss for the taxable year of the individual and the allocable gain or loss for the period between the end of the taxable year and the date of distribution, and is determined by multiplying the Excess Deferrals for the taxable year of the individual by a fraction. The numerator of the fraction is the amount of the total gain or loss allocated to the individual for the taxable year. The denominator of the fraction is the total balance of the Employee at the end of the taxable year, reduced by the gain allocable to such total amount for the taxable year and increased by the loss allocable to such total amount for the taxable year.

          Effective for Plan Years beginning on or after January 1, 1994, lag period income or gap income (the income attributable to such Excess Contributions for the period between the end of the Plan Year, to which such Excess Contributions relate, and the date of distribution) shall not be required to be calculated.

          (f)    Lag period income.    If, however, the lag period or gap period income is to be calculated, (if the Adoption Agreement provides), the allocable income for the period between the end of the taxable year and the distribution date is equal to ten percent (10%) of the income allocable to Excess Deferrals for the taxable year (as calculated under paragraph (e)) multiplied by the number of calendar months that have elapsed since the end of the taxable year. A distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month, and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.

          (g)    Coordination with Excess Contributions.    Excess Deferrals to be distributed to a Participant for his taxable year shall be reduced by Excess Contributions previously distributed for the Plan Year beginning in such taxable year.

          (h)    Notification by Employee.    If the Plan is not notified by a Participant that such Participant's limitation of Salary Deferral Contributions (under Code section 402(g)) as described in paragraphs (a) and (b) of this Section 3.06 has been exceeded, the Plan shall assume that such limitation has not been exceeded by such Participant's Salary Deferral Contributions to the Plan.

        3.07.    Matching Contributions.    If elected by the Employer in the Adoption Agreement, the Employer can make a Matching Contribution to the Plan on behalf of each Participant who makes a Salary Deferral Contribution or Nondeductible Employee Contribution for that Plan Year. The amount of such Matching Contributions shall be calculated for each Participant as specified by the Employer in the Adoption Agreement. All Matching Contributions for any given Plan Year shall be contributed to the Trust by the Employer within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Employer's fiscal year. The availability of Matching Contributions (if applicable) and Nondeductible Employee Contributions (if applicable) under the Plan shall not discriminate in favor of Highly Compensated Employees.

        3.08.    Nondeductible Employee Contributions.

          (a)    In general.    If the Adoption Agreement provides for Nondeductible Employee Contributions, a Participant may, at his option, make such Contributions to the Plan in cumulative amounts not to exceed ten percent (10%) of his Compensation for the Plan Year, or such percentage as specified in the Adoption Agreement. The amount of such Contributions, if any, shall be designated by the Participant on a form prescribed by the Plan Administrator. The method of payment of such Contributions shall be by payroll withholding unless otherwise specified in the Adoption Agreement.

          (b)    Recharacterization of Excess Contributions.    If Nondeductible Employee Contributions are provided for in the Adoption Agreement, in any Plan Year in which a Participant shall have an Excess Contribution amount, such Participant may elect to treat such excess amounts pursuant to the provisions of this subsection (b), or have such amounts distributed pursuant to Code section 401(k)(3) and the regulations thereunder.

          A Participant may treat his or her Excess Contribution amounts, for the Plan Year for which such Excess Contributions relate, as an amount distributed to such Participant and subsequently contributed by such Participant to the Plan. Contributions which are treated in the aforementioned manner shall be referred to as "Recharacterized" amounts. Recharacterized amounts shall be nonforfeitable and subject to the same distribution requirements as Salary Deferral amounts. Notwithstanding the foregoing, amounts may not be Recharacterized by a Highly Compensated Participant to the extent that such amounts in combination with other Nondeductible Employee Contributions would exceed any stated limit under Sections 3.07 and 3.08(a) (determined prior to applying Code section 401(m)(2)(A) and Section 3.09).

          Recharacterization must occur no later than two and one-half (2 1/2) months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Participant is informed in writing of the amount Recharacterized and the consequences thereof. Recharacterized amounts shall be taxable to a Participant for a Participant's tax year in which such Participant would have received such amounts in cash.

        3.09.    Actual Contribution Percentage Test.

          (a)    In general.    For Plan Years beginning after December 31, 1986, Nondeductible Employee Contributions and Matching Contributions shall satisfy the tests defined in Code section 401(m), and sections 1.401(m)-1(b)(1) and 1.401(m)-2 of the Regulations, which are hereby incorporated by reference. For purposes of Sections 3.09 and 3.10 only, Matching Contribution means any Employer Contribution made to the Plan on account of a Salary Deferral Contribution made to the Plan, and any Forfeiture directly or indirectly allocated on the basis of Salary Deferral Contributions or Matching Contributions. The tests are as follows.

            (1)   The Actual Contribution Percentage for the Highly Compensated Participant Group shall not exceed the greater of:

              (A)  125% of such percentage for the Nonhighly Compensated Participant Group for the preceding Plan Year, or

              (B)  the lesser of 200% of such percentage for the Nonhighly Compensated Participant Group for the preceding Plan Year, or such percentage for the Nonhighly Compensated Group for the preceding Plan Year plus two (2) percentage points.

            The Employer may elect to use Current Year Testing rather than Prior Year Testing except that if the Current Year Testing election is made, it may not be changed unless the Employer satisfies the requirements for changing to Prior Year Testing as set forth in Internal Revenue Service Notice 98-1 (or its subsequent modification), or as provided by the Internal Revenue Service.

            In the case of a Plan's first Plan Year (other than a successor plan), the amount taken into account as the Actual Contribution Percentage of the Nonhighly Compensated Participant Group for the Prior Year Testing shall be 3%, unless the Employer elects to use Current Year Testing and, therefore, uses the Actual Contribution Percentage of the Nonhighly Compensated Participant Group during the first Plan Year.

          (b)    Nondiscrimination Safe Harbor.    A Plan shall be treated as satisfying the Actual Contribution Percentage Test under Code section 401(m)(2) if:

            (1)   The Employer satisfies the nondiscrimination safe harbor for the Actual Deferral Percentage Test in Section 3.05(d), and

              (A)  The Matching Contributions made on behalf of any Participant are not made with respect to a Participant's Salary Deferrals in excess of 6% of the Participant's Compensation, and

              (B)  The rate of a Participant's Matching Contribution does not increase as the rate of a Participant's Salary Deferrals increase, and

              (C)  The Matching Contribution with respect to any Highly Compensated Employee at any rate of Salary Deferral Contributions is not greater than that with respect to a Nonhighly Compensated Participant; or

            (2)   The Plan satisfies the contribution requirements of Code section 401(k)(11)(B) or 401(k)(12), the vesting requirements of Code section 401(k)(12)(E)(i), and the notice requirement of Code section 401(k)(12)(D).

          (c)    Correction of Excess Aggregate Contributions.

          The amount of Excess Aggregate Contributions for a Highly Compensated Participant for a Plan Year is to be determined by the following leveling method, under which the Actual Contribution Percentage of the Highly Compensated Participant with the highest Nondeductible

  Employee and Matching Contributions is reduced to the extent required to enable the Plan to satisfy the Actual Contribution Percentage Test.

          For each Highly Compensated Participant, the amount of Excess Aggregate Contributions is the excess of the aggregate amount of the Nondeductible Employee Contributions and Matching Contributions and contributions treated as Matching Contributions (determined prior to the application of this paragraph) actually made on behalf of Highly Compensated Employees for the Plan Year, over the maximum amount of such contributions permitted under the Actual Contribution Percentage Test (determined by reducing the contributions made on behalf of Highly Compensated Employees in order of their Actual Contribution Percentage amounts beginning with the Highly Compensated Employee with the largest amount and continuing in descending order until all the Excess Aggregate Contributions have been allocated.)

          For purposes of subsections (a) and (c) of this Section 3.09, Matching Contributions forfeited as a result of a correction or return of Excess Deferrals (determined pursuant to Section 3.06) or Excess Contributions (determined pursuant to the test described in Section 3.05) shall be credited for purposes of reducing any Excess Aggregate Contributions.

          (d)    Distribution of Excess Aggregate Contributions.    In order to satisfy the requirements of Code section 401(m) for the Plan Year for which Excess Aggregate Contributions were made and for all subsequent years for which such contributions remain uncorrected, the Plan shall correct any Excess Aggregate Contributions after the close of the Plan Year for which such contributions were made. Further, failure to make such correction within 2 1/2 months after the close of the Plan Year for which such contributions were made shall cause the Employer to be liable for ten percent (10%) excise tax on the amount of such Excess Aggregate Contributions which are not corrected. Excess Aggregate Contributions (and income allocable thereto) shall be designated by the Plan Administrator as a distribution of Excess Aggregate Contributions (and income allocable thereto) and shall be forfeited, if forfeitable, or if not forfeitable, distributed to the appropriate Highly Compensated Participant after the close of the Plan Year in which the Excess Aggregate Contribution arose and within 12 months after the close of the following Plan Year. Such Excess Aggregate Contributions (and income allocable thereto) shall be forfeited, if forfeitable, or if not forfeitable, distributed first from the Participant's Nondeductible Employee Contributions, if any, then on a pro-rata basis from the Participant's vested and nonvested Matching Contributions. In the event of the complete termination of the Plan during the Plan Year in which an Excess Aggregate Contribution arose, such distributions are to be made after termination of the Plan and before the close of the 12-month period immediately following such termination. Excess Aggregate Contributions, including forfeited Matching Contributions, shall be treated as Employer Contributions for purposes of Code sections 404 and 415 even if distributed from the Plan. The distribution of Excess Aggregate Contributions shall be made on the basis of the respective portions of such amounts attributable to each Highly Compensated Participant. Excess Aggregate Contributions may not be corrected by Forfeiture if such contributions are not forfeitable under the terms of the Plan. Matching Contributions that are vested may not be forfeited to correct Excess Aggregate Contributions. Matching Contributions that are not vested and which constitute Excess Aggregate Contributions shall be forfeited.

          (e)    Income allocable to Excess Aggregate Contributions.    Income shall be allocated to Excess Aggregate Contributions by multiplying the Net Income allocated to the Participant for the Plan Year attributable to Matching Contributions, Nondeductible Employee Contributions (and amounts treated as Matching Contributions) by a fraction. The numerator of the fraction is the

  Excess Aggregate Contributions for the Employee for the Plan Year. The denominator of the fraction is equal to the sum of:

            (1)   The total Account Balance of the employee attributable to Matching Contributions, Nondeductible Employee Contributions (and amounts treated as Matching Contributions) as of the beginning of the Plan Year; plus

            (2)   The Employee's Matching Contributions, Nondeductible Employee Contributions (and amounts treated as Matching Contributions) for the Plan Year.

          Effective for Plan Years beginning on or after January 1, 1994, lag period income or gap income (the income attributable to such Excess Aggregate Contributions for the period between the end of the Plan Year, to which such Excess Aggregate Contributions relate, and the date of distribution) shall not be required to be calculated.

          (f)    Coordination with other corrections.    The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after:

            (1)   first determining Excess Deferrals;

            (2)   then determining Excess Contributions; and

            (3)   then determining the Excess Contributions that are treated as Nondeductible Employee Contributions due to Recharacterization (if provided for in the Adoption Agreement).

        3.10.    Limitation of Multiple Use of Alternate Limit.

          (a)    In general.    For Plan Years beginning after December 31, 1988, multiple use of the alternate limitation occurs if the sum of the Actual Deferral Percentage of the entire group of Highly Compensated Participants and the Actual Contribution Percentage of said Participants exceeds the Aggregate Limit described below. The multiple use test described in Treasury Regulation section 1.401(m)-2 and this Section 3.10 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

        (b)    Aggregate Limit.    The Aggregate Limit is the greater of:

            (1)   The sum of:

              (A)  1.25 times the greater of the Actual Deferral Percentage or the Actual Contribution Percentage, and

              (B)  Two percentage points plus the lesser of the Actual Deferral Percentage or the Actual Contribution Percentage. In no event, however, shall this amount exceed twice the lesser of the Actual Deferral Percentage or the Actual Contribution Percentage; or

            (2)   The sum of:

              (A)  1.25 times the lesser of the Actual Deferral Percentage or the Actual Contribution Percentage, and

              (B)  Two percentage points plus the greater of the Actual Deferral Percentage or the Actual Contribution Percentage. In no event, however, shall this amount exceed twice the greater of the Actual Deferral Percentage or the Actual Contribution Percentage.

            (3)   Correction of Multiple Use:

              (A)  More than one plan: If a multiple use of the alternate limitation occurs with respect to two or more plans or arrangements maintained by the Employer, such multiple use shall be corrected by reducing the Actual Deferral Percentage of Highly Compensated Participants in the manner described in subparagraph (C) below.

              (B)  To the extent that a Participant has unmatched Salary Deferral Contributions, the required reductions shall be from Salary Deferral Contributions; thereafter, Salary Deferral Contributions and Matching Contributions shall be reduced on a pro-rata basis.

              (C)  The amount of the reduction to the Actual Deferral Percentage of the entire group of Highly Compensated Participants shall be calculated in the manner described in the Code section 401(k)(2) regulations, unless otherwise stipulated in the Adoption Agreement, so that there is no multiple use of the alternate limitation. Unless otherwise specified in the Adoption Agreement, only the Actual Deferral Percentages of all Highly Compensated Participants who are eligible in both the arrangement subject to Code section 401(k) and the Plan subject to Code section 401(m) shall be reduced.

        3.11.    Qualified Nonelective and Matching Contributions.

          (a)    Allocation of Qualified Nonelective Contributions.    If the Employer has elected to use Current Year Testing, then on behalf of each Nonhighly Compensated Participant, the Employer may, at its sole discretion, make a Qualified Nonelective Contribution equal a percentage between 0% to 10% of each eligible individual's Compensation, the exact percentage to be determined each year by the Employer.

            (1)   The Employer shall have the sole discretion to designate which Nonhighly Compensated Participants, if any, shall receive a Qualified Nonelective Contribution, if any, for any Plan Year.

            (2)   In any Plan Year, the Employer may designate which test, either as described in Section 3.05 or as described in Section 3.09 to which such Qualified Nonelective Contributions, if any, shall be applied.

          (b)    Actual Deferral Percentage Test.    All or part of the Qualified Nonelective Contributions and Qualified Matching Contributions made with respect to Participants may be treated as Salary Deferral Contributions for purposes of the Actual Deferral Percentage Test set forth in Section 3.05. Qualified Matching Contributions and Qualified Nonelective Contributions used to satisfy the Actual Deferral Percentage shall be disregarded for purposes of satisfying the Actual Contributions Percentage Tests set forth in Section 3.09. Qualified Nonelective Contributions and Qualified Matching Contributions used to satisfy the Actual Deferral Percentage Test shall be deemed Salary Deferral Contributions.

          (c)    Actual Contribution Percentage Test.    Qualified Matching Contributions used to satisfy the Actual Deferral Percentage Test are not subject to the Actual Contribution Percentage Test. All or part of the Qualified Nonelective Contributions made with respect to Participants in the Plan, and which are not used to satisfy the Actual Deferral Percentage Test, may be used to satisfy the Actual Contribution Percentage Test. Qualified Nonelective Contributions used to satisfy the Actual Contributions Percentage Test shall be deemed Matching Contributions.

          (d)    Restrictions.    Qualified Matching Contributions and Qualified Nonelective Contributions used to satisfy the Actual Deferral Percentage Test shall not be taken into account in determining whether the requirements of the Actual Contribution Percentage Test are satisfied. Qualified Matching Contributions and Qualified Nonelective Contributions used to satisfy the Actual Contribution Percentage Test shall not be taken into account in determining whether the requirements of the Actual Deferral Percentage Test are satisfied. Only Qualified Matching Contributions and Qualified Nonelective Contributions made for the Plan Year may be used for purposes of satisfying the Actual Deferral Percentage Test and Actual Contribution Percentage Test for that same Plan Year.

          (e)    Return of Excess Contributions.    If Qualified Matching Contributions are used to satisfy the Actual Deferral Percentage Test, and, as a result of the test for a given Plan Year, there are Excess Contributions, then the distribution of the Excess Contributions shall be as follows. First, all Salary Deferral Contributions that were not matched with Qualified Matching Contributions shall be distributed, and then, if required, the Qualified Matching Contributions deemed as Salary Deferral Contributions and the remaining Salary Deferral Contributions shall be distributed pro-rata.

          (f)    Employer Election.    The Plan Administrator may elect, in any Plan Year, to treat all or a part of the Employer's Matching Contributions for such Plan Year as a Qualified Matching Contribution subject to the restrictions of this Section 3.11.

        3.12.    Rollover Contributions and Plan-to-Plan Transfers.    Unless prohibited in the Adoption Agreement, the Plan may permit Rollover Contributions (as described in Plan Section 1.57) and/or Plan-to-Plan Transfers, subject to Plan Administrator's sole discretion and approval and subject to the provisions of this Section.

          (a)    Rollovers.    The Trustee shall accept Rollover Contributions from any Employee, whether or not he is otherwise a Participant in this Plan; provided, however, that the Plan Administrator must first certify to the Trustee that such amount qualifies as a Rollover Contribution.

          (b)    Plan-to-Plan Transfers.

            (1)   The term "Plan-to-Plan Transfer" means a transfer of assets between this Plan and another qualified plan. Unless specifically prohibited in the Adoption Agreement, the Trustee may accept Plan-to-Plan Transfers from another qualified plan under Code section 401(a) if the funds so transferred were held for the benefit of a person who is an Employee, whether or not a Participant, at the time of such transfer, provided, however, that the Plan Administrator must first certify to the Trustee (a) that such other employee benefit plan is qualified under Code section 401(a), and (b) what portion, if any of the funds to be received in a Plan-to-Plan Transfer were subject to restrictions on distributions similar to those set forth in Code section 401(k)(2)(B) or 401(a)(11)(B)(iii)(III) while in the other qualified plan. However, if the Plan-to-Plan Transfer is the result of a merger or partial merger of another profit sharing plan qualified under Code section 401(a), the Employer may amend the Plan to designate the accounts to which the monies will be applied, within the applicable limits of the law. Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of a Protected Benefit.

            (2)   The Plan will accept deferrals and match contributions that are legally and timely transferred from a nonqualified "Top-Hat" plan of the Employer with respect to Employees who are Participants in this Plan and Participants in the nonqualified plan.

          (c)    Rollover or Plan-to-Plan Transfer from Employer ESOP.    Unless specifically prohibited in the Adoption Agreement, the Plan shall accept a Rollover or Plan-to-Plan Transfer from an Employer's employee stock ownership plan ("ESOP"), as defined in Code section 4975(e). The portion of an Employee's ESOP Account which is eligible for "diversification" (as described in Code section 401(a)(28)(B)) may be rolled over or transferred to the Plan at the election of such Employee. Prior to approving such rollover or transfer, the Plan Administrator shall ascertain that the amount which is to be rolled over or transferred, in order to satisfy the "diversification" requirement of Code section 401(a)(28)(B), is eligible for "diversification" under the applicable provisions of the ESOP.

        3.13.    Return of Contributions.    Employer Contributions shall not be returned to the Employer except as described in Plan Sections 12.10 and 12.11.

        However, any Salary Deferral Contributions that are returned under Section 12.10 shall always be returned to the Employee on whose behalf such contributions were made, and under no circumstances shall such Salary Deferral Contributions ever revert to the Employer. Any such returned Salary Deferral Contributions shall be adjusted to include earnings on such returned contributions.

        3.14.    Owner-Employee Provisions.    If the Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for such other trades or businesses must, when looked at as a single plan, satisfy Code sections 401(a) and (d) for the employees of this and all other trades or businesses. If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies Code sections 401(a) and (d) and which provides contributions and benefits not less favorable than provided for such Owner-Employees under this Plan. For purposes of this Section, an Owner-Employee, or two or more Owner-Employees, shall be considered to control a trade or business if the Owner-Employee or two or more Owner-Employees together, (1) own the entire interest in an unincorporated trade or business, or (2) in the case of a partnership, own more than 50% of either the capital interest or the profits interest in the partnership. An Owner-Employee shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or two or more such Owner-Employees, are considered to control within the meaning of the preceding sentence.

        3.15.    Other Nondiscrimination Requirements.    Any other Employer Contributions made to the Plan, other than Rollover Contributions, that are not subject to the nondiscrimination tests set forth in either Sections 3.05, 3.09 or 3.10, shall be allocated on the basis of a uniform formula. Such uniform formula shall allocate contributions to every Eligible Employee according to Compensation or such contributions shall be the same dollar amount for each Eligible Employee. Such formula shall be specified in the Adoption Agreement.

        3.16.    Qualified Military Service.    Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and Service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

        3.17.    Catch-up Contributions.    If elected by the Employer in the Adoption Agreement, all Participants who are eligible to make Salary Deferral contributions under this Plan and who have attained age 50 before the close of the calendar Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions.

ARTICLE IV. PARTICIPANT ACCOUNTS AND ALLOCATIONS.

        4.01.    Establishment of Accounts.

          (a)    Employer Matching Account.    If the Employer makes any Matching Contributions to the Plan, the Plan Administrator shall establish an Employer Matching Account for each Participant.

          (b)    Employer Discretionary Account.    If the Employer makes any Discretionary Contributions to the Plan, the Plan Administrator shall establish an Employer Discretionary Account for each Participant.

          (c)    Nondeductible Employee Account.    If the Employer allows Nondeductible Employee Contributions in the Adoption Agreement, the Plan Administrator shall establish a Nondeductible Employee Account for each Participant who makes a Nondeductible Employee Contribution.

          (d)    Unrelated Rollover Account.    If the Adoption Agreement allows Rollover Contributions from plans unrelated to the Employer, the Plan Administrator shall establish an Unrelated Rollover Account for each Employee who makes such an Unrelated Rollover Contribution or for whose benefit such an Unrelated Rollover is made to the Plan.

          (e)    Related Rollover Account.    If the Adoption Agreement allows Related Rollover Contributions from plans related to the Employer, the Plan Administrator shall establish a Related Rollover Account for each Employee who makes such a Related Rollover Contribution or for whose benefit such a Related Rollover is made to the Plan.

          (f)    Plan-to-Plan Transfer Account.    If the Employer allows Plan-to-Plan Transfers in the Adoption Agreement, the Plan Administrator shall establish a Plan-to-Plan Transfer Account for each Employee who makes a Plan-to-Plan Transfer or for whose benefit a Plan-to-Plan Transfer is made to the Plan.

          (g)    Salary Deferral Account.    The Plan Administrator shall establish a Salary Deferral Account for each Participant and for those Employees who are not otherwise Participants but for whose benefit Plan-to-Plan Transfers are made which include funds subject to the restrictions on distribution set forth in Code section 401(k)(2)(B).

          (h)    Qualified Matching Contribution Account.    If the Employer makes any Qualified Matching Contributions to the Plan, the Plan Administrator shall establish a Qualified Matching Contribution Account for each Participant.

          (i)    Qualified Nonelective Contribution Account.    If the Employer makes any Qualified Nonelective Contributions to the Plan, the Plan Administrator shall establish a Qualified Nonelective Contribution Account for each Participant.

          (j)    Forfeiture Account.    If the Plan reallocates Forfeitures to Participants in accordance with Section 4.06(f)(3) or 4.06(f)(4), the Plan Administrator shall establish a Forfeiture Account for each Participant.

          (k)    Predecessor Employee Account.    An Account established on behalf of each Participant pursuant to Section 1.50.

          (l)    Predecessor Employer Account.    An Account established on behalf of each Participant pursuant to Section 1.51.

          (m)    Employer Account.    Shall mean the Employer Matching Account and the Employer Discretionary Account of each Participant.

          (n)    Rollover Account.    Shall mean the Unrelated Rollover Account and the Related Rollover Account of each Participant.

        4.02.    Accounting Procedure for Allocations.

          (a)    In general.    As of each Valuation Date, the Plan Administrator shall:

            (1)   First, allocate, as necessary under this Plan, to such Participant's Employer Matching Account, Forfeitures to any Participant who is entitled to have their Forfeitures restored;

            (2)   Next, allocate to each Participant's Accounts any Nondeductible Employee Contributions, Related and Unrelated Rollover Contributions, Salary Deferral Contributions,

    Matching Contributions, Discretionary Contributions and Plan-to-Plan Transfers that are to be allocated as of the Valuation Date in accordance with this Article;

            (3)   Next, allocate all withdrawals, payments or distributions made from such Participants' Accounts since the next preceding Valuation Date that have not been previously allocated;

            (4)   Next, debit Participants' Accounts for administrative fees paid, if any;

            (5)   Next, debit Participants' Accounts for any insurance or annuity premiums paid, if any, and credit with any dividends received on insurance contracts;

            (6)   Next, use Forfeitures to reduce the Employer's Contributions, or allocate Forfeitures to Participants, as specified in the Adoption Agreement;

            (7)   Finally, allocate the net income or net loss of the Trust Fund in accordance with the computation procedures set out in Section 4.04.

          (b)    Securities.    The Valuation Date shall also be the inventory date for securities held by the Trust. The fair market value on the inventory date shall be used for a valuation of the securities held by the Trust. The respective Accounts of Participants are to be adjusted in accordance with the valuation.

          (c)    Insurance Contracts.    Allocated life insurance and/or annuity contracts, i.e., contracts which are purchased to provide certain specified benefits for specific Participants, shall be presented on the Plan's financial statements in accordance with generally accepted accounting principles.

        4.03.    Allocation of Participant Contributions.

          (a)    Nondeductible Employee Contributions.    All Nondeductible Employee Contributions shall be credited to the Nondeductible Employee Account of the Participant making the contribution as of each Valuation Date.

          (b)    Rollover Contributions.    All Rollover Contributions shall be credited to the applicable Rollover Account of the Employee making the contribution as of each Valuation Date.

          (c)    Plan-to-Plan Transfers.    All Plan-to-Plan Transfers shall be credited to the Plan-to-Plan Transfer Account of such Employee as of each Valuation Date. Notwithstanding the preceding, any portion of a Plan-to-Plan Transfer or Rollover Contribution that the Plan Administrator has certified to the Trustee as having been subject to the restrictions on distribution set forth in Code section 401(k)(2)(B) while in the other qualified plan shall be credited to the Salary Deferral Account of the Employee, as of each Valuation Date.

        4.04.    Allocation of Net Income or Net Loss.

          (a)   As of each Valuation Date, the Trustee or its designee shall subtract all distributions and withdrawals since the previous Valuation Date, add to each Account the amount of the contributions, and allocate the net earnings and gains or losses of the fund based on the individual account activity of each such Participant's Account during such period pursuant to a share accounting method under which each Participant's investments in the investment funds shall be accounted for in actual shares purchased by the Plan contributions and allocated to the Participant's Account. For this purpose, the Trustee or its designee, shall adopt uniform rules which conform to applicable law and generally accepted accounting practices. However, notwithstanding the above, a Participant shall cease to share in any earnings after Plan assets attributable to his Account are transferred into a disbursement account pending sale or liquidation of the Participant's relevant investment funds and distribution of the proceeds thereof.

          (b)   If the Plan Administrator determines in making any valuation, allocation, or adding interest to any Account under the provisions of the Plan that the strict application of the provisions of the Plan will not produce an equitable and nondiscriminatory allocation among the Accounts of the Participants, it may modify any procedure specified in the Plan for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan; provided, however, that any such modification shall not reduce the Participant's vested Account and shall be consistent with the provisions of Code section 401(a). If the Plan Administrator in good faith determines that certain expenses of administration paid by the Trustee during the Plan Year under consideration are not general, ordinary, and usual and should not equitably be borne by all Participants, but should be borne only by one or more Participants, for whom or because of whom such specific expenses were incurred, the net earnings and adjustments in value of the Accounts shall be increased by the amounts of such expenses, and the Plan Administrator shall make suitable adjustments by debiting the particular Account or Accounts of such one or more Participants; provided, however, that any such adjustment must be nondiscriminatory and consistent with the provisions of Code section 401(a).

          (c)   As of each Valuation Date, any net income or net loss of the Trust Fund that is not attributable to (a) above shall be allocated in a nondiscriminatory manner as directed by the Plan Administrator.

        4.05.    Ascertainment of Net Income and Net Loss.    Net income or net loss of the Trust Fund shall be ascertained as of each Valuation Date by the Trustee, whose finding shall be accepted by the Plan Administrator as conclusive, and shall mean the profit and any income received less the losses and expenses of the Trust Fund, plus or minus any net increase or decrease in the fair market value of the assets of the Trust Fund not realized. Such net income or net loss shall be determined in accordance with the accounting method selected by the Employer. Any life insurance contracts held by the Trustee shall be valued in accordance with Section 4.02(c) as of the Valuation Date, but such contracts shall be listed separately by type of contract and allocated to the appropriate Account of each Participant for whom they are held.

        4.06.    Allocation of Employer Contributions and Forfeitures.

          (a)    Discretionary Contributions: Allocation in Proportion to Compensation.    If the Employer elects to make Discretionary Contributions, all such Contributions shall be allocated to the Employer Discretionary Account of each Participant entitled to share in the allocation of such Contributions, as of each Valuation Date. Except to the extent otherwise elected by the Employer in the Adoption Agreement, only those Participants who have completed a Year of Service during the Plan Year and who are employed on the last day of the Plan Year shall share in the allocation of Discretionary Contributions for such Plan Year, and then only on the basis of their respective Compensation, unless otherwise elected by the Employer in the Adoption Agreement. The preceding sentence notwithstanding, a Participant who has Separated from Service, during the Plan Year for which a Discretionary Contribution is made, due to retirement, death or Disability, and who is otherwise eligible to receive an allocation of a Discretionary Contribution, shall receive an allocation of the Discretionary Contribution for such Plan Year.

          (b)    Discretionary Contributions: Integrated Allocation.    If specified in the Adoption Agreement, a Discretionary Contribution, if any, shall be allocated to each Participant's Account, except as provided in Section 8.04(a), in a dollar amount equal to 5.7% of the sum of each Participant's total Compensation plus Excess Compensation. "Excess Compensation" means, with respect to a Plan that is integrated with Social Security, a Participant's Compensation which is in excess of the amount set forth in the Adoption Agreement. If the Employer does not contribute such amount for all Participants, each Participant will be allocated a share of the contribution in the same proportion that his/her total Compensation plus his/her total Excess Compensation for the Plan Year bears to the total Compensation plus the total Excess Compensation of all Participants for the year. For purposes of this subsection (b), "Taxable Wage Base" shall mean, with respect to any year, the minimum amount of earnings which may be considered wages for such year under Code section 3121(a)(1).

          Notwithstanding the preceding, 4.3% shall be substituted for 5.7% above if Excess Compensation is based on more than 20% and less than or equal to 80% of the Taxable Wage Base. If Excess Compensation is based on less than 100% and more than 80% of the Taxable Wage Base, then 5.4% shall be substituted for 5.7% above. The percentage of the Taxable Wage Base which shall be the basis for determining Excess Compensation shall be specified in the Adoption Agreement.

            (1)   The balance of the Discretionary Contribution over the amount allocated above, if any, shall be allocated to each Participant's Account in the same proportion that his/her total Compensation for the year bears to the total Compensation of all Participants for such year.

            (2)   Except, however, for any Plan Year beginning prior to January 1, 1990, and if elected in the Adoption Agreement for any Plan Year beginning on or after January 1, 1990, a Participant who performs less than a Year of Service during any Plan Year shall not share in the Discretionary Contribution for that year, unless there is a short Plan Year (a Plan Year of less than twelve (12) consecutive months) or a contribution is required pursuant to Section 8.04(a).

          (c)    Discretionary Contributions: Allocation Based on Cross-Testing.    If specified in the Adoption Agreement that the Plan is to utilize cross-testing as described in Section 1.401(a)(4)-8 of the Income Tax Regulations, Employer contributions shall be allocated to each Participant's Account in accordance with the following rules:

            (i)    All Participants in the Plan shall be classified as belonging to an Allocation Tier specified in the Adoption Agreement. Each of the Allocation Tiers shall receive a definite, designated portion of each Employer contribution.

            (ii)   Prior to making any Employer contribution, the Employer shall designate in a written instrument the amount of such Employer contribution to be allocated to each Allocation Tier. Each of these written documents shall be signed by an authorized representative of the Employer, and shall be kept as part of the permanent records of the Plan.

            (iii)  The amount of the Employer contribution designated as belonging to each Allocation Tier shall be allocated among the Participants in such Allocation Tier by multiplying such amount by a fraction, the numerator of which is the Compensation of each Participant in the Allocation Tier and the denominator of which is the aggregate of the Compensation of all Participants in such Allocation Tier.

            (iv)  Alternatively, if elected in the Adoption Agreement, the amount of the Employer contribution to each Allocation Tier shall be allocated equally among the Participants in such Allocation Tier.

            (v)   In the event the Plan is a Top-Heavy Plan for the Plan Year, then notwithstanding the foregoing, the Employer contribution shall be allocated so as to satisfy the minimum contribution allocation requirements as set forth in Plan Section 8.04.

            (vi)  Except to the extent otherwise elected by the Employer in the Adoption Agreement, only those Participants who have completed a Year of Service during the Plan Year and who are employed on the last day of the Plan Year shall share in the allocation of Discretionary Contributions for such Plan Year. Unless otherwise elected in the Adoption Agreement, the preceding sentence notwithstanding, a Participant who has Separated from Service, during the

    Plan Year for which a Discretionary Contribution is made, due to retirement, death or Disability, and who is otherwise eligible to receive an allocation of a Discretionary Contribution, shall receive an allocation of the Discretionary Contribution for such Plan Year.

          (d)    Salary Deferral Contributions.    Salary Deferral Contributions shall be allocated to the Salary Deferral Account of each Participant as of each Valuation Date.

          (e)    Matching Contributions.    If the Employer elects to make Matching Contributions, all such Contributions shall be allocated to the Employer Matching Account of such Participant as of each Valuation Date, or as of such other date or period as specified in the Adoption Agreement. A Participant who has made a Salary Deferral Contribution or a Nondeductible Employee Contribution and who hasSeparated from Service, during a Plan Year for which the Employer has made a Matching Contribution, due to retirement, death or Disability, shall be eligible to receive an allocation of Matching Contributions notwithstanding that such Participant would otherwise not be eligible to receive such an allocation by reason of his or her failure to complete the minimum Service requirements or failure to be employed on the last day of such Plan Year.

          (f)    Forfeitures.

            (1)   As of each Valuation Date Forfeitures shall first be used, when necessary, to restore Forfeitures to the Accounts of any Participants qualified for such restoration and then shall be used for the Plan Year in which such Forfeitures occur and as provided for in the Adoption Agreement.

            (2)   If specified in the Adoption Agreement, as of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date, and which have not been used to reinstate previously forfeited Account Balances, if any, shall be used to satisfy Plan expenses as follows. All expenses incident to the administration, termination or protection of the Plan and Trust, including, but not limited to, actuarial, legal, accounting, administration, management, and Trustee's fees, shall be paid out of the remaining Forfeitures. If the Forfeitures are insufficient to pay for such expenses, any remaining liabilities, may, at the Employer's sole discretion, be paid by the Employer. For the convenience and the facilitation of the administration of the Plan, the Employer may pay any such expenses and be reimbursed for those expenses out of Forfeitures, to the extent that Forfeitures are available and to the extent that such expenses (as non-settlor functions) are permitted, by the Department of Labor, to be reimbursed in such manner.

            (3)   Unless otherwise specified in the Adoption Agreement, the remaining Forfeitures attributable to Matching Contributions, if any, shall only be allocated to Participants who made a Salary Deferral Election and one or more Salary Deferral Contributions for the applicable Plan Year, and who were employed with the Employer on the last day of the applicable Plan Year, and shall be allocated according to the following method:

              (A)  The Forfeitures shall be used to reduce the Matching Contribution of the Employer hereunder for the Plan Year in which such Forfeitures occur.

            (4)   Unless otherwise specified in the Adoption Agreement, the remaining Forfeitures attributable to Discretionary Contributions, if any, shall only be allocated to those Participants who have completed a Year of Service during the Plan Year and who are employed on the last day of the Plan Year, and shall be allocated according to one of the following methods (A, B, or C below), as specified in the Adoption Agreement.

              (A)  The Forfeitures shall be used to reduce the Discretionary Contribution of the Employer hereunder for the Plan Year in which such Forfeitures occur.

              (B)  Forfeitures shall be allocated among eligible Nonhighly Compensated Participants in accordance with the allocation formula for Discretionary Contributions.

              (C)  Forfeitures shall be allocated among eligible Participants in accordance with the allocation formula for Discretionary Contributions.

            Forfeitures allocated under subparagraph (B), and (C) shall be allocated once a year as of the Anniversary Date of the Plan Year, unless otherwise specified in the Adoption Agreement.

            (5)   If specified in the Adoption Agreement, Forfeitures, without regard to whether attributable to Matching Contributions or Discretionary Contributions, shall be used to reduce any current or future Employer contributions.

            (6)   If specified in the Adoption Agreement, Forfeitures, without regard to whether attributable to Matching Contributions or Discretionary Contributions, shall be allocated among eligible Participants who are credited with one (1) Year of Service and who are employed with the Employer on the last day of the Plan Year, on the basis that each such eligible Participant's Total Account Balance bears to the Total Account Balances of all eligible Participants.

            (7)   If specified in the Adoption Agreement, Forfeitures, without regard to whether attributable to Matching Contributions or Discretionary Contributions, shall be allocated among eligible Participants who are credited with one (1) Year of Service and who are employed with the Employer on the last day of the Plan Year, on the basis that each such eligible Participant's Compensation bears to the total Compensation of all eligible Participants.

            Forfeitures allocated pursuant to paragraphs (6) and (7) above, shall be allocated once each Plan Year as of the Anniversary Date of a Plan Year.

          (g)    Additional Allocations.    Unless specified otherwise in the Adoption Agreement, in the event that the allocations made pursuant to subsections (a), (b), (c), (e) or (f) of this Section 4.06, would result in a failure to satisfy the requirements of Code section 410(b), or of the regulations thereunder, the Plan Administrator may determine that an additional number of Nonhighly Compensated Employees shall be eligible to share in the allocation made under such subsections. Such additional number of such Nonhighly Compensated Employees shall be the minimum number necessary to enable the Plan to qualify under Code section 410(b). Such additional Nonhighly Compensated Employees who shall be eligible to share in such allocation shall be selected in the following order:

            (1)   first, from among such Participants who were employed on the last day of the Plan Year and who failed to complete a Year of Service in the Plan Year;

            (2)   then, from among such Participants who were not employed on the last day of the Plan Year, ranked in order of those who have completed the largest number of Hours of Service.

ARTICLE V. LIMITATIONS ON ALLOCATIONS.

        5.01.    Participants Covered by this Plan Only.

          (a)    In general.    If a Participant does not participate in, and has never participated in another qualified plan, or a welfare benefit fund as defined in Code section 419(e), maintained by the Employer, or an individual medical account, as defined in Code section 415(l)(2), maintained by the Employer, which provides an Annual Addition, the total amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

          If the Employer contribution that would otherwise be contributed or allocated to a Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

          (b)    Calculation of Maximum Permissible Amount.    Prior to determining a Participant's 415(c) Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's 415(c) Compensation for the Limitation Year, uniformly determined for all Participants 415(c) Compensation for the Limitation Year. As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant's 415(c) Compensation for the Limitation Year.

        5.02.    More than One Plan.

          (a)    Two or more defined contribution plans.    This subsection (a) applies if, in addition to this Plan, a Participant is covered under another qualified defined contribution plan (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years. For this purpose, another qualified defined contribution plan shall include the Annual Additions attributable to a Participant's Nondeductible Employee Contributions to all defined benefit plans (whether or not terminated) maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds (as defined in Code section 419(e)) maintained by the Employer, and an individual medical account (as defined in Code section 415(l)(2)) maintained by the Employer, which provides an Annual Addition during any Limitation Year.

          The maximum aggregate amount in any Limitation Year is the lesser of 125 percent of the dollar limitation determined under Code sections 415(b) and (d) in effect under Code section 415(c)(1)(A) or 35 percent of the Participant's 415(c) Compensation for such Year.

            (1)   If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the Maximum Permissible Amount under this Plan shall equal the maximum Annual Additions for the Limitation Year minus any Annual Additions previously credited to such Participant's Accounts during the Limitation Year.

            (2)   If a Participant participates in both a defined contribution plan subject to Code section 412 and a defined contribution plan not subject to Code section 412 maintained by the Employer which have the same Anniversary Date, Annual Additions shall be credited to the Participant's Accounts under the defined contribution plan subject to Code section 412 prior to crediting Annual Additions to the Participant's Accounts under the defined contribution plan not subject to Code section 412.

            (3)   If a Participant participates in more than one defined contribution plan not subject to Code section 412 maintained by the Employer which have the same Anniversary Date, the maximum Annual Additions under this Plan shall equal the product of:

              (A)  the maximum Annual Additions for the Limitation Year minus any Annual Additions previously credited under (1) or (2) above, multiplied by

              (B)  a fraction, the numerator of which is the Annual Additions which would be credited to such Participant's Accounts under this Plan without regard to the limitations of Code section 415 and the denominator of which is such Annual Additions for all plans described in this paragraph.

          Note:    (b) through (g) below do not apply to Limitation Years beginning after December 31, 1999.

          (b)    Defined benefit plans.    Subject to the exception given below, if an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Limitation Year may not exceed 1.0.

          (c)    Defined benefit plan fraction.    The defined benefit plan fraction is determined as follows:

            (1)   The defined benefit plan fraction for any Limitation Year is a fraction (A) the numerator of which is the Projected Annual Benefit of the Participant under all defined benefit plans (whether or not terminated) maintained by the Employer (determined as of the close of the Limitation Year), and (B) the denominator of which is the lesser of: (i) the product of 1.25 multiplied by the maximum dollar limitation provided under Code section 415(b)(1)(A) for such Limitation Year, or (ii) the product of 1.4 multiplied by the amount (the highest average Compensation, including any adjustments) which may be taken into account under Code section 415(b)(1)(B) for such Limitation Year.

            (2)   For purposes of applying the limitations of Code section 415, the Projected Annual Benefit for any Participant is the benefit, payable annually, under the terms of the Plan determined pursuant to Regulations section 1.415-7(b)(3).

            (3)   For purposes of applying the limitations of Code section 415, the projected current accrued benefit for any Participant in a Defined Benefit Plan in existence on July 1, 1982, shall be the accrued benefit, payable annually, provided for under question T-3 of Internal Revenue Service Notice 83-10.

            (4)   Notwithstanding (1) above, if a Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction shall not be less than 1.25 of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of such plan after May 5, 1986. The preceding sentence shall apply only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code section 415 for all Limitation Years beginning before January 1, 1987.

            (5)   For purposes of this subsection (c) Projected Annual Benefit means the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity, if such benefit is expressed in a form other than a straight life annuity, or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming: (A) the Participant shall continue employment until the normal retirement age provided under such plan (or the current age, if later), and (B) the Participant's 415 Compensation for the current Limitation Year, and all other relevant factors used to determine benefits under such plan shall remain constant for all future Limitation Years.

          (d)    Defined contribution plan fraction.    The defined contribution plan fraction is determined as follows:

            (1)   The defined contribution plan fraction for any Limitation Year is a fraction of:

              (A)  the numerator of which is the sum of all Annual Additions to the Participant's Accounts as of the close of the Limitation Year; and

              (B)  the denominator of which is the sum of the lesser of the following amounts determined for such year and each prior Year of Service with the Employer:

                (i)    the product of 1.25 multiplied by the dollar limitation in effect under Code section 415(c)(1)(A) for such Limitation Year (determined without regard to Code section 415(c)(6)); or

                (ii)   the product of 1.4 multiplied by the amount which may be taken into account under Code section 415(c)(1)(B) for such Limitation Year.

            (2)   Notwithstanding the foregoing, the numerator of the defined contribution plan fraction shall be adjusted pursuant to Regulations section 1.415-7(d)(1) and questions T-6 and T-7 of the Internal Revenue Service Notice 83-10.

            (3)   For defined contribution plans in effect on or before July 1, 1982, the Plan Administrator may elect for any Limitation Year ending after December 31, 1982, that the amount taken into account in the denominator for every Participant for all Limitation Years ending before January 1, 1983, shall be an amount equal to the product of (A) the denominator for the Limitation Year ending in 1982 determined under the law in effect for the Limitation Year ending in 1982 multiplied by (B) the transition fraction.

            (4)   For purposes of the preceding paragraph, the term transition fraction shall mean a fraction (A) the numerator of which is the lesser of (1) $51,875, or (2) 1.4 multiplied by 25% of the Participant's 415(c) Compensation for the Limitation Year ending in 1981, and (B) the denominator of which is the lesser of (1) $41,500 or (2) 25% of the Participant's 415(c) Compensation for the Limitation Year ending in 1981.

            (5)   Notwithstanding the foregoing, for any Limitation Year in which the Plan is a Top-Heavy Plan (as determined under Section 8.02), $41,500 shall be substituted for $51,875 in determining the transition fraction unless an extra minimum allocation is being provided pursuant to this Plan being found to be Top-Heavy. However, for any Limitation Year in which this Plan is a Super-Top-Heavy Plan, $41,500 shall be substituted for $51,875 in any event.

            (6)   If an Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction shall be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, shall be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

            The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

            (7)   Defined Contribution Dollar Limitation: $30,000 or such larger amount as may be determined by the Commissioner of the Internal Revenue Service for the Limitation Year. For Limitation Years prior to January 1, 1995: $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in Code section 415(b)(1), as in effect for the Limitation Year.

          (e)    Top-Heavy rule.    Notwithstanding the foregoing for any Limitation Year in which the Plan is a Top-Heavy Plan, 1.0 shall be substituted for 1.25 in subsection (d)(1)(B)(i) above.

          (f)    Limiting Annual Additions.    If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0 in any Limitation Year for any Participant in this Plan for reasons other than described in (h) below, the Plan Administrator shall limit, to the extent necessary, the Annual Additions to such Participant's Accounts for such Limitation Year. If, after limiting the Annual Additions to such Participant's Accounts for the Limitation Year, the sum of the defined benefit plan fraction and the defined contribution plan fraction still exceed 1.0, the Plan Administrator shall then adjust the numerator of the defined benefit plan fraction so that the sum of both fractions shall not exceed 1.0 in any Limitation Year.

          (g)    Other limitations.    If

            (1)   the substitution of 1.0 for 1.25 and $41,500 for $51,875 above, or

            (2)   the excess benefit accruals or Annual Additions provided for in Internal Revenue Service Notice 82-19 cause the 1.0 limitation to be exceeded for any Participant in any Limitation Year, such Participant shall be subject to the following restrictions for each future Limitation Year until the 1.0 limitation is satisfied:

              (A)  The Participant's accrued benefit under the defined benefit plan shall not increase;

              (B)  no Annual Additions may be credited to a Participant's Accounts; and

              (C)  no Employee Contributions (voluntary or mandatory) shall be made under any defined benefit plan or any defined contribution plan of the Employer.

          (h)    Rules shall comply with Code section 415.    Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference for Plan Years beginning after December 31, 1999.

        5.03.    Adjustment for Excess Annual Additions.

          (a)    Definition of Excess Amount.    For the purpose of this Section, Excess Amount for any Participant for a Limitation Year shall mean the excess, if any, of (1) the Annual Additions which would be credited to his Account under the terms of the Plan without regard to the limitations of Code section 415 over (2) the maximum Annual Additions determined pursuant to Section 5.01 or 5.02, as applicable.

          (b)    Correction of Errors.    If, as a result of a reasonable error in estimating a Participant's 415(c) Compensation, or other facts and circumstances to which section 1.415-6(b)(6) of the

  Income Tax Regulations shall be applicable, there is an Excess Amount, such Excess Amount shall be disposed of as follows:

            (1)   first, distribute to the Participant any Nondeductible Employee Contribution amount credited for the Limitation Year to the extent that the return would reduce the Excess Amount in the Participant's Accounts;

            (2)   second, distribute to the Participant any Salary Deferral Contribution amount credited for the Limitation Year to the extent that the return would reduce the Excess Amount in the Participant's Accounts, Salary Deferral Contributions that have not been matched shall be returned to a Participant before returning any Salary Deferral Contributions that have been matched;

            (3)   then, hold any Excess Amount remaining after the return of any Nondeductible Employee Contributions and Salary Deferral Contributions in an Annual Additions Suspense Account, Excess Amounts which are Discretionary contributions shall be placed in such Annual Additions Suspense Account prior to any Matching Contributions being placed in such account;

            (4)   then, use the Annual Additions Suspense Account in the next Limitation Year (and succeeding Limitation Years if necessary) to reduce Employer Contributions for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year, or if the Participant is not so covered;

            (5)   then, reduce Employer Contributions to the Plan for such Limitation Year (and succeeding Limitation Years if necessary) by the amount of the Annual Additions Suspense Account allocated and reallocated during such Limitation Year.

          If the Employer maintains a contribution plan subject to Code section 412 and a defined contribution plan not subject to Code section 412, then corrections shall first be made to the Plan which is not subject to Code section 412.

          If the Employer maintains more than one defined contribution plan subject to Code section 412, then the Employer shall specify in the Board Resolution adopting the Plans as to the order of correction.

          Salary Deferral Contributions and Nondeductible Employee Contributions that are returned under this Section shall be disregarded for purposes of Sections 3.05, 3.05A, 3.06, and 3.09.

          (c)    Definition of Annual Additions Suspense Account.    For the purpose of this Section, Annual Additions Suspense Accountshall mean an unallocated account equal to the sum of the Excess Amounts for all Participants in the Plan during the Limitation Year. The Annual Additions Suspense Account shall not share in any earnings or losses of the Trust Fund.

          If an Annual Additions Suspense Account is in existence at any time during a particular Limitation Year, all amounts in such account shall be allocated and reallocated to Participants' Accounts before any Employer contributions (or Employee contributions, if applicable) may be made to the Plan for that Limitation Year.

          (d)    Plan may not distribute Excess Amounts.    The Plan may not distribute Excess Amounts to Participants or Former Participants, except to correct errors as provided for in (b) above.

          (e)    Controlled group rules.    For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code section 1563(a) or Code sections 414(b) and (c) as modified by Code section 415(h)), is a member of an affiliated service group (as defined by Code section 414(m)), or is a member of any other entity required to be aggregated pursuant to regulations under Code section 414(o), then all employees of such employers or entities shall be considered to be employed by a single employer.

ARTICLE VI. VESTING.

        6.01.    Employer Account Vesting Schedule.    Prior to attaining Normal Retirement Age, a Participant's Vested Balance in the amounts credited to his Employer Account shall be determined in accordance with the vesting schedule specified in the Adoption Agreement. Notwithstanding the preceding sentence, in Top-Heavy Plan Years, a Participant's Vested Balance in his Employer Account shall be determined pursuant to the vesting schedule under Section 8.03 of the Plan.

        6.02.    Vesting Computation Method.

          (a)    In general.    If Breaks-in-Service and Years of Service are calculated under the 1,000 Hour Method, then for vesting purposes an Employee shall be credited with a Year of Service for each Plan Year in which the Employee completes 1,000 or more Hours of Service.

          If Breaks-in-Service and Years of Service are calculated under the Elapsed Time Method, then for vesting purposes an Employee shall be credited with a Year of Service for each 12-consecutive months of Service, which begins on the employment commencement date.

          (b)    Change In Computation Period.    In the event that the Plan Year is the vesting computation period and the Plan is amended to change the Plan Year (the vesting computation period) to a different 12-consecutive month period, the first vesting computation period established under such amendment shall begin before the last day of the preceding vesting computation period. A Participant who is credited with 1,000 Hours of Service in both the vesting computation period under the Plan before such amendment, and in the first vesting computation period under the Plan after such amendment, shall be credited with two (2) Years of Service for vesting computation purposes.

        6.03.    Years of Service.    Years of Service with an Affiliate and Years of Service with an Employer whose Plan is merged with this Plan (unless otherwise provided in the Adoption Agreement), shall be counted for vesting purposes, unless excluded hereunder.

          In computing periods of Service for purposes of vesting, all Years of Service shall be counted, except as follows (unless such Service is specifically credited pursuant to the Adoption Agreement):

          (a)   If a Former Participant has a one-year Break-in-Service, his pre-break and post-break Service shall be used for computing Years of Service for vesting purposes only after he has been employed for one (1) Year of Service following the date of his reemployment;

          (b)   Any Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits otherwise allowable under (a) above if his consecutive one-year Breaks-in-Service equal or exceed the greater of five (5) Breaks-in-Service or the aggregate number of his pre-break Years of Service;

          (c)   After five (5) consecutive one-year Breaks-in-Service, a Former Participant's Vested Balance attributable to pre-break Service shall not be increased as a result of post-break Service;

          (d)   Years of Service before Age 18;

          (e)   Years of Service before the Employer maintained this Plan or a predecessor plan.

        6.04.    Amendment of Vesting Schedule.

          (a)    In general.    No amendment shall, directly or indirectly, decrease (but may increase) a Participant's Vested Balance in his Employer Account, determined as of the later of the date the amendment is adopted, or the date such amendment is effective. If the vesting schedule of the

  Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the vested interest of Participants (or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule), each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his Vested Balance computed under the Plan without regard to such amendment.

          (b)    Election Period.    The period during which the election, provided for in (a) above, may be made shall commence with the date the amendment is adopted or deemed to be made, and shall end on the latest of:

            (1)   sixty (60) days after the amendment is adopted;

            (2)   sixty (60) days after the amendment becomes effective; or

            (3)   sixty (60) days after a Participant is issued written notice of the amendment by the Employer or Plan Administrator.

          Notwithstanding any vesting schedule specified in the Adoption Agreement, if this is an amendment and restatement of the Plan, then the vested percentage of a Participant's Discretionary Account or Matching Account shall not be less than the vested percentage attained for the Discretionary Account or Matching Account, as applicable, as of the later of the effective date or adoption date of this amendment and restatement.

        6.05.    Other Accounts Fully Vested.    The amounts credited to a Participant's Salary Deferral Account, Nondeductible Employee Account, and Rollover Account shall always be 100% vested and nonforfeitable.

ARTICLE VII. BENEFITS AND DISTRIBUTIONS.

        7.01.    Application of Provisions.    The requirements of this Article shall apply to any distribution of a Participant's Vested Balance in his Accounts. A Participant shall not be required to obtain the consent of his or her Spouse prior to obtaining a distribution from the Plan, unless the Adoption Agreement specifically provides otherwise. If such consent is required, such consent shall be in writing and shall be witnessed by a representative of the Plan or by a notary public.

        7.02.    Normal Retirement Benefits.    When a Participant attains his Normal Retirement Age, he shall be 100% vested in his Employer Accounts. Upon a Participant's termination of Service on or after attaining his Normal Retirement Age, his Vested Balance shall be payable to him pursuant to the provisions of this Article VII.

        7.03.    Termination Benefit Prior to Normal Retirement.

          (a)    General Rule.    Upon a Participant's Separation from Service (for reasons other than death or Disability) prior to his attaining Normal Retirement Age or Early Retirement Age (unless the Adoption Agreement specifically does not provide for an Early Retirement Age), his Vested Balance in his Accounts shall be payable in accordance with Section 7.07 and in the manner provided in Section 7.08 and the Adoption Agreement. Subject to the provisions of subsection (b), a Participant's Forfeiture, if any, shall be maintained in his Employer Account and shall be held in the Trust as uninvested cash until it is reallocated in accordance with Section 4.06(f).

          (b)    Miscellaneous provisions.

            (1)   If a Participant Separates from Service and elects to receive payment of his entire Vested Balance, the amount subject to Forfeiture shall be the remaining balance in such Account. If the Participant elects to have distributed less than his entire Vested Balance, the part of the non-vested portion which shall be subject to Forfeiture is the total non-vested portion multiplied by a fraction, the numerator of which is the amount of the distribution from the Employer Account and the denominator of which is the total value of the Employer Account of such Participant.

            (2)   If the value of the vested benefit (excluding Rollover Contributions)of a Participant who has Separated from Service does not exceed $5,000 ($3,500 for Plan Years prior to January 1, 1998), the Plan Administrator shall direct the Trustee to cause the entire vested benefit to be paid to such Participant in a single lump sum.

            (3)   If a Participant Separates from Service, there shall be no distribution of any benefits where the present value of the nonforfeitable accrued benefit (taking into consideration benefits derived from both Employer and Employee contributions) is in excess of $5,000 ($3,500 for Plan Years prior to January 1, 1998) without the consent of the Participant and, when applicable, the consent of the Participant's Spouse. The consent of a Participant's Spouse shall be required if such spousal consent is otherwise specifically required, as set forth in the Adoption Agreement.

            (4)   If any Former Participant shall be reemployed by the Employer before incurring five (5) consecutive one-year Breaks-in-Service, and such Former Participant had received, or was deemed to have received, a distribution of his entire Vested Balance prior to his reemployment, his forfeited Account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs five (5) consecutive one-year Breaks-in-Service following the date of distribution. If an Employee is deemed to receive a distribution pursuant to a cash-out where such Participant has a vested percentage of zero percent (0%), and such Participant resumes employment covered under this Plan before the date such Participant incurs five (5) consecutive one-year Breaks-in-Service, upon the reemployment of such Former Participant, the Employer-derived Account balance of such Former Participant shall be restored to the amount on the date of such deemed distribution. If a distribution occurs for any reason other than a Separation from Service, the time for repayment may not end earlier than five (5) years after the date of separation.

            (5)   In the event the Former Participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the Participant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other valuation date coinciding with or preceding his termination.

              (A)  The source for such reinstatement shall first be from any Forfeitures occurring during the year (or from a prior year). If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited amounts provided, however, that if a Discretionary Contribution is made for such year pursuant to Section 3.01, such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.06(f).

              (B)  With respect to the repayment amount, the Plan Administrator shall make a determination as to what portion of the repayment amount remains tax-deferred, and what portion has been subject to federal income tax. The Plan Administrator shall establish an appropriate account for the returned distribution, designated as a returned distribution, by source, and by tax status.

        7.04.    Disability Benefits.

          (a)    In general.    Unless the Employer elects otherwise in the Adoption Agreement disability benefits shall be provided prior to a Participant's Normal Retirement Age by reason of such

  Participant's Disability. Accordingly, upon a determination of a Participant's Disability by the Plan Administrator, a Participant's vested percentage in his Employer Account shall be 100% and the Vested Balance shall be payable to such Participant pursuant to this Article VII.

          (b)    Determination of Disability.    The Plan Administrator shall require a Participant to establish that he or she is disabled in order to obtain a distribution under the Plan by reason of such Disability. The Adoption Agreement shall specify the evidence which a Participant shall be required to provide to the Plan Administrator in order to establish Disability. The Adoption Agreement shall specify which of the following shall apply:

            (1)   A Participant shall furnish to the Plan Administrator evidence that the federal Social Security Administration has determined that the Participant is eligible to receive total disability benefits under the federal Social Security Act; or

            (2)   A Participant shall furnish to the Plan Administrator certification of such Disability from a licensed doctor of medicine on a form to be provided by the Plan Administrator; or

            (3)   A Participant shall furnish to the Plan Administrator certification of such Disability, obtained separately from at least two licensed doctors of medicine, on a form provided by the Plan Administrator; or

            (4)   A Participant shall be required to obtain a certification of such Disability from one or more licensed doctors of medicine. The Employer shall designate the doctor or doctors from whom the Participant shall obtain such certification. In the event that the Participant is required to obtain such certification of Disability from a doctor or doctors designated by the Employer, the Employer shall bear the cost incurred by obtaining such certification by such doctor or doctors.

        The preceding notwithstanding, the Adoption Agreement may specify a type or degree of certification required to establish a Disability other than those stated in (1) through (4) above. In the event the Adoption Agreement does not specify the type or degree of certification required to establish a Disability, paragraph (1) above shall apply.

        7.05.    Death Benefits.

          (a)    Full Vesting.    Upon the death of any Participant while in Service, his vested percentage in his Employer Account shall be 100% and his Vested Balance along with any Death Benefit due to the Trust as a result of the Participant's death shall be payable to the Participant's Surviving Spouse or, if the Surviving Spouse consents, or if there is not a Surviving Spouse, to a designated Beneficiary of the Participant.

          (b)    Payable to Beneficiary.    Upon the death of any Participant after Separation from Service, the remaining amounts in his Accounts which were vested at the time of his termination shall be payable to his Beneficiary.

          (c)    Death after distribution of balance.    If the Participant dies after distribution of his Vested Balance has commenced, the remaining portion of such Vested Balance shall continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

          (d)    Death before distribution of balance.    If the Participant dies before distribution of his Vested Balance commences, the Participant's entire Vested Balance shall be completely distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

            (1)   If any portion of the Participant's Vested Balance is payable to a designated Beneficiary, distributions may be made over the life of the designated Beneficiary or over a period certain not greater than the life expectancy of the designated Beneficiary, if permitted under the Adoption Agreement, commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; or

            (2)   If the designated Beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of: (i) December 31 of the calendar year immediately following the calendar year in which the Participant died, or (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

          (e)    Calculation of payments.    For purposes of (d) above, payments shall be calculated by use of the life expectancy and distribution period tables in Regulations section 1.401(a)(9)-9 and in accordance with Regulations sections 1.401(a)(9)-3 and 1.401(a)(9)-5.

          For the purpose of this Section 7.05, distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (as defined in Section 7.07(b)), or if subsection (d) above is applicable, the date distribution is required to begin to the Surviving Spouse pursuant to subsection (g) below.

          (f)    Payment to a child of the Participant.    For purposes of paragraphs (c), (d) and (e), any amount paid to a child of the Participant shall be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

          (g)    Miscellaneous.    Upon the death of any Participant, the Surviving Spouse can direct the commencement of benefits 60 days after the end of the Plan Year in which the death occurred.

          Where an amount is distributable under subsection (d) above, the Beneficiary must elect the method of distribution no later than the earlier of:

            (1)   December 31 of the calendar year in which distributions would be required to begin under subsection (d) above, or

            (2)   December 31 of the calendar year which contains the fifth (5th) anniversary of the date of death of the Participant.

          If the Participant has no designated Beneficiary as of September 30 of the year following the year of the Participant's death, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

          If the Participant dies without a designated Beneficiary surviving such Participant, the Participant's entire interest shall be paid to such Participant's estate.

        7.06.    Certification of Separation from Service.    The Plan Administrator shall certify to the Trustee the fact of Separation from Service of a Participant, and the amounts due from his Accounts.

        7.07.    Commencement of Benefits.

          (a)    In general.    Upon a Participant's entitlement to a distribution of benefits under Section 7.02, 7.03, 7.04, 7.05 or 12.08, a Participant shall file with the Plan Administrator a written election on such form or forms, and subject to such conditions, as the Plan Administrator shall provide. A Participant may elect to receive a distribution of benefits as soon as administratively practicable. Such election shall specify whether distribution of benefits is to begin as soon as administratively feasible, subject to the Plan's provisions, or to be deferred to the extent provided below. The Plan Administrator shall distribute a Participant's benefit pursuant to such Participant's election, provided that, if payments become due for any reason including retirement at or after age 65, death or Disability, and if the amounts due from the Participant's Accounts (including Employer and Employee Contributions, but not including accumulated deductible Employee Contributions) are in excess of $5,000 ($3,500 for Plan Years prior to January 1, 1998) payment of such amounts shall be deferred to the extent provided below unless the Participant consents in writing to earlier payment. Furthermore, this provision shall not be subject to the consent of a Participant's Spouse.

          (b)    Required minimum distributions.    For each Plan Year, a Participant's required minimum distributions shall begin no later than the Participant's Required Beginning Date and shall satisfy Code section 401(a)(9) and section 1.401(a)(9) of the Regulations, which are herein incorporated by reference. A Participant's Required Beginning Date is the date upon which a Participant must begin receiving a distribution of his or her interests in the Plan, in accordance with Code section 401(a)(9)(C).

          (c)    Provisions take precedence.    The provisions set forth in paragraphs (a) and (b) override any settlement options in the Plan inconsistent with the above.

          (d)    Distribution commencement date.    Except as limited in paragraphs (a) and (b) above, the Trustee shall commence benefit payments for all claims authorized for payment in a Plan Year no later than 60 days following the end of the applicable Plan Year or as soon thereafter as is practicable, but in no event later than 180 days after the end of the applicable Plan Year, except where such delay is required by special circumstances. Such special circumstances include the transfer, merger and/or consolidation of assets of this Plan with another plan, liquidation of assets or surrender of insurance contracts, the partial or full termination of the Plan, or irregularities discovered in the books of the Plan as a result of an audit or investigation of the Plan, or any other unusual circumstances that would cause a prudent man to delay allocating earnings and losses in the Trust. Such benefit payments shall be delayed until the Named Fiduciaries agree that the records and books of the Plan are in sufficient order and in accordance with generally accepted accounting practices so that benefit payments can fairly and accurately be made. In such matters, the decision of the Named Fiduciaries shall be final, binding and conclusive. Furthermore, unless a Participant elects otherwise, and subject to the limitations in paragraphs (a) and (b), payment of his benefits under this Plan shall be made or commence no later than the 60th day after the later of:

            (1)   the end of the year of his 65th birthday; or

            (2)   the end of the year in which his employment terminates. If benefits due from a Participant's Accounts are paid as of the date of entitlement to such benefits, any further amount which may be due from a Participant's Accounts shall be paid to the recipient no later than 60 days following the end of the Plan Year in which Separation from Service with the Employer occurs.

          Notwithstanding the preceding, if a Participant elects, he or she shall receive a distribution as soon as administratively practicable after such Participant requests a distribution pursuant to Section 7.07(a).

          (e)    Other rules.    If a distribution is made at a time when a Participant is not fully vested in his Employer Account and the Participant may increase the vested percentage in such Account:

            (1)   a separate Account shall be established for the Participant's interest in his Employer Account, as of the time of the distribution; and

            (2)   at any relevant time, the Participant's vested portion of the separate Account shall be equal to an amount ("X") determined by the formula:

X equals P(A plus (R × D)) - (R × D)

          For purposes of applying the formula: P is the vested percentage at the relevant time, A is the Account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.

          (f)    Distributions Prior to 30 Day Period.    A distribution, to which Code sections 401(a)(11) and 417 do not apply, may commence less than thirty (30) days after the notice required under section 1.411(a)-11(c) of the Regulations. Provided, however, that prior to such a distribution:

            (1)   the Plan Administrator shall clearly inform the Participant or Beneficiary or alternate payee that he or she has the right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

            (2)   the Participant, Beneficiary, or alternate payee, after receiving the notice affirmatively (by signing a waiver provided by the Plan Administrator) waives such notice period and elects a distribution.

        7.08.    Settlement Options.

          (a)    In general.    Subject to the limitations set forth in the Adoption Agreement, and subject to a Qualified Election, if the provisions of Appendix A apply, and subject to the consent of the Participant's Spouse, if the Adoption Agreement requires spousal consent, distributions may only be made in one of the following methods:

            (1)   In a single lump-sum in cash, and if the Participant has an allocated life insurance contract and so elects, the life insurance contract, and if the Plan and/or the Participant has invested in Employer stock, at the Participant's election, in such Employer stock, and if the Participant has a self-directed brokerage account and so elects, in kind but only for the self-directed brokerage account.

            (2)   In the form of a fixed number of annual, semi-annual, quarterly, or monthly payments in an amount for each Plan Year equal to the value of the Participant's Account as of the Anniversary Date of each Plan Year multiplied by a fraction, the numerator of which is one (1) and the denominator is the number of years (or applicable period) remaining in such specified period of payments. At the discretion of the Participant or Beneficiary, and, if required under Appendix A or the Adoption Agreement, with the consent of the Spouse, the payment of any benefits as a deferred payment may be accelerated and the unpaid balance may be distributed to such Participant or Beneficiary in a lump sum. Such payments shall not exceed the then life expectancy of the Participant or the then life expectancy of the Beneficiary; provided, however, if the Beneficiary is not the Spouse of the Participant and the Beneficiary's life expectancy is greater than the Participant's life expectancy, then an amount greater than 50% of the Participant's Vested Balance shall be scheduled to be paid within the Participant's life expectancy as of the commencement date of such payments.

            (3)   By the purchase of or providing an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary). Furthermore, all annuity Contracts under this Plan shall be non-transferable when distributed. The Terms of any annuity Contract purchased and distributed to a Participant or Spouse shall comply with all the requirements of the Plan.

          (b)    Plan Administrator Options.    The Plan Administrator may satisfy the election of any annuity or installment option by the purchase of or providing an annuity. However, such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary). Furthermore, all annuity contracts under this Plan shall be non-transferable when distributed. The terms of any annuity contract purchased and distributed to a Participant or Spouse shall comply with all the requirements of the Plan.

          (c)    Frequency of payments.    Periodic payments from an annuity shall be made not less frequently than annually.

        7.09.    Transitional Rules.

          (a)    In general.    Notwithstanding the other requirements of this Article, and subject to the requirements of the Adoption Agreement, distribution on behalf of any Participant, including a Five Percent Owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences).

            (1)   The distribution by the Plan is one which would not have disqualified such Plan under Code section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

            (2)   The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

            (3)   Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

            (4)   The Participant had a balance in one or more Accounts under the Plan as of December 31, 1983.

            (5)   The method of distribution designated by the Participant or the Beneficiary specifies the time at which distributions shall be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Employee listed in order of priority.

          (b)    Distribution upon death.    A distribution upon death of a Participant shall not be covered by the transitional rule in this Section unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

          (c)    Method of distribution.    For any distribution which commenced before January 1, 1984, but continued after December 31, 1983, the Participant, or the Beneficiary to whom such distribution is being made, shall be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subparagraphs (a)(1) and (a)(5).

          (d)    Method of distribution must satisfy Code section 401(a)(9).    If a designation is revoked, any subsequent distribution must satisfy the requirements of Code section 401(a)(9), as amended. Any changes in the designation shall be considered to be a revocation of the designation. If the designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs, the total amount not yet distributed which would have been required to have been distributed to satisfy Code section 401(a)(9), and the Regulations thereunder, but for the Tax Equity and Fiscal Responsibility Act (TEFRA) section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in sections 1.401(a)(9)-2 and 1.401(a)(9)-5 of the Regulations. In the case where an amount is transferred or rolled over from one plan to another plan, the rules in Q&A-14 and Q&A-15 of section 1.401(a)(9)-8 of the Regulations shall apply.

        7.10.    Presumption of Mental Competency.

        Each person entitled to a payment hereunder shall be conclusively presumed to be mentally competent until the date on which the Plan Administrator receives a written notice in a form satisfactory to the Plan Administrator that such person is mentally incompetent and that a guardian, conservator or other person legally vested with the care of his estate has been appointed by a court of competent jurisdiction. Payments shall be made to such guardian or conservator of the estate of the jurisdiction. Any such payment so made shall be a complete discharge of any liability of the Plan.

        7.11.    Financial Hardship Withdrawals.

          (a)    In general.    A withdrawal can be made on account of financial hardship only if the withdrawal both is made on account of an immediate and heavy financial need of the Employee and is necessary to satisfy such financial need. The Plan Administrator shall determine the existence of an immediate and heavy financial need and the amount necessary to meet the need, in accordance with the nondiscriminatory and objective standards set forth in this Section. The determination of whether an Employee has an immediate and heavy financial need is to be made on the basis of all relevant facts and circumstances. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Employee.

          A Participant shall not be required to obtain the consent of his or her Spouse prior to obtaining a financial hardship withdrawal unless the Adoption Agreement specifically requires spousal consent.

          (b)    Deemed Financial Hardships.    A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of the Employee if the withdrawal is on account of:

            (1)   Expenses for medical and/or dental care described in Code section 213(d) previously incurred by the Employee, the Employee's Spouse, or any dependents of the Employee (as defined in Code section 152) or necessary for these persons to obtain such medical or dental care as described in Code section 213(d); or

            (2)   Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments); or

            (3)   Payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Employee, the Employee's Spouse, children, or dependents (as defined in Code section 152); or

            (4)   Payments necessary to prevent the eviction of the Employee from his principal residence, or foreclosure on the mortgage of the Employee's principal residence.

          The Employee shall be required to submit evidence satisfactory to the Plan Administrator (such as official third party documents) demonstrating the amount and nature of the need. Generally, expenses which were incurred more than 12 months prior to the date of the application for a financial hardship withdrawal, shall not be deemed to be an immediate and heavy financial need. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

          (c)    Other Financial Hardships.    Financial hardship withdrawals shall be limited to the reasons specified in (b) above, unless otherwise specified in the Adoption Agreement. However, if the Adoption Agreement specifies adoption of the general rule for determining whether or not an Employee has an immediate and heavy financial need, then the Plan Administrator shall make a determination based on all relevant facts and circumstances. A financial need may be immediate and heavy even if it was reasonably foreseeable or voluntarily incurred by the Employee. Generally, the expenses described in (b) above, and the expenses incurred because of any of the events described below would be considered to constitute an immediate and heavy financial need:

            (1)   A natural disaster;

            (2)   Death of a Spouse, a child, or a dependent;

            (3)   Divorce;

            (4)   Birth or adoption of a child;

            (5)   Loss of full-time employment by a Spouse;

            (6)   Expenses or loss of income incurred by reason of the Participant or the Participant's Spouse who is a member of the military reserves of the United States, being called into active duty;

            (7)   An unpaid leave of absence by the Participant;

            (8)   Legal expenses incurred on behalf of the Employee, the Employee's Spouse or children; or

            (9)   Payments to satisfy federal tax obligations that have not been timely paid.

          (d)    Other available resources.    A withdrawal shall not be treated as necessary to satisfy an immediate and heavy financial need of an Employee to the extent the amount of the withdrawal is in excess of the amount required to relieve the financial need or to the extent such need may be satisfied from other resources that are reasonably available to the Employee. This determination generally is to be made on the basis of all relevant facts and circumstances. The Employee's resources include those assets of an Employee's Spouse and minor children that are reasonably available to the Employee. However, property held for the Employee's child under an irrevocable trust or under the Uniform Gifts to Minors Act shall not be treated as a resource of the Employee. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal. A withdrawal generally may be treated as necessary to satisfy a financial need if the Plan Administrator relies upon the Employee's written representation, unless the Employer or Plan Administrator has actual knowledge to the contrary, that the need cannot reasonably be relieved:

            (1)   Through reimbursement or compensation by insurance or otherwise;

            (2)   By reasonable liquidation of the Employee's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

            (3)   By cessation of Salary Deferral Contributions under the Plan; or

            (4)   By other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

          A need cannot be reasonably relieved by one of the actions listed above if the effect would be to increase the amount of the need. Notwithstanding (3) above, a Participant may, but shall not be required to suspend or cease his or her Salary Deferral Contributions in the event the Employer relies upon such Participant's written representation regarding the amount of withdrawal necessary to satisfy a financial need.

          (e)    Withdrawal deemed necessary to satisfy financial need.    Instead of a determination of the amount necessary to satisfy the financial need being made under (d) above, the Employer may elect in the Adoption Agreement to deem a withdrawal necessary to satisfy an immediate and heavy financial need of an Employee if all of the following requirements are satisfied:

            (1)   The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Employee (the amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal);

            (2)   The Employee has obtained all distributions, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Employer;

            (3)   If an Employee makes a hardship withdrawal from this Plan, or any other plan maintained by the Employer, the Employee's Salary Deferral Agreement shall be revoked for the remainder of the Plan Year; and

            (4)   The Employer shall prohibit the Employee from making elective contributions and Employee contributions to the Plan and all other plans maintained by the Employer for 6 months after the receipt of the hardship withdrawal (however, this does not include any mandatory Employee contribution to a defined benefit plan, nor does it include an Employee's contributions to a health or welfare benefit plan).

          (f)    Limitation on Amount Withdrawn.    Financial hardship withdrawals shall be made only from Salary Deferral Contributions, and shall not be made from any income allocable to Salary Deferral Contributions, nor shall financial hardship withdrawals ever be made from Qualified Matching Contributions nor Qualified Nonelective Contributions. Financial hardship withdrawals shall not be made from Matching Contributions and/or Discretionary Contributions unless otherwise specified in the Adoption Agreement.

        7.12.    Attainment of Age 59 1/2.    If authorized in the Adoption Agreement, as of the date that a Participant attains the age of 59 1/2, the Participant may withdraw all or any part of his Vested Balance.

        7.13.    Other Withdrawals.

          (a)(1)    Nondeductible Employee Account.    Unless prohibited in the Adoption Agreement, a Participant may, by written notice to the Plan Administrator, withdraw from his Nondeductible Employee Account a sum not greater than the amount of his prior Nondeductible Employee Contributions (less any amount previously disbursed); plus any income allocable thereto.

          (a)(2)    Rollover Account.    Unless prohibited in the Adoption Agreement, a Participant may, by written notice to the Plan Administrator, withdraw a portion or all of his Unrelated Rollover Account (less any amount previously disbursed) at any time.

          (b)    Restrictions on Certain Contributions.    A Participant may not make withdrawals from his Salary Deferral Account, Qualified Nonelective Contributions Account or Qualified Matching Contributions Account prior to the earlier of:

            (1)   his Separation from Service, total and permanent Disability, or death;

            (2)   his attainment of age 59 1/2;

            (3)   proven financial hardship, subject to the approval of the Plan Administrator (however, in no event shall Qualified Matching Contributions and/or Qualified Nonelective Contributions be withdrawn on account of financial hardship);

            (4)   the date of the sale by the Employer of substantially all of the assets (within the meaning of Code section 409(d)(2)), but only with respect to Participants who continue employment with the corporation acquiring such assets;

            (5)   the date of the sale by the Employer of interest in a subsidiary (within the meaning of Code section 409(d)(3)) with respect to a Participant who continues employment with such subsidiary; or

            (6)   termination of the Plan without establishment or maintenance of another defined contribution plan other than an employee stock ownership plan (as defined in Code section 4975(e)(7)) or a Simplified Employee Pension Plan (as defined in Code section 408(k)).

          However, clauses (4) and (5) shall not apply, if the sale is to a business that is an Affiliate of the Employer, or if in conjunction with the sale, the buyer agrees to sponsor this Plan or the buyer requests the assets and liabilities of the affected Participants to be transferred to a Plan qualified under Code section 401(a) maintained or installed by the buyer.

          Furthermore, with respect to clauses (4), (5) and (6) above, the Participants shall receive a lump sum distribution (as defined by Code section 402(e)(4)) by reason of such event.

          (c)    Matching and Discretionary Accounts.    A Participant may not make withdrawals from his Employer Matching Account or Employer Discretionary Account as set forth in (b) above, unless otherwise specified in the Adoption Agreement.

        7.14.    Denial of a Request for Benefits.

          (a)    Content of a denial.    All claims for Plan benefits shall be subject to a full and fair review. If the Plan Administrator fully or partially denies any claim for benefits under the Plan, the Plan Administrator shall set forth in writing in a manner calculated to be understood by the Participant or any other person claiming benefits, the following information:

            (1)   the specific reason for the denial;

            (2)   the specific reference to the pertinent Plan provisions on which the denial is based, or if the claim is for Disability which is determined by the Plan Administrator, then, if applicable, a copy of the internal rule, guideline or protocol that was relied upon to make the determination or a statement that such rule was relied upon and a copy of such rule will be provided, free of charge, upon request;

            (3)   a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

            (4)   the appropriate information as to the steps to be taken for the claim to be submitted for review; and

            (5)   an explanation of the Plan Administrator's review procedure as stipulated in this Plan, and a statement regarding the claimant's right to bring civil action under ERISA section 502(a) following an adverse determination on review.

            (6)   If notice of the denial of a claim is not furnished to the claimant in accordance with the above within 90 days (unless circumstances beyond the Plan Administrator's control cause a lengthier period before a determination of the validity of a claim can be made), the claim shall be deemed denied. The claimant shall then be permitted to proceed to the review stage described in paragraph (b) below.

            (7)   With respect to a Disability claim which is determined by the Plan Administrator, if notice of the denial of a claim is not furnished to the claimant in accordance with (1) through (5) above, within 45 days, (unless circumstances beyond the Plan Administrator's control cause a lengthier period before a determination of the validity of a claim can be made), the claim shall be deemed denied. The claimant shall then be permitted to proceed to the review stage described in paragraph (c) below. The 45-day time limit shall not be extended, except where there are special circumstances that require such an extension, and a written description of those circumstances is sent to the claimant within the 45-day period.     If the Plan Administrator requires an extension, the extension shall not exceed 30 days, unless during the course of the 30-day extension, the Plan Administrator determines, due to special circumstances beyond its control, that an additional 30-day extension is necessary. If, in the notice of extension, the Plan Administrator requests additional information from the claimant, the claimant shall have 45 days from the date of receipt of the notice to provide such additional information. If there is an extension, or two extensions, a decision shall be made as soon as practicable, but not later than 105 days after the receipt by the Plan Administrator of the written request for the claim to be reviewed.

          (b)    Review procedure.    For all claims other than Disability determinations that are made by the Plan Administrator, the review procedure is as follows:

            (1)   Upon denial of a claim for benefits under the Plan, the claimant must file a request in writing with the Plan Administrator requesting that the claim be reviewed by the Plan Administrator.

            (2)   The written request for the claim to be reviewed must be filed with the Plan Administrator no later than 60 days after the claimant received written notification of the denial of the claim, or the period described in subparagraph (a)(6) above, if applicable. If the claim is sent to the Plan Administrator by first class mail, the postmark shall be the date the written request for review is submitted.

            (3)   The claimant may review all pertinent documents relating to the denial of the claim at the Plan Administrator's office and at other locations, if any, so specified by the Plan Administrator. Upon written request, the claimant may obtain copies of all pertinent documents relating to the denial of the claim. The Plan Administrator shall provide copies of the relevant information to the claimant free of charge.

            (4)   The claimant may submit any issues and comments regarding the denial of the claim, in writing, to the Plan Administrator.

            (5)   The Plan Administrator shall afford such Participant or other interested party a reasonable opportunity for a full and fair review by the Plan Administrator of the claim under review. The Plan Administrator shall take any and all steps to obtain knowledge of all the pertinent facts and evidence that are required, in the Plan Administrator's judgment, to render a fair decision with respect to the claim, including obtaining legal counsel.

            (6)   The Plan Administrator shall advise the claimant in writing of its decision within 60 days after the Plan Administrator received the written request for a review of the claim. The 60-day time limit shall not be extended, except where there are special circumstances that require such an extension, and a written description of those circumstances is sent to the claimant within the 60-day period. If there is such an extension, a decision shall be made as soon as practicable, but not later than 120 days after the receipt by the Plan Administrator of the written request for the claim to be reviewed.

            (7)   The Plan Administrator's decision of the claim for review shall be communicated to the claimant in writing and, if applicable, shall include specific references to the pertinent Plan provisions on which the decision was based.

          (c)    Review procedure for disability claims.    For claims for Disability determinations that are made by the Plan Administrator, the review procedure is as follows:

            (1)   Upon denial of a claim for benefits under the Plan, the claimant must file a request in writing with the Plan Administrator requesting that the claim be reviewed by the Plan Administrator.

            (2)   The written request for the claim to be reviewed must be filed with the Plan Administrator no later than 180 days after the claimant received written notification of the denial of the claim, or the period described in subparagraph (a)(7) above, if applicable. If the claim is sent to the Plan Administrator by first class mail, the postmark shall be the date the written request for review is submitted.

            (3)   The claimant may review all pertinent documents relating to the denial of the claim at the Plan Administrator's office and at other locations, if any, so specified by the Plan Administrator. Upon written request, the claimant may obtain copies of all pertinent documents relating to the denial of the claim. The Plan Administrator will provide the relevant documents free of charge.

            (4)   The claimant may submit any issues and comments regarding the denial of the claim, in writing, to the Plan Administrator.

            (5)   The Plan Administrator shall afford such Participant or other interested party a reasonable opportunity for a full and fair review by the Plan Administrator of the claim under review. The Plan Administrator shall take any and all steps to obtain knowledge of all the pertinent facts and evidence that are required, in the Plan Administrator's judgment, to render a fair decision with respect to the claim, including obtaining legal counsel. The Plan Administrator shall consult with a health care professional other than any health care professional that was consulted in connection with the initial denial of benefits.

            (6)   The review shall not defer to the initial denial and shall not be conducted by the individual who made the initial determination, nor by the subordinate of such individual.

            (7)   The Plan Administrator shall advise the claimant in writing of its decision within 45 days after the Plan Administrator received the written request for a review of the claim. The 45-day time limit shall not be extended, except where there are special circumstances that require such an extension, and a written description of those circumstances is sent to the claimant within the 45-day period. If the Plan Administrator requires an extension, the extension shall not exceed 45 days. If there is an extension, a decision shall be made as soon as practicable, but not later than 90 days after the receipt by the Plan Administrator of the written request for the claim to be reviewed.

          (d)    Content of a denial upon review.    All reviews of denials of Disability claims for Plan benefits shall be subject to a full and fair review. Upon review, if the Plan Administrator fully or partially denies any claim for benefits under the Plan, the Plan Administrator shall set forth in writing in a manner calculated to be understood by the Participant or any other person claiming benefits, the following information:

            (1)   the specific reason for the adverse determination;

            (2)   the specific reference to the pertinent Plan provisions on which the determination is based;

            (3)   a statement that the claimant may review all pertinent documents relevant to the denial of the claim at the Plan Administrator's office and at other locations, if any, so specified by the Plan Administrator and that upon written request, the claimant may obtain copies of all pertinent documents relating to the denial of the claim, free of charge;

            (4)   a description of any voluntary appeal procedures offered under the Plan, the claimant's right to obtain information about such procedures, and a statement regarding the claimant's right to bring civil action under ERISA section 502(a) following an adverse determination on review;

            (5)   if applicable, a copy of the internal rule, guideline or protocol that was relied upon to make the determination or a statement that such rule was relied upon and a copy of such rule will be provided, free of charge, upon request;

            (6)   if the determination is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the determination or a statement that such explanation will be provided, free of charge, upon request; and

            (7)   the following statement: "You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency."

            (8)   If this Plan is subject to a collective bargaining agreement, it shall be deemed to satisfy the claims procedures regulations if the collective bargaining agreement includes provisions for filing claims, procedures for the disposition of claims, and a grievance or arbitration procedure applicable to adverse benefit determinations.

            (9)   If notice of the denial of a claim is not furnished to the claimant in accordance with the above within 90 days, the claim shall be deemed denied.

        7.15.    Disputed Benefits.    If any dispute shall arise between a Participant or other person claiming benefits under the Plan, and the Plan Administrator, after the review of the claim for benefits, or in the event of any dispute as to the person to whom the payment of any benefit under the Plan shall be made, the Trustee may withhold payment of all or any part of the benefits payable hereunder to the Participant or other person claiming under the Participant until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.

        7.16.    Disputed Claims.    The Plan Administrator shall have the authority to review and settle all claims against the Plan, including claims where the settlement amount cannot be calculated under the Plan's benefit formula. This authority permits the Plan Administrator to settle, in a compromised fashion, disputed claims for benefits and any other disputed claims made against the Plan.

        7.17.    Qualified Domestic Relations Orders.

          (a)    In general.    All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any alternate payee under a Qualified Domestic Relations Order. The Plan Administrator is authorized to and shall establish written procedures to effectuate the requirements for administering Qualified Domestic Relations Orders.

          (b)    Withdrawal provisions.    No withdrawal may be made under this Plan by a Participant during the period in which the Plan Administrator is making a determination of whether a domestic relations order affecting the Participant's Account is a Qualified Domestic Relations Order. Further, if the Plan Administrator is aware that a Qualified Domestic Relations Order is being sought with respect to a Participant's benefit, the Plan Administrator may restrict the

  Participant's ability to obtain any withdrawal otherwise available under the Plan until the Plan Administrator has determined that such withdrawal would not be inconsistent with any such order or that no such order shall be submitted. If the Plan Administrator is in receipt of a Qualified Domestic Relations Order with respect to any Participant's benefit, it may prohibit that Participant from obtaining a withdrawal until the alternate payee's rights under such order are satisfied.

          (c)    Distribution provisions.    No distribution may be made to a Participant during the period in which the Plan Administrator is making a determination of whether a domestic relations order affecting the Participant's benefit is a Qualified Domestic Relations Order. Further, if the Plan Administrator is aware that a Qualified Domestic Relations Order affecting a Participant's benefit is being sought, it may prohibit such Participant from commencing to receive a distribution until the Plan Administrator has determined that such distribution would not be inconsistent with any such order or that no such order shall be submitted. If the Plan Administrator is in receipt of a Qualified Domestic Relations Order with respect to any Participant's benefit, it may prohibit such Participant from receiving a distribution until the alternate payee's rights under such order are satisfied.

          (d)    Beneficiary Designation.    Unless specifically stated otherwise in a Qualified Domestic Relations Order, in the event of a final divorce decree, any prior beneficiary designation of the ex-spouse by a Participant shall be null and void.

          (e)    Other restrictions.    If the Plan Administrator is in receipt of a domestic relations order, or the Plan Administrator is otherwise aware that a Qualified Domestic Relations Order affecting a Participant's Account is being sought, the Plan Administrator may take such actions as necessary (including, without limitation, restricting the Participant's ability to withdraw, borrow, or direct the investment of funds in his or her Account) in order to administer the Plan consistently with the terms of any such Qualified Domestic Relations Order.

          (f)    Payment commencement date.    Notwithstanding any other provision of the Plan, in the event that a Qualified Domestic Relations Order is received by the Plan Administrator, benefits shall be payable in accordance with such order and with Code section 414(p) and ERISA section 206(d). Payments may be made prior to the Participant's "earliest retirement age" (as defined in Code section 414(p) and ERISA section 206(d)), and are not subject to any other distribution or withdrawal restrictions provided in this Plan. The amount payable to the Participant and to any other person other than the alternate payee named in the order shall be adjusted accordingly.

          Pursuant to section 1.411(a)-11(c)(6) of the Regulations, and notwithstanding the provisions of Article VII, to the contrary, distributions to an alternate payee under the Plan shall not require the consent of the alternate payee, except as shall be provided for in the Qualified Domestic Relations Order applicable to such alternate payee. Any amounts held for the benefit of an alternate payee under the Plan shall be immediately distributable, without the consent of the alternate payee, after the Plan Administrator has determined that an order is a Qualified Domestic Relations Order, pursuant to the Plan's written administrative procedures for administering Qualified Domestic Relations Orders.

          (g)    Alternate payee's death.    In the absence of a Beneficiary designation for the alternate payee in the Qualified Domestic Relations Order, the alternate payee shall be treated as a single Participant under the Plan and the alternate payee's interest shall pass to his or her estate or other individuals, in accordance with the terms of the Plan.

          (h)    Miscellaneous.    If this Plan is a Participant-Directed Plan as provided under Article X, upon the Plan's receipt of a domestic relations order affecting a Participant's Accounts, the Participant shall continue to direct the investments in his or her Accounts. Upon approval of the domestic relations order as a Qualified Domestic Relations Order, the alternate payee of such accounts shall be entitled to direct the investment of his or her own separate interest, unless the Qualified Domestic Relations Order provides otherwise. If the alternate payee declines or otherwise fails to direct the investments of his or her own separate interest in the Participant's Accounts, such separate interest shall be invested in the same manner as any other portion of the Participant's Account as of the split date. Tax basis in Nondeductible Employee Contributions shall be allocated on a pro rata basis, based on the ratio of the alternate payee's benefit to the Participant's total benefit (including the portion of his or her benefit assigned to the alternate payee). Alternate payees shall not be entitled to borrow money under the Plan's loan provisions.

        7.18.    Designation of Beneficiary.

          (a)    Spouse is Beneficiary.    The Beneficiary of any Death Benefit payable under the Plan shall be the Participant's Spouse. Except, however, the Participant may designate a Beneficiary other than his Spouse if:

            (1)   the Spouse has waived his or her right to be the Participant's Beneficiary;

            (2)   the Participant has no Spouse; or

            (3)   the Spouse cannot be located.

          Notwithstanding the preceding, and pursuant to section 1.401(a)-20, Q&A-27 of the Regulations, if it is established to the satisfaction of the Plan Administrator that a Spouse is legally incompetent (as determined by applicable state law) to give consent, the Spouse's legal guardian (as appointed or recognized under applicable state law), even if the guardian is the Participant, may give the applicable consent.

          (b)    Beneficiary designation.    The designation of a Beneficiary shall be made on a form satisfactory to the Plan Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Plan Administrator. However, the Participant's Spouse must again consent in writing to any such change or revocation unless the Spouse's consent expressly permits designation by the Participant without further consent by the Spouse. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his Spouse if living, and, if not, to his estate. Any written consent by a Spouse of a change of Beneficiary shall be consented to in writing, and such written consent shall designate a Beneficiary which may not be changed without spousal consent (or the consent of the Spouse expressly permits designations by the Participant without any requirement of further consent by the Spouse), and the Spouse's consent shall acknowledge the effect of such election and shall be witnessed by a notary public. A party's attorney-in-fact shall be permitted to change the Beneficiary if and only if the power of attorney includes the specific authority to make changes in the grantor's beneficial designations under employee benefit plans, and provided also that all other requirements, including, if applicable, Spousal consent, have been satisfied.

          The preceding notwithstanding, Spousal consent to a Participant's election to waive death benefits is not required if, pursuant to section 1.401(a)-20, Q&A-12(b) of the Regulations, it is established to the satisfaction of the Plan Administrator that the Spouse is legally incompetent to give consent. Where such Spouse is not legally competent to give consent, the Spouse's legal guardian, even if the legal guardian is the Participant, may give the appropriate consent. For purposes of this Section, legal guardianship and legal competency shall be determined by the laws of the state having jurisdiction.

          (c)    Alternate payee.    An individual who is designated as an alternate payee in a Qualified Domestic Relations Order (as defined in Code section 414(p) and ERISA section 206(d)) relating to a Participant's benefits under this Plan shall be treated as a Beneficiary hereunder, to the extent provided by such order.

        7.19.    Location of Beneficiary or Participant Unknown.    In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the Participant's attainment of his Normal Retirement Age, remain unpaid solely by reason of the inability of the Plan Administrator to locate such Participant or his Beneficiary, after sending a certified or registered letter, return receipt requested to the last known address, then the Plan Administrator may attempt to ascertain the whereabouts of such Participant or Beneficiary, through programs established by the Social Security Administration or the Internal Revenue Service. However, if such efforts should fail to locate such Participant or Beneficiary, then the remaining amount distributable with respect to such Participant or his Beneficiary may be reallocated in the same manner as a Forfeiture, if so directed by the Plan Administrator. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, and such person claims such reallocated benefit, such benefit shall be restored out of current year Forfeitures, unadjusted for gains or losses. The preceding notwithstanding, if an Employee has terminated Service with the Employer and the value of such Employee's vested Account is not greater than $5,000 ($3,500 for Plan Years prior to January 1, 1998), the Employee's Vested Balance shall be distributable to such Employee immediately upon his date of termination, and the nonvested portion shall become immediately forfeitable. If the Plan Administrator is not able to locate an Employee described in the preceding sentence, after such Participant has incurred a one-year Break-in-Service, the vested portion may be treated as a Forfeiture, subject to reinstatement in the manner described in this Section 7.19.

        In the event that the Plan is terminated, the benefits maintained in an account under the Plan, on the date of such termination, for the benefit of a Participant, Beneficiary, or Alternate Payee who cannot be located, shall be maintained outside the Plan. Any such benefits may be maintained by the purchase of an annuity, the establishment of an individual retirement arrangement (as described in Code sections 408(a) or (b)), or by some other method or methods which meet applicable Department of Labor requirements. The Plan Administrator shall have the sole discretion in determining which method or manner, or combination thereof, from among the preceding, shall be utilized for the purpose of maintaining such benefits. The duty of the Named Fiduciaries (as defined in Section 14.01) hereunder, to maintain any such benefits under the Plan, shall be extinguished upon the placement of such benefits outside the Plan in the manner described in this paragraph.

        7.20.    Distribution for Minor Beneficiary.    In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act if such is permitted by the laws of the state in which the Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

        7.21.    Rollover Distributions.

          (a)    Direct Rollovers.    The provisions of this Section shall apply to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary, that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by a Distributee in a Direct Rollover.

          (b)    Definitions.    The following definitions shall apply for the purposes of this Section 7.21.

            (1)   Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by a Distributee.

            (2)   Distributee means any of the following: an Employee; a former Employee; an Employee's or former Employee's Spouse; an Employee's or former Employee's Surviving Spouse; an Employee's or former Employee's Spouse or former Spouse who is an alternate payee under a Qualified Domestic Relations Order, as defined in Code section 414(p), with regard to the interest of such Spouse or former Spouse.

            (3)   Eligible Retirement Plan means an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(b), an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or a qualified trust described in Code section 401(a), that accepts a Distributee's Eligible Rollover Distribution.

            (4)   Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of a Distributee, except that an Eligible Rollover Distribution does not include:

              (i)    any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of a Distributee or the joint lives (or joint life expectancies) of a Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more;

              (ii)   any distribution to the extent required under Code section 401(a)(9);

              (iii)  Effective January 1, 1999, any hardship distribution described in Code section 401(k)(2)(B)(i)(IV); and

              (iv)  any hardship distribution described in Code section 402(c)(4)(C).

            A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of Nondeductible Employee Contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

ARTICLE VIII. TOP HEAVY PLAN.

        8.01.    Definitions.    If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 2001, the provisions of this Article shall supersede any conflicting provisions in the Plan or Adoption Agreement.

          (a)    Determination Date    means, with respect to any Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year, the last day of such Plan Year.

          (b)    Permissive Aggregation Group    means that group of plans in a Required Aggregation Group, together with any plan or plans of the Employer not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code sections 401(a)(4) and 410.

          (c)    Present Value of Accrued Benefits    means the present discounted value of all Participants' accrued benefits under all defined benefit plans maintained by the Employer, discounted using the interest and mortality rates specified in the Adoption Agreement, if applicable.

          (d)    Required Aggregation Group    means that group of plans composed of each:

            (1)   plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan is terminated), and

            (2)   any other qualified plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code section 401(a)(4) or 410.

          (e)    Top-Heavy Plan Year    means a Plan Year commencing after December 31, 2001, in which the Plan is a Top-Heavy or a Super-Top-Heavy Plan.

          (f)    Top-Heavy Ratio    means the following:

            (1)   If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the one-year (1) period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required Aggregation Group or the Permissive Aggregation Group (whichever is applicable) is a fraction, the numerator of which is the sum of the Total Balances of all Key Employees as of the Determination Date (including any part of any Account balance distributed in the one-year (1) period ending on the Determination Date, but excluding any Account balance due to unrelated Rollovers and/or Plan-to-Plan Transfers), and the denominator of which is the sum of all Total Balances (including any part of any Account balance distributed in the one-year (1) period ending on the Determination Date, provided that with respect to death benefits, the amount used for Top-Heavy testing is the amount determined as above immediately prior to a Participant's death, including the cash value of life insurance policies, if any), both computed in accordance with Code section 416 and the regulations promulgated thereunder. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than Severance from Employment, death, or Disability, these provisions shall be applied by substituting "five-year (5) period" for "one-year (1) period." Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contribution which is due but unpaid as of the Determination Date, but which is required to be taken into account on that date under Code section 416 or the regulations promulgated thereunder.

            (2)   If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the one-year (1) period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required Aggregation Group or Permissive Aggregation Group (whichever is applicable) is a fraction, the numerator of which is the sum of Total Account Balances under the aggregated defined contribution plan or plans for all Key Employees determined in accordance with subsection (1) above (including any part of any Account balance distributed in the one-year (1) period ending on the Determination Date, but excluding any Account balance due to unrelated Rollovers and/or Plan-to-Plan Transfers), and the Present Value of Accrued Benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the Total Balances under the aggregated defined contribution plans for all Participants (including any part of any Account Balance distributed in the one-year (1) period ending on the Determination Date, but excluding any Account Balance due to unrelated Rollovers and/or Plan-to-Plan Transfers), and the Present Value of Accrued Benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Code section 416 and the regulations promulgated thereunder. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio shall include any distribution of an accrued benefit made in the one-year (1) period ending on the Determination Date. In the case of a distribution made for a reason other than Severance from Employment, death, or Disability, these provisions shall be applied by substituting "five-year (5) period" for "one-year (1) period."

            (3)   For purposes of subsections (1) and (2) above, the values used for determining the Top-Heavy Ratio shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code section 416 and the regulations promulgated thereunder for the first and second years of a defined benefit plan. The Account balances and accrued benefits of a Participant (A) who is not a Key Employee, but who was a Key Employee in a prior year, or (B) who has not been credited with at least one (1) Hour of Service with any Employer maintaining this Plan at any time during the one-year (1) period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account shall be made in accordance with Code section 416 and the regulations promulgated thereunder. Any amount attributable to accumulated deductible Employee contributions (as defined in Code section 72(o)(5)(A)) shall be disregarded for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of Account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

          The accrued benefit of a Participant other than a Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

        8.02.    Determination of Top-Heavy and Super Top-Heavy Status.

          (a)    Top-Heavy Status.    This Plan shall be a Top-Heavy Plan for any Plan Year commencing after December 31, 2001, if any of the following conditions exists:

            (1)   this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans and the Top-Heavy Ratio for this Plan exceeds 60%; or

            (2)   this Plan is a part of a Required Aggregation Group of Plans but not part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%; or

            (3)   this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans, and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

          (b)    Super Top-Heavy Status.    This Plan shall be a Super-Top-Heavy Plan for any Plan Year commencing after December 31, 1983, and prior to January 1, 2000, if, after first substituting the term 90% for the term 60% each time it appears in Section 8.02 (a), the Plan would meet the test for being a Top-Heavy Plan specified therein.

        8.03.    Special Vesting Requirements.    For any Top-Heavy Plan Year, the vesting schedule shall provide for 100% vesting after three (3) Years of Service unless the vesting schedule in the Adoption Agreement provides for vesting on a schedule which is at least as rapid as required for Top-Heavy plans under Code section 416(b). The minimum vesting schedule applies to all benefits within the meaning of Code section 411(a)(7) except those attributable to Participant contributions (which shall be 100% vested at all times), including benefits accrued before the effective date of Code section 416 and benefits accrued before the Plan became a Top-Heavy Plan. Further, no reduction in vested benefits may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. However, this Section does not apply to the Employer Account balance of any Employee who does not have one Hour of Service after the Plan has initially become a Top-Heavy Plan; such Employee's vested percentage in his Employer Account shall be determined without regard to this Section.

        8.04.    Special Minimum Allocation Requirements.

          (a)    In general.    For any Top-Heavy Plan Year, except as otherwise provided in subsection (b) below, for purposes of the minimum Top-Heavy allocation, the Employer Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent (3%) of such Participant's 414(q) Compensation or (in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code section 401) the largest percentage of Employer Contributions and Forfeitures, as a percentage of the lesser of a Key Employee's 414(q) Compensation, or Annual Limitation (adjusted pursuant to Code section 401(a)(17)), allocated on behalf of any Key Employee for such year.

          The minimum allocation shall be determined without regard to any Social Security contributions. The minimum allocation required (to the extent required to be nonforfeitable under Section 8.03 and Code section 416(b)) shall not be forfeited under Code section 411(a)(3)(B) or 411(a)(3)(D). This minimum allocation shall be made even though, under other Plan provisions, a Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of:

            (1)   a Participant's failure to complete a specified number of Hours of Service (if any, as set forth in the Adoption Agreement); or

            (2)   a Participant's failure to make or authorize any Salary Deferral Contributions; or

            (3)   Compensation less than a stated amount.

          A minimum Top-Heavy allocation, made on behalf of a Non-Key Employee shall be allocated to a Non-Key Participant's Salary Deferral Account for each Plan Year in which the Plan is a Top-Heavy Plan. Salary Deferral Contributions, Matching Contributions and Discretionary Contributions (and any other Employer Contributions) to the Plan shall be combined to determine the largest contribution made or required to be made for Key Employees.

          The preceding provisions of this Section 8.04 shall not apply to this Plan if, pursuant to the Adoption Agreement, this Plan enables a qualified defined benefit plan in the Required Aggregation Group of the Employer to meet the requirements of Code section 401(a)(4) or Code section 410.

          (b)    Special Rules.

            (1)   In determining a Non-Key Employee's required minimum allocation, such a Non-Key Employee's Salary Deferral Contributions for the Plan Year shall not be taken into account.

            (2)   The provisions in subsection (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year (unless otherwise specified in the Adoption Agreement).

            (3)   The provisions of subsection (a) shall not apply to any Participant to the extent such Participant is covered under any other qualified plan or plans (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code and Matching Contributions with respect to which the requirements of section 401(m)(11) of the Code are met) of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to Top-Heavy Plans shall be met in such other plan or plans.

            (4)   Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

        8.05.    Special Multiple Plan Rules.

          (a)    General rule.    For any Top-Heavy Plan Year, the term "1.0" shall be substituted for the term "1.25" each time such term appears in the definition of defined benefit plan fraction and the definition of the defined contribution plan fraction as provided in Section 5.02.

          (b)    Employees participating in only the defined benefit plan.    Employees participating in only the defined benefit plan shall receive the defined benefit minimum contribution required by Code section 416. Employees participating in only this Plan shall receive the minimum allocation required under Section 8.04.

          (c)    Employees participating in both plans.    Employees participating in both this Plan and a defined benefit plan maintained by the Employer are not required to receive a minimum contribution under each plan. The Plan Administrator shall set forth which of the applicable provisions below shall override the other terms of the Plan, to the extent necessary to satisfy the requirements of Code section 415 and/or avoid duplication of the required aggregation of multiple plans.

            (1)   The Employer shall provide the minimum contribution solely under this Plan, and the minimum contribution must equal five percent (5%) of each Non-Key Employee's 414(q) Compensation for each year with respect to which both plans are treated as Top-Heavy; or

            (2)   The Employer shall provide the minimum benefit under the defined benefit plan required by Code section 416 for each year with respect to which both plans are treated as Top-Heavy; or

            (3)   The Employer shall provide the minimum benefit by a floor offset approach (pursuant to Revenue Ruling 76-259, 1976-2 C. B. 111) under which the defined benefit minimum is provided in the defined benefit plan and is offset by the benefits provided under this Plan.

            (4)   The Plan Administrator shall prove, using a comparability analysis (pursuant to Revenue Ruling 81-202, 1981-2 C. B. 93) that the plans are providing benefits at least equal to the defined benefit minimum.

        8.06.    Change from Top-Heavy Plan to Non Top-Heavy Plan.    In the event that the Plan becomes a Top-Heavy Plan, such change shall be treated as a Plan amendment which affects the vesting schedule. In the event that the Plan, thereafter, ceases to be a Top-Heavy Plan, the effect of again following the regular vesting schedule(s) (as specified in the Adoption Agreement) shall be treated as a Plan amendment which affects the vesting schedule, and shall be governed by the provisions of Section 6.04.

        8.07    Safe Harbor Contribution Plan.    The Top-Heavy requirements of section 416 of the Code and Sections 8.01 through 8.07 of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code and Matching Contributions with respect to which the requirements of section 401(m)(11) of the Code are met.

ARTICLE IX. PLAN ADMINISTRATOR.

        9.01.    Plan Administrator.    The Plan Sponsor, as identified in the Adoption Agreement, shall be the Plan Administrator, unless the Plan Sponsor, by action of its governing body, appoints one or more individuals, or another company, as Plan Administrator. Any person, including, but not limited to, the Employees of the Plan Sponsor, shall be eligible to serve as the Plan Administrator. Any person or company so appointed shall signify his acceptance by filing written acceptance with the Plan Sponsor. A Plan Administrator may resign by delivering his written resignation to the Plan Sponsor or be removed by the Plan Sponsor by delivery, to the Plan Administrator, of written notice of removal. Such removal shall take effect on the date specified in the written notice, or, if no date is so specified, upon delivery to the Plan Administrator. Upon the resignation or removal of a Plan Administrator, the Plan Sponsor shall promptly designate in writing a successor to this position. If the Plan Sponsor does not appoint a successor Plan Administrator, the Plan Sponsor shall function as the Plan Administrator.

        If the Plan Sponsor serves as Plan Administrator, the Plan Sponsor may, by action of its governing body, appoint a committee consisting of more than one (1) person (hereinafter referred to as the "Committee") who shall assist the Plan Administrator in the administration of the Plan. All actions taken by the Committee shall be deemed actions taken by the Plan Administrator, and the Plan Administrator shall have Fiduciary responsibility in connection with such actions, except with respect to willful misconduct or gross negligence. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Plan Administrator, and expenses not paid by the Plan Administrator shall be paid by the Trustee out of the principal or income of the Trust. The members of the Committee shall not receive compensation with respect to their services for the Committee. The Committee shall have such powers as may be necessary to discharge its duties, including all powers set forth in Section 9.03(b). A majority of the members of the Committee shall constitute a quorum for the transaction of business. No action shall be taken except upon a majority vote of the Committee members. An individual shall not vote or decide upon any matter relating solely to himself or vote in any case in which his individual rights or claim to any benefit under the Plan is particularly involved. If, in any case in which a Committee member is so disqualified to act, and the remaining members cannot agree, the governing body of the Plan Sponsor shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter relating to such disqualification.

        9.02.    Signatures.    The Plan Administrator shall designate the person or persons who shall be authorized to sign for the Plan Administrator.

        9.03.    General Powers and Authority of Plan Administrator.

          (a)    Plan Administrator is a Fiduciary.    The Plan Administrator shall be a Named Fiduciary (within the meaning of Section 4.02(a)(2) of ERISA) of the Plan.

          (b)    Powers of Plan Administrator.    The Plan Administrator shall control and manage the operation and administration of the Plan according to its terms and provisions, and shall have all powers necessary to accomplish these purposes, including, but not limited to, the power, in its sole and absolute discretion:

            (1)   to make written rules, regulations and by-laws for the administration of the Plan, provided such are not inconsistent with the terms and provisions of the Plan, copies of which shall be delivered to the Trustee and to the Employer in order to be effective;

            (2)   to construe, within its sole discretion, all terms, provisions, conditions and limitations of the Plan (provided that, in all cases the construction which shall be required and which shall control shall permit the Plan to comply with ERISA or qualify under Code section 401);

            (3)   to correct any defect, supply any omission, or reconcile any inconsistency that may appear in this Plan, in such manner and to such extent as it shall deem expedient to carry the Plan into effect for the greatest benefit of all interested parties;

            (4)   to select, employ and compensate such investment professionals, retirement plan professionals, accountants, advisers, attorneys, recordkeepers, consultants, advisors and other agents and employees as it may deem necessary or advisable in the proper and efficient administration of this Plan;

            (5)   to determine all questions relating to eligibility for participation, vesting and benefits, including the authority to settle, in a compromised fashion, any disputed claims against the Plan;

            (6)   to direct the Trustee concerning the payment and distribution of the Trust Fund;

            (7)   to establish and maintain records concerning the Accounts of the Participants;

            (8)   to determine, through a reasoned process, the appropriate allocation of expenses between the Plan Sponsor and the Plan;

            (9)   to file with the appropriate government agency (or agencies) annual reports, plan descriptions, summary plan descriptions, and other pertinent documents which may be duly requested;

            (10) to determine the proper voting of proxy materials, except with respect to Employer Securities (as defined in Section 10.04(a)), related to the Investment Options (as defined in Section 10.02) or to appoint a Committee to handle the same. Generally, a proxy will be voted to support the management proposals, however, proposals which could be detrimental to the interests of the Plan and the Participants will be voted against;

            (11) to delegate to one or more officers of the Employer, or, if there is a Committee, to one or more members of the Committee, the right to act on behalf of the Plan Administrator in all matters connected with the administration of the Plan and Trust;

            (12) to delegate to one or more individuals such of the above powers and duties as the Plan Administrator shall deem appropriate;

            (13) to establish reasonable contingency plans in the event there is a failure of the written rules, regulations and by-laws for the administration of the Plan due to the year 2000; and

            (14) to interpret "written," including any derivative of that term, in accordance with statutory and regulatory provisions which impact electronic transmissions and retention of information and documentation.

        9.04.    Uniform Administration.    Whenever, in the administration of the Plan, any action is taken by the Plan Administrator, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which shall discriminate in favor of Participants who are officers, shareholders, or are Highly Compensated Participants.

        9.05.    Finality of Decision.    The decision of the Plan Administrator in matters within its jurisdiction involving the Plan shall be final, binding and conclusive upon the Employer and upon each Employee, Participant, Beneficiary, alternate payee and every other person or party. The Plan Administrator shall have the exclusive discretionary authority to construe the terms of the Plan, and the exclusive discretionary authority to determine eligibility for all benefits hereunder. Any such determination and/or interpretation, of the Plan, adopted by the Plan Administrator shall be final and conclusive and shall bind all parties.

        9.06.    Self Interest of Participant.    No agent or representative of the Plan Administrator shall have any right to vote or decide upon any matter relating solely to himself, or to any of his rights, or benefits under the Plan.

        9.07.    Plan Records.    The Plan Administrator shall keep appropriate records of its acts and determinations in the administration of the Plan, and shall make such records as they pertain to any Participant or Beneficiary available for examination by such Participant, Beneficiary, or alternate payee during normal business hours.

        9.08.    Bonding and Liability of Plan Administrator.    A bond or other security shall be required of any individual empowered to act on behalf of the Plan Administrator to the extent required by ERISA. The Employer shall indemnify and save such individuals, and hold each of them harmless from the effects and consequences of their acts, their omissions and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct or gross negligence.

        9.09.    Reporting and Disclosure.    The Plan Administrator shall file or cause to be filed with the appropriate offices of the Internal Revenue Service and the Department of Labor all reports, returns, notices and other information required under ERISA, the Code, or applicable regulations and shall provide the Participants and their Beneficiaries, and any alternate payees with such information as may be required by ERISA, the Code, or any applicable regulations.

        9.10.    Power and Responsibilities of the Employer and Plan Sponsor.

          (a)    Duties.    The Employer shall supply all such information to the Plan Administrator and the Trustee as is necessary for each to fulfill its duties hereunder.

          (b)    Power to appoint Trustee and Plan Administrator.    The Plan Sponsor shall be empowered to appoint and remove the Trustee, Additional Trustees, Successor Trustees, Joint Trustees, Co-Trustees and/or the Plan Administrator from time to time as it deems necessary for the proper administration of the Plan.

          (c)    Funding policy method.    The Plan Sponsor shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short term need for liquidity (e.g., to pay benefits) or whether liquidity is a long term goal and investment growth (and stability of the same) is a more current need, or may appoint a qualified party to do so. The Plan Sponsor or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such funding policy and method shall be consistent with the objectives of this Plan and with the requirements of Title I of ERISA.

          (d)    Service of legal process.    The Plan Sponsor shall serve as agent for the service of legal process at its principal office.

          (e)    Performance reviews.    The Plan Sponsor shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Plan Sponsor or by a qualified party specifically designated by the Employer, through day-to-day contact and evaluation, or through other appropriate means.

        9.11.    Payment of Expenses.    All expenses of administration not paid by the Employer or charged to the Participant shall be paid out of the Trust Fund to the extent that such expenses (as non-settlor functions) are permitted, by the Department of Labor, to be paid in such manner. Such expenses shall include any reasonable expenses incident to the administration of the Plan, including, but not limited to, reasonable fees of retirement plan and investment professionals, accountants, counsel, consultants, advisers and other specialists and their agents, and other costs of administering the Plan, including, but not limited to, fees associated with any investment option or with activities related to Participants and their Accounts (e.g., processing loans, hardship withdrawals, or investment direction). Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expenses incurred. Any administration expenses paid to the Trust Fund as a reimbursement shall not be considered an Employer contribution.

ARTICLE X. PARTICIPANT DIRECTION OF INVESTMENTS.

        10.01.    Investment Options.    The Plan Sponsor, with the consent of the Trustee, shall establish, maintain and make available to Participants a selection of options for the investment of all Participants' Accounts. The Plan Sponsor, with the consent of the Trustee, shall select these options from time to time in its sole discretion. Such options shall be referred to herein as Investment Options. At any time, the Trustee or Employer may, at their sole discretion, close any option to future purchases. Investment Options may have different investment objectives and varying degrees of risk and potential for appreciation. Such Investment Options may include, without limitation, shares of registered investment companies, pooled separate accounts of life insurance companies, single or commingled trust offered by a bank, group annuity contracts with life insurance companies, employer securities, limited partnerships, and certificates of deposit, or any combination thereof. The Employer shall provide such investment information as shall be necessary to comply with the regulations issued pursuant to ERISA section 404(c).

        10.02.    Participant-Directed Investment Account.    Unless otherwise specified in the Adoption Agreement, each Participant shall be empowered to direct the investment of his monies in all his Accounts among the Investment Options made available under the Plan. In this regard, unless otherwise specified in the Adoption Agreement, the Plan shall be intended to be an ERISA section 404(c) plan and, thereby, the Plan Fiduciaries may be relieved of liability for losses which may occur as a result of Participants' investment direction. Notwithstanding the general and specific powers granted the Trustee under the Trust, the Trustee shall invest all or a portion of the Participants' Accounts in the amounts and manner set forth in this Article, unless otherwise specified in the

Adoption Agreement. The transfers of monies between Investment Options shall be invested at the direction of the Plan Administrator. The amounts and timing of the transfers shall be provided in the form of written instruments from the Plan Administrator to the Trustee.

        10.03.    Investment Direction.

          (a)    Investment election.    A Participant who has established any Account within the Plan shall, by filing a written direction with the Plan Administrator, specify the percentage of his Accounts which are to be invested in each of the Investment Options described in Section 10.02. The Plan Administrator may limit the percentage alternatives available in a uniform and non-discriminatory manner. Any investment direction given by a Participant shall be deemed to be a continuing direction until changed.

          (b)    Absence of affirmative direction.    If a Participant fails to provide the Plan with an investment direction, the Plan Administrator will direct the investment of the Participant's account, until such time as the Participant provides his or her first affirmative direction. In consideration of the risk tolerances, time horizons and investment needs of the average Participant, and of the common investment allocations of large retirement plans, Accounts for Participants who do not affirmatively select their investment options will be invested according to the percentage allocations of the moderate asset allocation model. Such monies will continue to be invested using the percentage allocations of that model until and unless the Plan Administrator decides to change this decision for all Participants who have not provided investment directions or until the Plan Administrator determines that a different investment selection is appropriate for a Participant. In making these decisions, the Plan Administrator is not responsible for inquiring into the specific goals or needs of a Participant.

          (c)    Change of investment election.    As of the beginning of the Plan Year, and at least quarterly thereafter (unless otherwise specified in the Adoption Agreement), and at any other time so designated by the Plan Administrator, a Participant may, by a writing filed with the Plan Administrator, establish new investment directions. The Plan Administrator may implement such procedural rules it deems necessary to permit the transfer among the Investment Options.

          (d)    Transfers between options.    Participants shall be provided with a reasonable opportunity to give investment instructions in writing to the Plan Administrator, who shall comply with such instructions. The Plan Administrator shall decline instructions which would generate income that would be taxable to the Trust. The Plan Administrator shall also establish limitations on the frequency with which a Participant may give investment instructions. Compliance with such instructions shall at all times be subject to any restrictions provided under the applicable contracts with the investment products.

          (e)    Oral instructions.    The Plan Administrator may, at its sole discretion, establish procedures to receive investment instructions orally. If such procedures are established, any oral instruction shall be followed by a written confirmation of such instructions and shall be sent to the Participant by first class mail or other reasonable means.

          (f)    Other restrictions.    If a Plan is subject to the provisions of this Article, and a Participant or Beneficiary requests a distribution of his benefits, the timing, manner and form of any such distribution shall be subject to the conditions and obligations of the investment option or options selected by the Participant, as well as those of the Plan. Furthermore, the Plan Administrator shall have the authority, for administrative reasons, to instruct the Trustee to transfer monies to a segregated option that is a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market option, or other short-term debt security acceptable to the Trustee until such time as an allocation pursuant to this Plan can be made. Such administrative reasons shall include, but are not limited to, the transfer of monies from another plan to this Plan, the liquidation of an investment option, the delivery of monies to the Trust upon the maturity of bonds or Guaranteed Investment Contracts or other such instruments, and upon the termination or partial termination of the Plan. Also, the Employer and/or the Trustee shall have the power to liquidate options and transfer them to one or more segregated accounts, as described in the preceding sentence, if the Employer and/or the Trustee believes it is prudent to do so in light of the Employer's and/or Trustee's fiduciary duties to the Plan's Participants. The Employer and/or Trustee shall have the authority to take such actions, without any prior notice to Participants, but shall notify the Plan Administrator of the Trustee's action as soon as practicable thereafter. The Plan Administrator shall notify the affected Participants and Beneficiaries within 90 days of any such transfer.

        10.04    Investment Direction—Employer Securities

          (a)    Definitions.    For purposes of this Article the following definition applies:

            (1)   Employer Securities—means shares of common stock issued by the Plan Sponsor, as identified in the Adoption Agreement.

            (2)   Responsible Fiduciary—means the individual or party identified in the Adoption Agreement.

          (b)    Investment Election—Employer Securities

            (1)   Participant Election—If provided for in the Adoption Agreement, a Participant may file a written direction with the Plan Administrator specifying which percentage of his Accounts are to be invested in Employer Securities. The Plan Administrator may limit the Accounts and the percentage alternatives available to be invested in Employer Securities in a uniform and non-discriminatory manner. Any restrictions on transferring from or into Employer Securities will be specified in the Adoption Agreement and comply with federal securities law.

            (2)   Employer Contributions and Forfeitures. In the event that Employer Contributions are invested in Employer Securities, as specified in the Adoption Agreement, a Participant may elect, in accordance with procedures established by the Plan Administrator, to transfer (and the Adoption Agreement shall specify if such transfer is irrevocable) a percentage of the amounts in his Employer Contributions that are invested in Employer Securities pursuant to the restrictions identified in the Adoption Agreement.

          (c)    Proxy Voting—Employer Securities.    When the Plan Sponsor files preliminary or final proxy solicitation materials with the Securities and Exchange Commission, the Plan Sponsor shall cause a copy of all materials to be simultaneously sent to the Responsible Fiduciary. Based on these materials, the Responsible Fiduciary will ensure that a voting instruction form is prepared. At the time of mailing of notice of each annual or special stockholders' meeting of the Plan Sponsor, the Plan Sponsor shall cause a copy of the notice and all proxy solicitation materials to be sent to each Participant and Beneficiary with an interest in Employer Securities held in the Trust, together with the foregoing voting instruction form to be returned to the Responsible Fiduciary or its designee. The Responsible Fiduciary shall provide the Trustee with a copy of any materials provided to the Participants and Beneficiaries and shall certify to the Trustee that the materials have been mailed or otherwise sent to the Participants and Beneficiaries.

          Each Participant and Beneficiary with an interest in Employer Securities held in the Trust shall have the right to direct the manner in which to vote the number of shares of the Employer Securities reflecting such Participant's or Beneficiary's proportional interest in the Employer Securities held in the Trust (both vested and unvested). Directions from a Participant or Beneficiary to the Responsible Fiduciary concerning the voting of the Employer Securities shall be communicated in a then acceptable written format. These directions shall be held in confidence by the Responsible Fiduciary and shall not be divulged to the Plan Sponsor, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Responsible Fiduciary shall direct the Trustee on how to vote the shares of the Employer Securities reflecting the Participant's or Beneficiary's proportional interest in the Employer Securities held in the Trust as directed by the Participant.

          If applicable, select Option 1, 2, or 3

          Option #1: Shares of the Employer Securities reflecting Participant's or Beneficiary's proportional interest in the Employer Securities held in the Trust (both vested and unvested) for which it has received no directions from Participants or Beneficiaries shall be voted in the same proportion on each issue as it votes those shares for which it received voting directions from Participants and Beneficiaries. Shares of the Employer Securities not credited to Participants' or Beneficiaries' Accounts shall be voted in the same proportion on each issue as it votes those shares credited to Participants' or Beneficiaries' Accounts for which it received voting directions from Participants or Beneficiaries. If the Responsible Fiduciary determines that it would be imprudent to vote shares of Employer Securities in the manner described herein, he or she will change the manner in which shares are voted so as to comply with his or her fiduciary responsibilities under the applicable law.

          Option #2: Shares of the Employer Securities reflecting Participants' or Beneficiaries' proportional interest in the Employer Securities held in the Trust (both vested and unvested) for which it has received no directions from Participants or Beneficiarys shall not be voted. Shares of the Employer Securities held in the Trust that are not credited to Participants' or Beneficiaries' Accounts shall not be voted. If the Responsible Fiduciary determines that it would be imprudent to vote shares of Employer Securities in the manner described herein, he or she will change the manner in which shares are voted so as to comply with his or her fiduciary responsibilities under the applicable law.

          Option #3: Shares of the Employer Securities, held in the Trust, irregardless of if the shares are credited to Participants' or Beneficiaries' Accounts, shall be voted by the Responsible Fiduciary.

          (d)    Tender Offers—Employer Securities.    Upon commencement of a tender offer for any securities held in the Trust that are Employer Securities, the Responsible Fiduciary shall notify each Participant or Beneficiary of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to each Participant or Beneficiary the same information that is distributed to other stockholders of the Plan Sponsor in connection with the tender offer. The Plan Sponsor shall provide the Responsible Fiduciary with a copy of any material provided to the Participants and Beneficiaries. The Responsible Fiduciary shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants and Beneficiaries.

          Each Participant and Beneficiary shall have the right to direct the Responsible Fiduciary to tender or not to tender some or all of the shares of the Employer Securities reflecting his proportional interest in the Employer Securities held in the Trust (both vested and unvested). Directions from a Participant or Beneficiary to the Responsible Fiduciary concerning the tender of the Employer Securities shall be communicated in a then acceptable written format. These directions shall be held in confidence by the Responsible Fiduciary and shall not be divulged to the Plan Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Responsible Fiduciary's services hereunder. The Responsible Fiduciary shall tender shares of Employer Securities as directed by the Participant or Beneficiary. To the extent that Participants and Beneficiaries fail to affirmatively direct the Responsible Fiduciary or fail to issue valid directions to the Responsible Fiduciary to tender shares of the Employer Securities credited to their Accounts, they will be deemed to have instructed the Responsible Fiduciary not to tender those shares. Accordingly, the Responsible Fiduciary shall not tender shares of Employer Securities credited to a Participant's or Beneficiary's Accounts for which it has received no directions or invalid directions from him.

          The Responsible Fiduciary shall tender that number of shares of the Employer Securities not credited to the Participants' and Beneficiaries' Accounts which is determined by multiplying the total number of shares of the Employer Securities not credited to Participants' and Beneficiaries' Accounts by a fraction of which the numerator is the number of shares of the Employer Securities credited to Participants' and Beneficiaries' Accounts for which the Responsible Fiduciary has received valid directions from Participants and Beneficiaries to tender (which directions have not been withdrawn as of the date of this determination) and of which the denominator is the total number of shares of the Employer Securities credited to the Participants' and Beneficiaries' Accounts.

          A Participant or Beneficiary who has directed the Responsible Fiduciary to tender some or all of the shares of the Employer Securities credited to his Accounts may, at any time prior to the tender offer withdrawal date, direct the Responsible Fiduciary to withdraw some or all of the tendered shares, and the Responsible Fiduciary shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of the Employer Securities not credited to Participants' or Beneficiaries' Accounts have been tendered, the Responsible Fiduciary shall redetermine the number of shares of the Employer Securities that would be tendered under this Section if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of the Employer Securities not credited to Participants' or Beneficiaries' Accounts necessary to reduce the amount of tendered Employer Securities not credited to Participants' or Beneficiaries' Accounts to the amount so redetermined. A Participant or Beneficiary shall not be limited as to the number of directions to tender or withdraw that he may give to the Responsible Fiduciary.

          A direction by a Participant or Beneficiary to the Responsible Fiduciary to tender shares of the Employer Securities reflecting his proportional interest in the Employer Securities held in the Trust shall not be considered a written election by him to withdraw, or have distributed, any or all of his withdrawable shares. The Responsible Fiduciary shall credit to each proportional interest of the Participant or Beneficiary from which the tendered shares were taken the proceeds received by the Responsible Fiduciary in exchange for the shares of Employer Securities tendered from that interest.

          The Responsible Fiduciary will comply with the provisions of this Section 10.04(d) unless he or she determines that it is imprudent to do so, in which case he or she will carry out the provisions of this Section in a manner which complies with his or her fiduciary responsibilities under applicable law.

ARTICLE XI. PARTICIPANT LOANS.

        11.01.    Availability of Loans.    The Plan may permit a Participant to obtain a loan from the Plan. The Plan's written loan policy shall set forth all loan rules and restrictions.

        11.02.    Loan Policy.    The loan policy ("Loan Policy") shall be a written document setting forth the specific provisions for Participant loans, and is herein incorporated as part of the Plan by reference. A signed copy of the Loan Policy shall be kept on file by the Plan Administrator, and also shall be set forth in the Summary Plan Description for the Plan. The Loan Policy shall include (1) the identity of the person or position authorized to administer the Participant loan program; (2) a procedure for applying for loans; (3) the basis on which loans shall be approved or denied; (4) limitations (if any) on the types and amounts of loans offered; (5) the procedure under the program for determining a reasonable rate of interest; (6) the types of collateral which may secure a Participant loan; (7) the events constituting default and the steps that shall be taken to preserve Plan assets in the event of such default; and (8) all other information sufficient to apprise all possible borrowers of the scope and procedures of the loan program. Loans shall be available to Plan Participants on a nondiscriminatory basis without regard to any individual's race, color, religion, sex, age or national origin.

        11.03.    Loan Documents.    The originals of all promissory notes and other forms requested by the Trustee in respect of any loan shall be retained by the Trustee (or an authorized representative of the Trustee), or the Plan Administrator (or an authorized representative of the Plan Administrator) as long as the loan is outstanding.

ARTICLE XII. ADOPTION, TERMINATION AND RELATED MATTERS.

        12.01.    Adoption Agreement.    The Plan Sponsor shall adopt this Plan by its Adoption Agreement complete in every respect and agreeing to be bound as an Employer by all the terms of the Plan with respect to its Eligible Employees. The Adoption Agreement shall specify the Effective Date of such adoption of the Plan and shall become, to the Employer and its Employees, a part of this Plan. The Employer shall be solely responsible for establishing and maintaining the tax-qualified status of this Plan.

        12.02.    Right to Amend Reserved.

          (a)    Right to Amend.    The Employer, by action of its corporate officers, general manager (if applicable), managing partner (if applicable), or any individual appointed pursuant to Section 9.01 (regarding the Plan Administrator), shall have the right at any time and from time to time to amend the Plan, subject to the limitations of this Section 12.02(a). However, any amendment which affects the rights, duties or responsibilities of the Trustee or Plan Administrator, may only be made with the Trustee's and Plan Administrator's written consent.

          Notwithstanding the immediately preceding paragraph, an amendment shall require the approval or ratification of the Plan Sponsor's Board of Directors if the effect of such amendment is to:

            (1)   terminate the Plan;

            (2)   cease benefit accruals or contributions;

            (3)   significantly change the cost of funding or operating the Plan;

            (4)   restate the Plan;

            (5)   effect a permissible change which materially affects Participants' rights;

            (6)   otherwise significantly alter the Plan Sponsor's rights, liabilities and burdens with respect to the Plan.

          (b)    No Protected Benefit may be eliminated.    No amendment to the Plan shall eliminate a Protected Benefit, except to the extent permitted under Regulation section 1.411(d)(6).

        12.03.    Limitations on Employer's Right to Amend.    No such amendment shall, without a Participant's consent (except as otherwise specifically permitted under this Plan), deprive, limit, lessen or restrict any vested right or interest to which any Participant is already entitled under the Plan. Furthermore, no such amendment may decrease the Vested Balance of a Participant, nor may it eliminate or reduce an Early Retirement benefit, nor may it eliminate a Protected Benefit.

        12.04.    Right to Terminate.    The Employer reserves the right to terminate the Plan in whole or in part with respect to its Employees at any time by giving written notice to the Trustee. Any such notice shall designate the Effective Date of such termination. Upon the termination or partial termination of the Plan by an Employer with respect to its Employees by an Employer, the affected Participants with respect to whom the Plan has wholly or partially terminated, shall be 100% vested in their Accounts. After payment of all expenses, and the proportionate adjustment of Participants' Accounts to reflect such expenses, net income or loss of the Trust Fund and allocation to date of termination, and requirements of section 401(k)(2)(B) of the Code, benefits shall be distributed to each Participant, as soon as administratively practicable, as provided herein. The Employer may notify the Internal Revenue Service in writing of such termination with respect to its Employees. Notwithstanding the preceding, the Plan Sponsor reserves the right to terminate the Plan in whole or in part at any time by giving written notice to the Trustee.

        Upon such termination, the Employer may distribute all amounts held under the Plan except, however, that amounts attributable to salary deferrals shall not be distributed if the affected Participants shall be employed by a successor employer maintaining a qualified plan with a salary deferral arrangement.

        12.05.    Suspension of Contributions.    In the event of a complete discontinuance of contributions to this Plan, the vested percentage of each Participant in his Employer Account shall be 100%.

        12.06.    Merger, Partial Merger, Consolidation, and Transfer of Assets.    This Plan and Trust may be merged, partially merged, or consolidated with, or assets and/or liabilities may be transferred to, or from, any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before such transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any Protected Benefit, nor cause any Participant to vest less rapidly in any Employer Account than would have otherwise been the case prior to said transfer, merger, or consolidation.

        Unless specifically prohibited in the Adoption Agreement, the Plan shall accept assets transferred from a Plan qualified under Code section 401(a). Upon the transfer of any assets or liabilities in connection with the merger, partial merger, or consolidation of another plan qualified under Code section 401(a) with this Plan, the Plan Administrator may direct that the total of Employee transfers made in cash after a Valuation Date be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market fund, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Plan Administrator.

        Any amounts transferred to this Plan from another plan, as described in the preceding paragraph, that are attributable to contributions from the Employer that maintained such plan, shall be fully vested upon such merger, unless otherwise provided in the Adoption Agreement or in an amendment to the Plan addressing such transfer, merger, or consolidation.

        12.07.    Partial Termination.    Upon a determination by the Plan Administrator in its sole and absolute discretion, that a partial termination of the Plan has occurred with respect to a group of Participants, the Trustee shall, in accordance with the directions of the Plan Administrator, allocate and segregate for the benefit of the affected Employees then or theretofore employed by the Employer with respect to which the Plan is being terminated the proportionate interest of such Participants in the Trust Fund. The funds so allocated and segregated shall be used by the Trustee to pay benefits to or on behalf of Participants in accordance with Section 12.08.

        12.08.    Liquidation of the Trust Fund.    Upon termination or partial termination of the Plan, the Accounts of all Participants affected thereby shall become fully vested, and the Plan Administrator shall direct the Trustee to implement either subsection (a) or (b) below.

          (a)    Continuing the Trust.    Under this option, the Trustee shall continue to administer the Trust Fund and pay Account balances in accordance with Section 7.07, to Participants affected by the termination upon their termination of employment or to their Beneficiaries upon such a Participant's death, until the Trust Fund has been liquidated.

          (b)    Liquidating the Trust.    Under this option, the Trustee shall, as soon as administratively practicable, distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, Former Participants and Beneficiaries in proportion to their respective Account balances. In case the Plan Administrator directs liquidation of the Trust Fund pursuant to paragraph (a) of this Section, the expenses of administering the Plan and Trust, if not paid by the Employer, shall be paid from the Trust Fund. A liquidation of the Trust Fund may be delayed in the event the Employer has made an application with the Internal Revenue Service for a determination of the Plan's qualified status upon termination and such liquidation is pending a favorable determination.

        12.09.    Manner of Distribution.    To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, in securities or other assets in kind, or in non-transferable annuity contracts, as the Plan Administrator shall determine. All non-cash distributions shall be valued at fair market value as of the date of distribution. Distributions due to the termination or partial termination of the Plan shall be made in accordance with the modes of distribution provided for in the Plan. Except, however, that in the event of the termination of the Plan and liquidation of the Trust, distributions shall only be made in a lump sum unless the Adoption Agreement provides for the purchase of annuities.

        12.10.    No Reversion to Employers.    Except as provided herein, no portion of the principal or the income of the Trust Fund shall revert to or be recoverable by the Employer (or any Participating Employer) or ever be used for or diverted to any purpose other than for the exclusive benefit of the Participants, Beneficiaries or alternate payees, provided, however, that:

          (a)    Deductibility.    All Employer contributions are conditioned upon the deductibility of the contributions under section 404 of the Code, then, to the extent the deduction is disallowed, the Plan shall, upon written request of the Employer (or Participating Employer), return such amounts as may be permitted by law to such Employer (or Participating Employer) as appropriate, within one year after the date the deduction is disallowed; and

          (b)    Mistake of Fact.    If a contribution or any portion thereof is made by the Employer (or Participating Employer) by a mistake of fact, the Plan shall, upon written request of the Employer, return such amounts as may be permitted by law to the Employer (or Participating Employer), within one year after the date of payment to the Trust; and

          (c)    Initial Qualification.    All Employer contributions are conditioned upon the initial qualification of the Plan and Trust under Code sections 401 and 501. The contributions of the Employer (or of a Participating Employer) to the Trust for all Plans Years, with the gains and losses thereon, shall be returned by the Plan to the Employer (or such Participating Employer), within one year in the event that the Commissioner of the Internal Revenue Service either issues an adverse determination on the initial qualification of the Plan and Trust or fails to rule that the Plan and Trust were as of such date qualified and tax-exempt (within the meaning of Code sections 401 and 501); and

          (d)    Other Allowable Provisions.    Assets may be returned to the Employer (or Participating Employer) to the extent such return is permitted by ERISA, the Code, the Income Tax

  Regulations, Department of Labor Regulations, or any other authorities or guidance issued by the United States Department of Treasury, the Internal Revenue Service, or the Department of Labor.

        12.11.    Determination of Returned Amount.    Provided, however, that the return of any contributions to the Employer (or Participating Employer) pursuant to Section 12.10 (a), (b) or (d), shall satisfy the following requirements:

          (a)   the amount returned shall not exceed the amount which would have been contributed had there been no error in determining the deduction or mistake of fact, as the case may be;

          (b)   the amount returned shall not include the earnings attributable to such contributions;

          (c)   the amount returned shall be reduced by any losses attributable to such contributions;

          (d)   the individual Account of any Participant (or Beneficiary or alternate payee) shall not be reduced, by the return of such contributions, to less than such Account would have been had the returned contributions never been made.

ARTICLE XIII. PARTICIPATING EMPLOYERS.

        13.01.    Adoption By Other Employers.    Notwithstanding anything herein to the contrary, with the consent of the Plan Sponsor and Trustee, any other corporation or entity, whether an Affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by delivering to the Plan Sponsor and Trustee a properly executed document evidencing said intent and will of such Participating Employer.

        13.02.    Requirements of Participating Employers.

          (a)    Trustee.    Unless otherwise specifically provided in the Adoption Agreement, each Participating Employer shall be required to use the same Trustee as provided in this Plan, or as provided in such separate Trust Agreement as shall be specified in the Adoption Agreement.

          (b)    Trust Funds.    The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof. However, the assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer or Participating Employer who contributed such assets.

          (c)    Transfers.    The transfer of any Participant from or to the Employer or a Participating Employer, whether an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

          (d)    Participant rules.    All rights and values forfeited by termination of employment shall inure, in accordance with Section 4.06(f), only to the benefit of the Participants of the Employer or Participating Employer by which the forfeiting Participant was employed, except if the Forfeiture is for an Employee whose Employer is an Affiliate, then said Forfeiture shall inure to the benefit of the Participants of those employers who are Affiliates, unless otherwise provided in the Adoption Agreement. Should an Employee of one ("First") Employer be transferred to an associated ("Second") Employer which is an Affiliate, such transfer shall not cause his Account balance (generated while an Employee of the "First" Employer) in any manner, or by any amount to be forfeited. Such Employee's Participant Account balance for all purposes of the Plan, including length of Service, shall be considered as though he had always been employed by the "Second" Employer, and as such had received contributions, Forfeitures, earnings or losses, and appreciation or depreciation in value of assets totaling the amount so transferred.

          (e)    Expenses.    Any expenses of the Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

        13.03.    Designation of Agent.    Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and the Plan Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Plan Sponsor as its agent.

        13.04.    Employee Transfers.    It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated Service and eligibility. No such transfer shall effect a termination of employment hereunder.

        13.05.    Participating Employer's Contribution.

          (a)    In general.    A Participating Employer's Contributions shall be applied according to one of the following methods as specified in the Adoption Agreement:

            (1)   All contributions made by a Participating Employer and the allocation of related Forfeitures, as provided for in this Plan, shall be determined separately by each Participating Employer, and shall be paid to and held by the Trustee for the exclusive benefit of the Employees of such Participating Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan. On the basis of the information furnished by the Plan Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the Accounts and credits of the Employees of each Participating Employer.

            (2)   Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated among all Participants of all Participating Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Plan Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the Accounts and credits of the Employees of each Participating Employer.

          (b)    Contracts.    The Trustee may, but need not, register contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

        13.06.    Amendment.    Amendment of this Plan shall only be done by the Plan Sponsor, and with the consent of the Trustee, where such consent is necessary in accordance with the terms of the Plan. Written action by each and every Participating Employer, and with the consent of the Trustee where such consent is necessary in accordance with the terms of the Plan or the Adoption Agreement, shall only be required if so provided in the Adoption Agreement.

        13.07.    Discontinuance of Participation.    Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate plan qualified under Code section 401(a) for its Employees; provided, however, that no such transfer shall be made if the result is the elimination or reduction of any Protected Benefit. If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of such separate Trust Agreement as shall be in effect. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or delivered for purposes other than the exclusive benefit of the Employees (and their Beneficiaries) of such Participating Employer.

        13.08.    Plan Administrator's Authority.    The Plan Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

        13.09.    Participating Employer's Contribution for Affiliate.    If any Participating Employer is prevented in whole or in part from making a contribution to the Trust Fund which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code section 404(a)(3)(B), so much of the contribution which such Participating Employer was so prevented from making may be made, for the benefit of the participating Employees of such Participating Employer, by the other Participating Employers who are members of the same affiliated group within the meaning of Code section 1504, to the extent of their current or accumulated earnings or profits. However, any such contribution by each such other Participating Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan without regard to this paragraph. A Participating Employer, on behalf of whose Employees a contribution is made under this paragraph, shall not reimburse the contributing Participating Employers.

ARTICLE XIV. MISCELLANEOUS PROVISIONS.

        14.01.    Named Fiduciaries and Allocation of Responsibility.    The Named Fiduciaries of this Plan are (1) the Employer and (2) the Plan Administrator. The Named Fiduciaries shall have only those powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have sole and absolute discretion for making the contributions provided for under Article III, and shall have sole and absolute discretion to appoint and remove the Trustee and the Plan Administrator; to formulate the Plan's "funding policy and method;" and to amend or terminate, in whole or in part, the Plan. The Plan Administrator shall have sole and absolute discretion for the administration of the Plan, which responsibility includes the sole and absolute discretion to interpret the Plan and to determine eligibility for benefits, including the amount of benefits. The Trustee shall have sole and absolute discretion of management of the assets held under the Trust, except those assets, the management of which have been assigned to an Investment Manager, who shall have sole and absolute discretion for the management of the assets assigned to it, all as specifically provided herein. Each Named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions herein, authorizing or providing for such direction, information or action. Furthermore, each Named Fiduciary may rely upon any such direction, information or action of another Named Fiduciary as being proper under the provisions of the Plan, and is not required to inquire into the propriety of any such direction, information or action. It is intended under the provisions of the Plan that each Named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No Named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the Named Fiduciaries shall be empowered with the sole discretion to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

        14.02.    Nonalienability of Benefits.    The rights of Participants and Beneficiaries to receive any benefit payment under this Plan may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process, except to the extent otherwise provided for herein with respect to:

  (a)
  Qualified Domestic Relations Orders;

  (b)
  Loans to Participants;

  (c)
  An offset of a Participant's benefits under this Plan that is the result of a judgment of conviction for a crime involving the Plan, or under a civil judgment (including a consent order or decree) for a violation of fiduciary responsibilities under ERISA, or under a settlement agreement between the Participant and the Secretary of Labor for a violation (or alleged violation) of fiduciary responsibilities (including fiduciary duties) that orders or requires the Participant to pay the Plan issued or entered into on or after August 5, 1997. However, the judgment, order, decree, or settlement agreement must specifically provide for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's benefits under this Plan.

        This provision shall not preclude the enforcement of a federal tax levy made pursuant to Code section 6331, or the collection by the United States on a judgment resulting from an unpaid tax assessment.

        14.03.    Rights to Trust Assets.    No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund except as provided under this Plan, and then only to the extent of the benefits payable to such Employee or Beneficiary out of the Trust Fund.

        14.04.    No Diversion of Trust Fund.    No part of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries.

        14.05.    Name and Address Change.    Each Participant and each Beneficiary of a deceased Participant shall at all times be responsible for notifying the Plan Administrator of any change in his name or address. If any check payment of a benefit hereunder (which was mailed to the last address of the payee as shown on the records of the Plan Administrator) is returned unclaimed, further payments shall be discontinued until the Plan Administrator directs otherwise.

        14.06.    Plan Not an Employment Contract.    The adoption and continuance of this Plan by the Employer (or Participating Employer) shall not be deemed to constitute a contract of employment between the Employer (or Participating Employer) and any Participant, Employee or other person; nor shall it be deemed to be consideration for, inducement to, or a condition of employment of any person.

        14.07.    Controlling Law.    All legal questions pertaining to the Plan, all constructions and all regulations shall be determined in accordance with the laws of the State of the Employer unless otherwise preempted by ERISA or other federal law.

        14.08.    Severability.    If any provision of this Plan shall be held invalid or illegal for any reason, such illegality or invalidity shall not affect the remaining provisions, but each provision shall be fully severable, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted.

        14.09.    Legal Action.    In the event any claim, suit, or proceeding (the "claim") is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Plan Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Plan Administrator, they shall be entitled to be reimbursed from the Trust fund for any and all costs, attorney's fees, and other expense (the "expenses") pertaining thereto incurred by them for which they shall have become liable. Alternatively, the Plan Sponsor may, in its discretion, reimburse the Trustee or Plan Administrator for any expenses resulting from such a claim. If a claim is not resolved in favor of the Plan Administrator, the Plan Sponsor shall nonetheless reimburse the Plan Administrator from any such expenses (including any damages or settlement amounts) unless the liability of the Plan Administrator was due to intentional violation of the law or to a wanton and willful disregard for the law. If a claim is not resolved in favor of the Trustee, the Plan Sponsor shall nonetheless reimburse the Trustee from any such expenses (including any damages or settlement amounts) unless the liability of the Trustee was due to its gross negligence, willful misconduct, lack of good faith, or breach of fiduciary duties under ERISA.

        14.10.    Employer's and Trustee's Protective Clause.    Neither the Employer (nor any Participating Employer) nor the Trustee, nor their successors, shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided for by any such Contract, or for the action or omission by any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

        14.11.    Insurer's Protective Clause.    Any insurer who shall issue a Contract hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

        14.12.    Receipt and Release for Payments.    Any payment to any Participant, his legal representative, Beneficiary, any alternate payee, or to the estate of a Participant, Beneficiary or alternate payee, or to any guardian or committee appointed for such Participant, Beneficiary, alternate payee, or estate in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer (or Participating Employer), either of whom may require such Participant, legal representative, Beneficiary, alternate payee, guardian, or committee, or administrator or executor or such estate, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

        14.13.    Action by the Employer.    Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

        14.14.    Headings for Convenience.    Headings of Articles and Sections are included solely for convenience or reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

        14.15.    Words Used.    Wherever appropriate, the masculine gender shall be construed to include the feminine gender and neuter, and the feminine gender shall be construed to include the masculine gender and neuter. Words used in the singular shall be construed to include plurals, and the plural to include the singular.

        14.16.    Reference to Code or ERISA Sections.    Reference to the provision of any particular section of the Code or ERISA shall be deemed reference to any section of the Code or ERISA which may hereafter contain the same or similar provision.

        14.17.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all counterparts shall, together, constitute only one Plan document.

APPENDIX A
JOINT AND SURVIVOR ANNUITY REQUIREMENTS.

        01.    Provisions of this Section take Precedence.    The provisions of this section shall apply, notwithstanding any conflicting provision in this Plan, to any Participant who is credited with at least one (1) Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided for in this section, unless the Adoption Agreement (a) does not permit the payment of benefits in the form of a life annuity; (b) does not permit Plan-to-Plan Transfers; and (c) specifically excludes the provisions of this section.

        02.    Qualified Joint and Survivor Annuity.    Unless an optional form of benefit is selected by a Participant pursuant to a Qualified Election within the Notice Period ending on the Annuity Starting Date, a married Participant's Vested Balance shall be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Balance shall be paid in the form of a life annuity. A Participant may elect to have such an annuity distributed upon the attainment of the Earliest Retirement Age under the Plan and Adoption Agreement.

        03.    Definitions.    For purposes of this section, the following terms shall have the meaning provided herein.

          (a)    Annuity Starting Date    means the first day of the first period for which an amount is paid as an annuity or any other form.

          (b)    Earliest Retirement Age    means the earliest date on which, under the Plan and Adoption Agreement, a Participant may elect to receive retirement benefits.

          (c)    Election Period    means the period which begins on the first day of the Plan Year in which a Participant attains age 35 and ends on the date of a Participant's death. If a Participant Separates from Service prior to the first day of the Plan Year in which age 35 is attained, with respect to the Account balance as of the date of separation, the Election Period shall begin on the date of separation.

          (d)    Pre-age 35 Waiver    means the special Qualified Election waiver of the Qualified Pre-retirement Survivor Annuity, by a Participant who shall not have attained age 35 as of the end of any current Plan Year. Such waiver shall be for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant shall attain age 35.

          Such special Qualified Election shall not be valid unless a Participant receives a written explanation of the Qualified Pre-retirement Survivor Annuity in such terms as are comparable to the explanation required under section 05. Qualified Pre-retirement Survivor Annuity coverage shall be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this section.

          (e)    Qualified Joint and Survivor Annuity    means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than fifty percent (50%) nor more than one-hundred percent (100%) of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse, and which is the amount of benefit which can be purchased with the Participant's Vested Account Balance. The percentage of the survivor annuity under the Plan shall be fifty percent (50%) unless a different percentage is provided for in the Adoption Agreement.

          (f)    Qualified Election    means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Pre-retirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Pre-retirement Survivor Annuity shall not be effective unless:

            (1)   a Participant's Spouse consents in writing to the election;

            (2)   the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

            (3)   the Spouse's consent acknowledges the effect of the election; and

            (4)   the Spouse's consent is witnessed by a Plan representative or a notary public.

          Also, a Participant's waiver of a Qualified Joint and Survivor Annuity shall not be effective unless the Qualified Election designates the form of benefit payment (method of distribution) which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent).

          Exceptions to spousal consent. A waiver shall be deemed a Qualified Election if it is established to the Plan Administrator's satisfaction that:

            (1)   there is no Spouse; or

            (2)   that the Spouse cannot be located; or

            (3)   pursuant to section 1.401(a)-20, Q&A-27 of the Income Tax Treasury Regulations, the Spouse is legally incompetent to give consent.

          In the event that the Spouse is not legally competent to give consent, then the Spouse's legal guardian, even if the guardian is the Participant, may give such consent. For purposes of the preceding, legal competency and legal guardianship shall be determined by state law. Where there is a question as to which state has jurisdiction to determine such matters, the Plan Administrator may determine which jurisdiction shall control.

          Any consent by a Spouse obtained under this provision (or the establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by a Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit (method of distribution) where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless a Participant has received notice as provided in section 05.

        04.    Qualified Pre-retirement Survivor Annuity.    Unless an optional form of benefit has been selected by a Participant pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date, then the Participant's Vested Account Balance shall be applied, at the discretion of the Surviving Spouse, toward the purchase of an annuity for the life of the Surviving Spouse, subject to the restrictions of sections 07. and 08. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

        05.    Notice Requirements.

          (a)    Qualified Joint and Survivor Annuity.    In the case of a Qualified Joint and Survivor Annuity as described in this section, the Plan Administrator shall, no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date, provide each Participant a written explanation of:

            (1)   the terms and conditions of a Qualified Joint and Survivor Annuity;

            (2)   the Participant's right to make, and the effect of an election to waive, the Qualified Joint and Survivor Annuity form of benefit;

            (3)   the rights of the Participant's Spouse; and

            (4)   the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

          (b)    Qualified Pre-Retirement Survivor Annuity.    In the case of a Qualified Pre-retirement Survivor Annuity, the Plan Administrator shall provide each Participant within the applicable period for such Participant, a written explanation of the Qualified Pre-retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements in subsection (a) above applicable to a Qualified Joint and Survivor Annuity.

          The applicable period for a Participant is whichever of the following periods ends last:

            (1)   the period beginning with the first day of the Plan Year in which a Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which a Participant attains age 35;

            (2)   a reasonable period ending after an Employee becomes a Participant;

            (3)   a reasonable period ending after this section first applies to a Participant.

          Notwithstanding the preceding, notice must be provided within a reasonable period ending after Separation from Service in the case of a Participant who Separates from Service before attaining age 35.

          For purposes of this subsection, a reasonable period ending after the enumerated events described in (2) and (3) is the end of the two (2) year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after such date. In the case of a Participant who Separates from Service before the Plan Year in which age 35 is attained, notice shall be provided within the two (2) year period beginning one (1) year prior to separation and ending one (1) year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined in accordance with this section.

        06.    Transitional Rules.

          (a)    In general.    Participants who satisfy the following conditions shall have the opportunity to elect to have their benefits paid in accordance with subsection (b). This section 06.applies to Participants who were not receiving benefits under the Plan on August 23, 1984, and who:

            (1)   are credited with at least one (1) Hour of Service under this Plan (or a predecessor plan) in a Plan Year beginning on or after January 1, 1976, and had at least ten (10) Years of vesting Service when they Separated from Service with the Employer; or

            (2)   are credited with at least one (1) Hour of Service under this Plan (or a predecessor plan) on or after September 2, 1974, and who are not otherwise credited with any Service in a Plan Year beginning on or after January 1, 1976.

          Participants described in this subparagraph (a) shall be afforded the opportunity to make the appropriate election during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to such Participants.

          (b)    Right to Automatic Joint and Survivor Annuity.    For a Participant described in subsection (a) above, benefits under the Plan shall be distributed in the form of a Qualified Joint and Survivor Annuity, unless a Participant elects otherwise. A Participant described in subsection (a)(2) above who has elected to have his benefits paid in accordance with this section 06., and any Participant described in subsection (a)(1) above, who does not make such election or who is described in subsection (a)(1), but does not have at least ten (10) Years of vesting Service upon Separation from Service, shall have benefits distributed in accordance with all of the following requirements of this subsection.

          Benefits received under the Plan shall be provided in the form of a Qualified Joint and Survivor Annuity, unless a Participant has elected otherwise during the applicable election period, if benefits in the form of a life annuity become payable to a married Participant who:

            (1)   begins to receive payments under the Plan on or after Normal Retirement Age; or

            (2)   dies on or after Normal Retirement Age while still working for the Employer; or

            (3)   begins to receive benefit payments on or after Qualified Early Retirement Age; or

            (4)   Separates from Service on or after attaining Normal Retirement Age (or Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits.

          For this subsection (b), the applicable election period shall begin at least six (6) months before a Participant attains Normal Retirement Age (or Qualified Early Retirement Age) and shall end no more than 90 days before the commencement of benefits. Any election under this provision shall be in writing and may be changed by a Participant at any time.

          (c)    Election of early survivor annuity.    A Participant who is employed after attaining Qualified Early Retirement Age, shall be able to elect, during the applicable election period, to have a survivor annuity payable upon death. If a Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been paid to the Spouse under a Qualified Joint and Survivor Annuity if such Participant had retired on the day before such Participant's death.

          For this subsection (c), the applicable election period begins on the later of the 90th day before a Participant attains Qualified Early Retirement Age, or the date on which participation begins, and the election period ends on the date a Participant terminates employment. Any election under this provision shall be in writing and may be changed by a Participant at any time.

          (d)    Qualified Early Retirement Age.    For purposes of section 06., Qualified Early Retirement Age is the latest of:

            (1)   the earliest date, under the Plan (or as specified in the Adoption Agreement) on which a Participant may elect to receive retirement benefits;

            (2)   the first day of the 120th month beginning before a Participant reaches Normal Retirement Age; or

            (3)   the date a Participant begins participation.

        07.    Account Balance Not Greater than $5,000.    The provisions of this section shall not apply for any Participant whose Vested Balance, at the Annuity Starting Date, is not greater than $5,000. Specifically, the otherwise applicable consent requirements shall not apply. In such event, a Participant's Vested Account Balance shall be distributed in a lump sum.

        08.    Consent Required for Certain Distributions Exceeding $5,000.    A partial or total distribution may not be made when the present value of the nonforfeitable accrued benefit (including Employer and Employee contributions, but not including accumulated deductible Employee contributions) exceeds $5,000, unless the distribution is consented to in writing by the Participant and Participant's Spouse, if any (or where either the Participant or the Spouse has died, the survivor). Notwithstanding the preceding, a distribution may be made without consent if, and only if, the distribution is automatically in the form of a Qualified Pre-retirement Survivor Annuity or a Qualified Joint and Survivor Annuity.

        The consent of a Participant and such Participant's Spouse shall be obtained in writing within the 90 day period ending on the Annuity Starting Date. The Plan Administrator shall notify a Participant and such Participant's Spouse of the right to defer any distribution until such Participant's Account Balance is no longer immediately distributable. Notwithstanding the preceding, only a Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the Account balance is immediately distributable. An Account is immediately distributable if any part of the Account balance could be distributed to a Participant (or Surviving Spouse) before a Participant attains (or would have attained if not deceased) the later of Normal Retirement Age, or age 62.

        For purposes of the preceding paragraph, the applicable notice shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit (methods of distribution) available under the Plan. Such explanation shall be in a manner that would satisfy the notice requirements of section 05(a), and Code section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date.

ADOPTION AGREEMENT FOR

METALS USA, INC. UNION 401(k) PLAN

        This Adoption Agreement is hereby executed on the 8th day of July, 2004, by Metals USA, Inc. (hereinafter referred to as the "Employer"), in its capacity as Plan Sponsor of the Metals USA, Inc. 401(k) Plan.

        WHEREAS, effective October 1, 1998, the Employer heretofore established for the exclusive benefit of its eligible employees and their beneficiaries, a defined contribution plan, known as the Metals USA, Inc. Union 401(k) Plan (the "Plan") and trust intended to qualify under sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code") to recognize the efforts made to its successful operation by its employees and to reward such contribution; and

        WHEREAS, that the Plan is intended to comply with the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), the Uruguay Round Agreements Act ("GATT"), the Small Business Job Protection Act of 1996 ("SBJPA"), the Taxpayer Relief Act of 1997 ("TRA of 97"), the Internal Revenue Service Restructuring and Reform Act of 1998 ("RRA 98"), the Community Renewal Tax Relief Act of 2000 ("CRA 2000"), the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") and the Code, and the regulations promulgated thereunder; and

        WHEREAS, the Plan is an individually designed plan, and not a prototype or volume submitter plan, although for convenience the Plan utilizes this Adoption Agreement and a basic plan document which together constitute the entire Plan;

        WHEREAS, the Employer desires to amend and restate the Plan effective as of January 1, 2004;

        NOW, THEREFORE, the Employer hereby amends and restates the Plan in its entirety, effective as of January 1, 2004, notwithstanding any other provisions of the Plan to the contrary, as follows:

        This Adoption Agreement shall be used only in conjunction with the basic plan document identified as the Metals USA, Inc. Union 401(k) Plan. References in this Adoption Agreement to a specific "Plan Section" shall mean the relevant Section of the basic plan document. All defined terms used in this Adoption Agreement are defined in the basic plan document if not defined herein

        I.    The Employer and Plan Sponsor:    Metals USA, Inc.

  A.
  The Employer and Plan Sponsor's address and telephone number are:

    Metals USA, Inc.
    One Riverway, Suite 1100
    Houston, TX 77056
    (713) 965-0990

  B.
  The Employer and Plan Sponsor's taxpayer identification number:

    76-0533626

  C.
  The Employer and Plan Sponsor's fiscal year is:

    January 1—December 31

  D.
  The Plan Year is the following twelve (12) consecutive-month period:

    January 1—December 31

  E.
  The Plan Anniversary Date is:

    December 31

  F.
  The Plan Administrator is:

    Administrative Committee
    Metals USA, Inc.
    One Riverway, Suite 1100
    Houston, TX 77056

  G.
  The original Effective Date of the Plan is:

    October 1, 1998

  H.
  The name of the Plan is:

    Metals USA, Inc. Union 401(k) Plan

  I.
  The Plan Number is:

    002

        II.    Eligibility and Service:

  A.
  An Employee shall be eligible to participate in the Plan on the Entry Date which next follows his completion of six full months of Service if such Employee is covered by a collective bargaining agreement which provides for participation in the Plan.

  B.
  Entry Date means the first day of the first payroll period in each calendar month.

  C.
  Years of Service shall be determined under the Elapsed Time Method, pursuant to Plan Section 1.71(b). Hours of Service shall be determined based on actual hours pursuant to Plan Section 1.33(a)-(f).

  D.
  Break in Service shall have the meaning set forth in Plan Section 1.09(b).

  E.
  All Years of Service with the Employer or an Affiliate shall be credited for purposes of eligibility and vesting under the Plan.

        III.    Contributions:

  A.
  Salary Deferral Elections

  1.
  For any Plan Year, a Participant's Salary Deferral Election shall be the percentage of Compensation specified in the Participant's Salary Deferral Agreement which amount shall be between 1% and 25% of such Participant's Compensation for such Plan Year. The amount each Participant may elect to contribute to the Plan pursuant to a Salary Deferral Election shall be limited to the dollar limit in effect for the Plan Year pursuant to Section 402(g) of the Code.

  2.
  Each Participant who has or will attain at least the age of 50 on or before the last day of the Plan Year shall be entitled to make Catch-Up Contributions, as defined in and in accordance with Section 414(v) of the Code.

  3.
  Each Participant may modify his Salary Deferral Agreement at any time, such modification to be effective as soon as administratively practical following receipt of such modification by the Plan Administrator.

  4.
  Each Participant may cancel his Salary Deferral Agreement on a prospective basis at any time, such cancellation to be effective as soon as administratively practical following receipt of such cancellation by the Plan Administrator.

    5.
    Each Participant may reinstate his Salary Deferral Agreement at any time, to be effective as soon as administratively practical following receipt of such reinstatement by the Plan Administrator.

    6.
    Salary Deferral Contributions, including Catch-Up Contributions, will be allocated to the Salary Deferral Contribution Account established for each eligible Participant.

  B.
  Matching Contributions

  1.
  Each Plan Year (or such shorter period as may be prescribed by the Employer), the Employer, in its discretion, may contribute Matching Contributions to the Trust on behalf of each eligible Participant in an amount which does not exceed 50% of each eligible Participant's Salary Deferral Contributions for the Plan Year that do not exceed 6% of such Participant's Compensation for the Plan Year (or such shorter period as may be prescribed by the Employer). Matching Contributions, if any, will be made on behalf of each eligible Participant, regardless of whether such Participant remains in the employ of the Employer on the last day of the Plan Year. If the Employer elects to make Matching Contributions periodically throughout the Plan Year (e.g., coincident with the contribution of Salary Deferral Contributions or quarterly), the Matching Contribution will be equal to the matching contribution percentage as applied to the Participant's Salary Deferral Contributions for such period.

  2.
  In addition, to the extent that Matching Contributions are made on a periodic basis, the Employer reserves the right to make additional "True-up" Matching Contributions as of the end of the Plan Year equal to the difference between the amount of Matching Contributions that were made on a periodic basis and the amount of Matching Contributions that would have been made on behalf of such Participant if Matching Contributions had been made on an annual basis. True-up Matching Contributions, if any, will be made on behalf of each eligible Participant who is employed by the Employer on the last day of the Plan Year.

  3.
  The Employer, in its discretion, may contribute Supplemental Matching Contributions to the Trust on behalf of each eligible Participant in an amount equal to a percentage, as determined by the Employer, of the amount by which the Participant's Compensation was reduced for the Plan Year pursuant to a Salary Deferral Agreement, or such other percentage or dollar amount determined by the Employer on a nondiscriminatory basis. Supplemental Matching Contributions, if any, will be made on behalf of each eligible Participant who is employed by the Employer on the last day of the Plan Year.

  4.
  Matching Contributions shall be allocated to each eligible Participant's Matching Contribution Account.

  5.
  Catch-Up Contributions shall be disregarded for purposes of determining the amount of Matching Contributions, True-up Matching Contributions and Supplemental Matching Contributions, whether such determination is made as of the end of the Plan Year or periodically throughout the Plan Year.

  C.
  Discretionary Contributions

  1.
  The Employer may make Discretionary Contributions to the Plan for any Plan Year. The Employer shall, in its sole discretion, determine from year to year whether Discretionary Contributions shall be made for any Plan Year and shall, in its sole discretion, determine the amount of any such Discretionary Contributions.

  2.
  Participants eligible to share in an allocation of a Discretionary Contribution shall be those Participants who are employed by the Employer on the last day of the Plan Year;

      provided however, Participants who terminate their employment during the Plan Year due to death, Disability, or attainment of Early or Normal Retirement Age shall also share in an allocation of any Discretionary Contribution.

    3.
    Discretionary Contributions shall not be limited to net Profits and shall be determined by the Employer in its sole discretion.

    4.
    Discretionary Contributions shall be allocated to each eligible Participant in a nondiscriminatory manner in the ratio that each eligible Participant's Compensation bears to the total Compensation of all eligible Participants.

    5.
    Discretionary Contributions shall be allocated to the Discretionary Contributions Account established for each eligible Participant.

  D.
  Related and Unrelated Rollover Contributions (as defined in Plan Section 1.57) shall be allowed, from all Employees without regard to whether an Employee has met the eligibility requirements to otherwise participate in the Plan. However, Employees may not rollover any amounts attributable to Nondeductible Employee Contributions or IRA or annuity rollovers as described in Code Section 408(a) or 408(b).

  E.
  Nondeductible Employee Contributions shall not be allowed.

  F.
  Transfers directly to the Plan from other qualified plans shall be allowed pursuant to the limitations set forth in Plan Section 3.12.

        IV.    Forfeitures

  A.
  Forfeitures shall be used to offset Plan expenses in accordance with Plan Section 4.06(f)(2). Any remaining forfeitures shall be used to reduce current or future Employer Contributions, in accordance with Plan Section 4.06(f)(5).

        V.    Definitions of Compensation:

  A.
  For purposes of determining the amount of Contributions which shall be allocated to each eligible Participant's Accounts in the Plan, Compensation shall mean Code Section 415(c) Compensation as defined in Plan Section 1.11(b)(1)-(11).

  B.
  For purposes of nondiscrimination testing, Section 414(s) Compensation shall be determined in accordance with Plan Section 1.11(d).

        VI.    Vesting:

  A.
  The vested interest in the Matching Contribution Account and Discretionary Contribution Account of any Participant shall be determined in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 1	0%
1 but less than 2	25%
2 but less than 3	50%
3 but less than 4	75%
4 or more	100%
  B.
  A Participant shall be 100% vested in his Matching Contribution Account and Discretionary Contribution Account upon attainment of Early Retirement Age (as defined in Plan Section 1.14) or Normal Retirement Age (as defined in the Plan Section 1.45), or upon death or Disability, if such Participant is still employed with the Employer as of such date.

  C.
  A Participant shall be 100% vested in his Salary Deferral Contribution Account at all times.

        VII.    Distributions and Withdrawals:

  A.
  The permissible forms of distribution under the Plan shall be those included in Plan Section 7.08(a)(1)-(3). The joint and survivor annuity provisions set forth in Appendix A of the basic plan document shall apply. Therefore spousal consent will be required for any distribution, loan or withdrawal under the Plan.

  B.
  Financial Hardship

  1.
  A Participant may request a withdrawal from his Salary Deferral Account for purposes of Financial Hardship. The amount of the withdrawal will be limited in accordance with Plan Section 7.11(f). The permissible reasons for obtaining a Financial Hardship Withdrawal are limited to those permitted under Plan Section 7.11(b). The determination of resources readily available shall be based on the provisions described in Plan Section 7.11(e).

  C.
  Inservice Withdrawals

  1.
  A Participant may withdraw all or a portion of his Rollover Account at any time.

  2.
  A Participant may withdraw all or a portion of his Nondeductible Employee Account at any time.

  3.
  Upon attainment of age 59 1/2, a Participant may withdraw 100% of his vested Account balances under the Plan.

  D.
  Disability

  1.
  In accordance with Plan Section 7.04(a), all of a Participant's Plan Accounts will become fully vested and distributable in the event of his Disability. A Participant's Disability for purposes of the Plan shall be determined pursuant to Plan Section 7.04(b)(2).

        VIII.    Other Plans of the Employer:

  A.
  The Employer also maintains the Metals USA, Inc. 401(k) Plan.

        IX.    Affiliated Employers:

  A.
  Metals USA Carbon Flat Rolled, Inc.

  B.
  Metals USA Flat Rolled Central, Inc.

  C.
  Metals USA Building Products, L.P.

  D.
  i-Solutions Direct, Inc.

  E.
  Metals USA Plates and Shapes Southcentral, Inc.

  F.
  Metals USA Plates and Shapes Southeast, Inc.

  G.
  Metals USA Specialty Metals Northcentral, Inc.

  H.
  Metals USA Plates and Shapes Southwest, L.P.

  I.
  Metals USA Contract Manufacturing, Inc.

  J.
  Metals USA Plates & Shapes Northeast, L.P.

  K.
  Wilkof-Morris Steel Corporation

        X.    Participating Employers:

    Metals USA Plates and Shapes Southeast, Inc.
    Metals USA Plates and Shapes Northeast, L.P.

        XI.    Participating Unions

    Employees represented by the United Steelworkers union at the Greenville location of Metals USA Plates and Shapes Southeast, Inc.

    Employees represented by the United Steelworkers union at the Seekonk location of Metals USA Plates and Shapes Northeast, L.P., except those employees who are participants in the Congdon & Carpenter Company Retirement Plan.

        XII.    Investments

  A.
  Each Participant may designate the funds in which their Accounts will be invested from among the various investment alternatives selected by the Plan Administrator and made available under the terms of the Plan. Each Participant may direct the investment of the amounts in all of his Accounts. The Plan Administrator shall designate the investment funds available under the Plan and shall have the sole discretion and authority to amend the designation of investment options, including the discretion and authority to remove any investment fund from the investment alternatives available under the Plan. Each Participant may modify his or her investment instructions on a daily basis through telephonic or electronic means made available to Participants by a third-party administrative company engaged to perform administrative functions for the Plan, subject only to the investment fund restrictions with regard to the amount of time required for trades to settle and be reflected in the Participant's account balance.

  B.
  Plan loans shall be permitted in accordance with Article XI of the Plan Document.

  C.
  Life insurance contracts shall not be offered as an investment option for any Plan Participant.

  D.
  Metals USA, Inc. Stock Warrants are a former investment alternative. Metals USA, Inc. Stock Warrants remain in the Plan as a "frozen" Investment Option. A Participant is permitted to hold and sell Metals USA, Inc. Stock Warrants; however, in no event may a Participant purchase additional Metals USA, Inc. Stock Warrants.

        XIII.    Trustee and Trust Agreement

  A.
  Effective January 1, 2004, the Employer appointed Nationwide Trust Company, FSB, as the Trustee of the Trust maintained in connection with the Plan, and adopted the Nationwide Trust Company, FSB Trust Agreement as the trust instrument for the Plan.

        XIV.    Nondiscrimination Testing

  A.
  The Actual Deferral Percentage ("ADP") Test pursuant to Plan Section 3.05 and the Actual Contribution Percentage ("ACP") Test pursuant to Plan Section 3.09 shall be performed by using the prior year testing method.

        The Adoption Agreement shall only be used in conjunction with the basic plan document identified as the Metals USA, Inc. Union 401(k) Plan.

        IN WITNESS WHEREOF, on the day and year first written, the Employer has adopted and executed this Adoption Agreement in counterparts which, together with the basic plan document, shall comprise the entire Plan document.

EMPLOYER:
METALS USA, INC.
By:	/s/ JOHN HAGEMAN
Name: John A. Hageman Title: Sr. Vice President and General Counsel

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METALS USA, INC. UNION 401(k) PLAN BASIC PLAN DOCUMENT AND ADOPTION AGREEMENT July 8, 2004
TABLE OF CONTENTS
ARTICLE I. DEFINITIONS.
ARTICLE II. ELIGIBILITY AND PARTICIPATION.
ARTICLE III. CONTRIBUTIONS.
ARTICLE IV. PARTICIPANT ACCOUNTS AND ALLOCATIONS.
ARTICLE V. LIMITATIONS ON ALLOCATIONS.
ARTICLE VI. VESTING.
ARTICLE VII. BENEFITS AND DISTRIBUTIONS.
ARTICLE VIII. TOP HEAVY PLAN.
ARTICLE IX. PLAN ADMINISTRATOR.
ARTICLE X. PARTICIPANT DIRECTION OF INVESTMENTS.
ARTICLE XI. PARTICIPANT LOANS.
ARTICLE XII. ADOPTION, TERMINATION AND RELATED MATTERS.
ARTICLE XIII. PARTICIPATING EMPLOYERS.
ARTICLE XIV. MISCELLANEOUS PROVISIONS.
APPENDIX A JOINT AND SURVIVOR ANNUITY REQUIREMENTS.
ADOPTION AGREEMENT FOR METALS USA, INC. UNION 401(k) PLAN